SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PS BUSINESS PARKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

701 Western Avenue

Glendale, California 91201

March 19, 2021

Dear fellow shareholders:

This past year we faced unprecedented challenges from the global COVID-19 pandemic. Throughout this crisis, we have remained focused on protecting the health and safety of our employees while serving the needs of our customers and communities. Amidst these challenges, we have delivered strong operating results for our shareholders and are steadfast in our commitment to long-term value creation.

We are pleased to invite you to attend our 2021 Annual Meeting of Shareholders on Tuesday, April 20, 2021. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our shareholders and employees. To attend, vote, and submit questions during the Annual Meeting, please visit www.virtualshareholdermeeting.com/PSB2021 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately fifteen (15) minutes prior to the start of the Annual Meeting. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

This letter includes the official notice of meeting, proxy statement, and form of proxy. The proxy statement describes in detail the matters listed in the notice of meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you vote as soon as possible. You may vote your shares over the Internet, by telephone, or, if you elect to receive printed proxy materials, by mail by following the instructions on the proxy card or the voting instruction card. Of course, even if you vote your shares ahead of time, you may still attend the meeting.

Thank you for your continued support of PS Business Parks, Inc., especially during these uncertain and challenging times. We look forward to seeing you at our 2021 Annual Meeting.

Sincerely,

John W. Petersen

Interim President and Chief Executive Officer

and Chief Operating Officer

NOTICE OF THE 2021 ANNUAL MEETING OF SHAREHOLDERS

March 19, 2021

To our shareholders:

We invite you to attend the 2021 Annual Meeting of Shareholders of PS Business Parks, Inc.

Date	Tuesday, April 20, 2021

Time	11:30 a.m., Pacific Time

Place	Virtually via the Internet at: www.virtualshareholdermeeting.com/PSB2021

Matters to be Voted On

●   Election of Directors

●   Advisory vote to approve executive compensation

●   Approval of the reincorporation of the Company from the State of California to the State of Maryland

●   Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2021

●   Any other matters that may properly be brought before the meeting

Record Date	Close of business on February 26, 2021

Proxy Materials	The notice of meeting, proxy statement, and Annual Report on Form 10-K are available free of charge at the Investor Relations section of psbusinessparks.com

If you hold your shares in street name and do not provide voting instructions, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. See “How Proxies will be Voted” on page 85 of this Proxy Statement.

We sent a proxy statement to shareholders of record at the close of business on February 26, 2021, together with an accompanying form of proxy card and Annual Report, on or about March 19, 2021. Whether or not you expect to attend, we urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage prepaid envelope or vote via telephone or the Internet in accordance with the instructions on the enclosed proxy card. If you attend the meeting, you may vote your shares in person, which will revoke any prior vote.

Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our shareholders and employees. To attend, vote, and submit questions during the Annual Meeting, please visit www.virtualshareholdermeeting.com/PSB2021 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately fifteen (15) minutes prior to the start of the Annual Meeting. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

While we intend to hold the Annual Meeting virtually, we are actively monitoring the COVID-19 situation and the federal, state, and local government regulations that may affect the format of our Annual Meeting, including the ability to hold the Annual Meeting virtually. In the event it is not possible or advisable to hold the Annual Meeting virtually, we will announce the alternative meeting arrangements, which may include changing the date or location of the meeting or holding the meeting physically, in a press release filed with the Securities and Exchange Commission as promptly as practicable. We encourage you to monitor the Investor Relations section of our website at psbusinessparks.com for updated information about the Annual Meeting.

On behalf of the Board of Directors,

Jeffrey D. Hedges

Executive Vice President,

Chief Financial Officer, and Secretary

Important Notice Regarding Availability of Proxy Materials for the 2021 Annual Meeting: This Proxy Statement and our 2020 Annual Report are available at the Investor Relations section of our website, psbusinessparks.com.

2021 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all the information you should consider. You should carefully read the entire proxy statement before voting.

PROXY STATEMENT

Your vote is very important. The Board of Directors (the Board) of PS Business Parks, Inc. (the Company, PS Business Parks, or PSB) requests that you allow the proxies named on the proxy card to represent your shares of PS Business Parks common stock (Common Stock) or, with respect to Proposal 3, your depositary shares of PS Business Parks preferred stock.

At the Board’s direction, our management has prepared this proxy statement, which is being sent or made available to you and our other shareholders on or about March 19, 2021.

ANNUAL MEETING OVERVIEW

Voting Matters

Proposal	Board Recommendation	Vote Required	Page

Election of Directors (Proposal 1)	FOR each nominee	Majority of Common Stock votes cast(1)	17

Advisory Vote to Approve Compensation of Named Executive Officers (Proposal 2)	FOR	Non-binding Common Stock vote	38

Approval of the reincorporation of the Company from the State of California to the State of Maryland (Proposal 3)	FOR	Majority of outstanding Common Stock and majority of outstanding preferred stock, voting as separate classes	63

Ratification of Ernst & Young LLP as independent registered public accounting firm for 2021 (Proposal 4)	FOR	Majority of Common Stock votes cast	80

(1)	Directors not receiving a majority of votes are required to submit their resignation to be considered by the Board.

PS Business Parks • 2021 Proxy Statement • 1

COMPANY OVERVIEW AND 2020 HIGHLIGHTS

PS Business Parks, Inc. (NYSE: PSB), a California corporation that has elected to be taxed as a real estate investment trust (REIT), acquires, develops, owns, and operates commercial properties, primarily multi-tenant industrial, flex, and office space. The Company wholly owns 27.7 million rentable square feet (RSF) concentrated in 12 submarkets spread across six states and holds a 95% interest in a 395-unit apartment complex and a 98.2% interest in a 411-unit multifamily apartment complex development.

RESPONSE TO COVID-19

The COVID-19 pandemic has created one of the most difficult operating environments in our Company’s history and has highlighted the importance of sustainable operations and financial fortitude in withstanding disruptions and crises. Our long-term strategy, dedicated employees, and fortress balance sheet allowed us to continue operating in difficult market conditions with a focus on serving our customers, protecting our employees, and creating shareholder value.

Serving our Customers

Many of our customers operate essential businesses; as such, we have kept our parks open and operational throughout the pandemic. With a focus on health and safety, we implemented protocols consistent with local, state, and federal guidelines and best practices, and we made significant capital investments in our properties by installing safety and sanitary equipment in an effort to reduce the likelihood of COVID-19 spread at our parks. Further, in order to continue to serve our customers, we instituted virtual tours, remained flexible on lease terms, and supercharged our electronic marketing channels.

Many of our customers faced, and some continue to face, severe disruptions to their business as a result of the COVID-19 pandemic. We have partnered with approximately 11% of our customers, based on rental income, to provide rent relief in the form of rent deferrals, rent abatement, or both in an effort to provide these customers time to adjust their operations and address liquidity needs. In doing so, we believe that we have helped many of our hardest hit customers better position themselves to remain solvent through the COVID-19 pandemic and beyond.

Protecting and Supporting our Employees

Our commitment to our employees was paramount in our approach to navigating the COVID-19 pandemic. We instituted new health and safety protocols focused on our employees and their families, which allowed us to continue to serve our customers safely. We implemented a work-from-home arrangement for all corporate employees and field team members whose roles and responsibilities allow for remote working. We have offered an optional return-to-office policy with strict safety protocols, including safe social distancing practices and utilization of satellite offices, and instituted new office norms to ensure healthy interactions, providing protective equipment, protective barriers, temperature checks, designated walkways, and strict adherence to safety protocols when utilizing communal areas.

Shifting Our Focus to Value Preservation and Advancement of Long-Term Strategic Capabilities

The COVID-19 pandemic directly affected the Company’s business and operations in 2020. Importantly, the Company faced significant operational difficulties, rent collection challenges, and reduced demand, in part as a result of the pandemic’s adverse economic effects and government restrictions on commercial activity.

In response, under the leadership of our senior management team, the Company took significant steps to adapt its strategic and operational priorities to focus on short-term value preservation while still advancing initiatives to enhance long-term strategic capabilities. Management’s key operational priorities included (i) stabilizing occupancy, (ii) maintaining lease economic values above a desired threshold as measured by our proprietary

PS Business Parks • 2021 Proxy Statement • 2

lease valuation metric, (iii) reducing accounts receivables to be in-line with historic averages, and (iv) maximizing repayment of deferred rent provided to certain customers to help mitigate the effects of the COVID-19 pandemic to their businesses. In addition, management focused on several key strategic priorities, including (i) initiating searches for key executive positions to further bolster the senior executive team, (ii) investing in the Company’s information technology platform to enhance data collection and analytics, and (iii) pursuing redevelopment entitlements for near-term redevelopment opportunities.

WE ARE DEDICATED TO CREATING LONG-TERM VALUE AND DELIVERING SUPERIOR RESULTS

Although the unprecedented challenges created by the COVID-19 pandemic required us to implement the short-term value preservation measures discussed above, our longstanding core strategy remains focused on creating value over the long-term. In 2020, we implemented the following principal strategies for creating long-term value:

●	continued portfolio refinement, targeting desired product-type density and scale in each of our core markets through acquisitions, developments, and dispositions;

●	effective containment of transaction costs, such as make-ready projects and leasing costs;

●	developing and empowering our dedicated and experienced in-house teams to lease and manage our portfolio effectively; and

●	optimizing our “fortress” balance sheet, which allows us to seize accretive growth opportunities through various operating cycles.

Achieving Core-Market Density and Scale through a Disciplined Investment Strategy

We enhanced and refined our presence in our core gateway markets, with high barriers to entry and attractive demographics, through accretive acquisitions and developments and prudent dispositions, including:

●

The acquisition of Pickett Industrial Park, a 246,000 square foot infill multi-tenant industrial park located in Alexandria, Virginia. The park consists of three buildings with suites ranging from 7,000 to 75,000 square feet, and is strategically located inside the Capital Beltway in the rapidly redeveloping Van Dorn Corridor, with immediate access to I-95, I-495, and I-395 highways and is in close proximity to the Pentagon, Fort Belvoir, and Washington, D.C. The acquisition is complementary to the Company’s existing Northern Virginia industrial and flex portfolio, bringing the total to 3.3 million square feet.

●

The acquisition of La Mirada Commerce Center, a multi-tenant industrial park comprising approximately 73,000 square feet in La Mirada, California. This acquisition brought the Company’s industrial and flex portfolio in Los Angeles to 2.3 million square feet.

●

The disposition of Metro Park IV, a single-tenant office building totaling 113,000 square feet in Montgomery County, Maryland. The sale of Metro Park IV completed the Company’s sale of the Metro Park North portfolio, as the other buildings in this portfolio were sold in 2019 as part of the Company’s strategy to transition away from suburban office properties and focus on industrial and flex properties in desirable infill locations within vibrant markets.

Superior Operations and Disciplined Capital Expenditures

We effectively and proactively minimized maintenance capital and transaction costs (i.e., make-ready and leasing costs) through aggressive cost-containment strategies, including the use of pre-designed and pre-built generic space and finish designs that are appropriate for a wide range of companies and industries, minimizing our exposure to capital-intensive office-related expenditures, and optimizing the use of our in-house leasing teams to minimize leasing transaction costs.

PS Business Parks • 2021 Proxy Statement • 3

Same Park recurring capital expenditures have trended downward over the past few years, which is the result of our effective transaction cost containment strategies:

(1)	Amounts shown in the table above reflect the reported Same Park data for each respective period.

Developing our People

We hire and develop outstanding team members to lease and manage all of our properties and deliver superior performance. Our decentralized platform gives us the flexibility to meet the needs of our customers, react quickly to local market dynamics, and contain operating expenses and capital expenditures, while our vertically integrated platform provides us with the ability to keep all property management and leasing activity in-house, maximize cost efficiencies, and speed up decision-making.

Prudent Balance Sheet Management

Consistent with our long-term growth philosophy, in 2020 we maintained our “fortress” balance sheet, ending the year with no debt outstanding and modest levels of permanent preferred equity. Our balance sheet remains one of the strongest in the REIT sector, and our balance sheet approach positions the Company to have sufficient access to capital necessary to sustain growth and financial performance through various market cycles. We are committed to responsible stewardship of our balance sheet—including, if appropriate, issuing debt as a capital source.

PS Business Parks • 2021 Proxy Statement • 4

(1)	Amounts shown in the table above reflect values as of December 31, 2020.

OUR FOCUS ON LONG-TERM VALUE CREATION DELIVERS SUPERIOR LONG-TERM PERFORMANCE

Our corporate strategy is uniquely focused on the long term. We manage all aspects of our business—operations, capital allocation, balance sheet, and risk management—for the decades, not just months or years, to come. The intended and achieved result is resilience in our properties and Company, which, in turn, reinforces and perpetuates our ability to create long-term value for stakeholders.

PS Business Parks • 2021 Proxy Statement • 5

Dividends, Core FFO, and FAD

As shown in the table below, over the last ten years Core Funds from Operations (Core FFO), Funds Available for Distribution (FAD), and dividends per share grew at annual compound growth rates well in excess of the compound annual growth rate of our portfolio (by square footage) over the same period, demonstrating the significant value created relative to our capital outlay.

(1)

Amounts shown in the table above reflect compound annual growth rates for the metrics shown for the ten-year period ended December 31, 2020. Core FFO and FAD are non-GAAP measures. Refer to pages 39-40 of our Form 10-K filed on February 22, 2021 for information regarding Core FFO and FAD, including a reconciliation to GAAP net income.

PS Business Parks • 2021 Proxy Statement • 6

The following table demonstrates our success at growing Core FFO per share and annual dividends per share of Common Stock over the same ten-year period.

(1)	Core FFO is a non-GAAP measure. Refer to pages 39-40 of our Form 10-K filed on February 22, 2021, for information regarding Core FFO, including a reconciliation to GAAP net income.

Return on Assets and Cost of Capital

During that same ten-year period, we increased return on assets, and reduced our cost of capital:

(1)	Return on Assets is a non-GAAP measure. Refer to Appendix A for information regarding Return on Assets, including a GAAP reconciliation.

PS Business Parks • 2021 Proxy Statement • 7

Our strong operating performance, capital allocation discipline, and prudent balance sheet management have generated consistently higher returns on assets relative to our industrial REIT peers.

(1)

Duke Realty, EastGroup Properties, Rexford Industrial, Terreno Realty Corporation, STAG Industrial, Inc., and First Industrial Realty Trust are included in the peer set average for the one-year and five-year periods. Only Duke Realty, EastGroup Properties, and First Industrial Realty Trust are included in the peer set average for the 10-year period. Peer set average represents a simple average of each peer company’s return on assets.

PS Business Parks • 2021 Proxy Statement • 8

Strong Credit Metrics

We believe that our outsized long-term performance and shareholder value creation are due in large part to maintaining our fortress balance sheet and adherence to an above-average credit profile. The following chart illustrates two of the Company’s key credit metrics over the trailing five-year period, when we reduced our already low leverage from 4.4x to 3.4x (debt and preferred equity to Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA)).

(1)	EBITDA is a non-GAAP measure. Refer to Appendix A for information regarding EBITDA, including a reconciliation to GAAP net income.

PS Business Parks • 2021 Proxy Statement • 9

Total Shareholder Return (TSR)

Our TSR has exceeded that of the NAREIT Equity Index for each of the 5-year, 10-year, and 20-year periods ending December 31, 2020 and for the S&P MidCap 400, of which we are a member company, for the 20-year period, averaging 11.6% per year since 2001.

(1)	TSR assumes Common Stock price appreciation plus reinvestment of dividends

The following chart shows our TSR expressed as cumulative return to shareholders since December 31, 2015, and illustrates that $100 invested in PS Business Parks on December 31, 2015, would have been valued at $175.22 as of December 31, 2020.

(1)	TSR assumes Common Stock price appreciation plus reinvestment of dividends

PS Business Parks • 2021 Proxy Statement • 10

Rental Income and RevPAF Growth

In 2020, we grew our Same Park rental income to $383.4 million, an increase of $1.4 million, or 0.4%, over 2019. Our disciplined approach to managing our assets, which focuses on maximizing rental income growth while maintaining desired portfolio occupancy, has resulted in a multi-year trend of positive rental income growth. The following chart demonstrates the growth in Same Park revenue per available foot (“RevPAF”) for our industrial and flex portfolio over the trailing five year period, and for our total Same Park portfolio (including our remaining office assets) over the same period.

(1)	Same Park REVPAF represents rental income earned per total Same Park weighted average available square foot reported during the period presented.

(2)	For more information about Same Park rental income, including a reconciliation to GAAP net income, see page 27 of our Form 10-K filed on February 22, 2021.

In addition to our multi-year trend of positive rental income growth, we are outperforming our competitive peer set and are extracting significantly higher RevPAF than our industrial REIT peers.

(1)	PSB Same Park RevPAF as shown in the table above reflects results from our industrial and flex portfolio only (excludes results from our office portfolio).

PS Business Parks • 2021 Proxy Statement • 11

Similar to the RevPAF results highlighted above, we continue to generate significantly higher levels of NOI per available square foot than our industrial REIT peers.

(1)   PSB Same Park Cash NOI per available foot as shown in the table above reflects results from our industrial and flex portfolio only (excludes results from our office portfolio). Same Park Cash NOI is a non-GAAP measure. Refer to Appendix A for information regarding Same Park Cash NOI, including a reconciliation to GAAP net income.

PS Business Parks • 2021 Proxy Statement • 12

2020 PERFORMANCE HIGHLIGHTS

Financial Performance

Despite an unprecedented and challenging operating environment caused by the COVID-19 pandemic, the senior management team led the successful execution of the Company’s strategy. Their leadership in navigating through the COVID-19 pandemic was directly responsible for the following key operational results:

We accomplished key operational objectives that bolster near- and mid-term cash flow generation

●   Completed 7.5 million square feet of lease production, representing a 0.1 million square foot increase in total lease production from the prior year, with associated cash rental rate growth of 5.8%.

●   Maintained lease economic values, as measured by our proprietary lease valuation metric, well above target levels as a result of (1) positive rent growth in nearly all markets, and (2) transaction cost capital at near record low levels for the Company.

●   Ended the year with a commercial accounts receivable balance (excluding U.S. government customers) of $0.6 million, which is in-line with the balance in the prior year and in-line with historic average.

●   Generated $43.3 million of free cash after distributions available to be reinvested in our business, ending the year with $319 million of liquidity (unrestricted cash and credit facility capacity). Free cash after distributions is a Non-GAAP metric. See Appendix A for a reconciliation to net income allocable to common shareholders.

Execution of Operational Objectives

In addition, we successfully executed on several key operational objectives and further positioned the Company for continued long-term value creation.

We accomplished key initiatives that positioned the Company for long-term performance

●   We enhanced and optimized our presence in key markets by acquiring two parks at a gross acquisition price of $60.1 million, adding 319,000 rentable square feet to our portfolio.

●   Obtained final development plan approval and commenced construction of Brentford at The Mile, a 411-unit, $110 million multifamily development in Tysons, Virginia.

●   Commenced development and delivered a new 83,000 square foot multi-tenant industrial building in Dallas, Texas, completed on time and on budget for a total development cost of $8.1 million.

●   We hired and developed outstanding team members to lease and manage all of our properties, delivering market leading transaction cost efficiencies (leasing and make-ready costs).

●   We continued to maintain a conservative balance sheet that is structured with minimal debt and the use of permanent preferred equity; we are one of very few REITs that maintain an S&P corporate credit rating of “A-,” which significantly enhances our liquidity and access to capital through various operating cycles.

PS Business Parks • 2021 Proxy Statement • 13

OUR COMMITMENT TO ENVIRONMENTAL STEWARDSHIP AND SUSTAINABILITY, SOCIAL RESPONSIBILITY, AND GOOD GOVERANCE PRACTICES

We believe that a strong commitment to environmental stewardship and sustainability, social responsibility, and sound governance practices is good for our business and benefits our shareholders, employees, partners, and other stakeholders. We recognize our responsibility as a global citizen to operate in a responsible and sustainable manner that is aligned with the Company’s long-term strategy and promotes the best interests of our Company and its stakeholders.

Our Sustainability Committee, comprising our Interim CEO & COO and other senior executives, directs, supports, and reports on the Company’s ongoing commitment to environmental, health and safety, social responsibility, governance, and other related matters. The Sustainability Committee Charter is available on our website at psbusinessparks.com. In addition, the Board and the Nominating/Corporate Governance Committee (Governance Committee) oversees management’s efforts and activities on sustainability initiatives. This ensures a focused and appropriate level of oversight by the Board and demonstrates the Board’s commitment to ensuring the Company’s progress across our sustainability initiatives.

PS Business Parks • 2021 Proxy Statement • 14

Below are highlights of our primary environmental, social, and governance areas of focus and initiatives.

E	ENVIRONMENTAL. We are committed to growing and operating our business in an environmentally responsible and sustainable way.

Buildings and Footprint

●    We employ “on demand” controls and energy management systems, including occupancy sensors, photocell sensors, dimmers, and timers to maximize energy efficiency

●    We use real-time energy management programs to collect energy consumption data, identify energy reduction opportunities, and incorporate “quick solutions” to inefficiently programmed systems

●    New developments are LEED Certified; in 2020 we delivered an 83,000 square foot multi-tenant industrial building in Dallas, Texas that was certified LEED Silver; also, in 2020 we commenced development of a 411-unit multifamily residential property in Tysons, Virginia that is designed LEED Silver

●    In 2020 we invested $0.6 million on LED lighting retrofits throughout our portfolio, and we expect to have replaced effectively 100% of exterior lighting at our parks with energy-efficient LED lighting in 2021; similarly, we are replacing interior lighting at all of our properties with energy-efficient LED lights over a multi-year period as we gain access to units during vacancy periods

●    We seek to procure renewable energy contracts with utility providers; during 2020 we entered into a multi-year agreement with a utility provider in Northern Virginia to supply the majority of our parks in that region with electricity 100% generated from renewable sources

●    In 2020 we commenced an initiative targeting rooftop and carpark solar installation at our properties; in 2021 we intend to complete a portfolio-wide feasibility analysis and launch a pilot installation program

●    We use trash compactors to reduce recycling pickups and train staff on facility protocols that simplify and maximize waste segregation and safe disposal, including the safe disposal of electronics

●    During construction, we reuse existing material when possible and use ultra-low or no VOC paint

●    Since 2010, we invested $15.0 million to replace approximately 1,410 HVAC Roof Top Units (RTUs), wall units, or heat pumps

●    We employ optimum start/stop programs to achieve temperature setbacks and increases during the night, weekends, and holidays

●    We minimize “building envelope” energy leaks by using environmentally safe sealant, tinting windows to maximum efficiency, and replacing the large majority of roofs with reflective “cool roofs” that may reduce energy consumption by up to 20%; since 2010, we have invested $14.0 million to replace 69 roofs

●    Since 2010, we have invested $9.7 million to replace over 370 major HVAC components, such as chillers, cooling towers, and compressors with high efficiency equipment

Waste and Recycling

●    We reduce the use of single-purpose plastic at our facilities by purchasing reusable water bottles for each of our employees, eliminating consumption of over 25,000 plastic water bottles at our properties annually

●    We reduce water consumption with efficient low flow and motion sensor plumbing devices, efficient irrigation systems, conversion of retention ponds to ecofriendly environments, and drought-tolerant and native landscaping

●    In 2020 we submitted our inaugural Global Real Estate Sustainability Benchmarking (GRESB) survey, establishing a baseline for measured improvement and targeted sustainability initiatives for 2021 and beyond

PS Business Parks • 2021 Proxy Statement • 15

S	SOCIAL. We are committed to investing in our employees and building customer, investor, and community relationships.

●    We are an Affirmative Action and Equal Opportunity Employer

●    Highly competitive compensation packages, with nearly 65% of our exempt employees having received stock grants

●    Comprehensive and competitive health benefits for all full-time employees and dependents

●    Regular engagement with and outreach to employees, customers, investors, and our communities

●    Robust talent recruitment and employee development program

●    We encourage employees to give back to our communities by providing two “volunteer” days to all employees annually that can be used by participating in group volunteer events or individually

●    We offer a charitable gift matching program, providing a donation match of up to a preset limit per employee annually to qualifying 501(c)(3) organizations

●    We sponsor employee wellness initiatives aimed at promoting healthy lifestyle choices at work and at home

●    Gender and racial diversity at all employee levels: 43% of employees are non-white, with 24% in a supervisory role, and 50% of employees are women, with 30% in a supervisory role

●    30% of our Board is female and our Compensation Committee and Audit Committee are chaired by female directors

●    Our workforce has generational diversity: 54% millennials (aged 24-42), 25% generation X (aged 43-54), and 21% baby boomers (aged 55-73)

G	GOVERNANCE. The Company follows the corporate governance best practices highlighted below.

●    Substantial majority of independent directors

●    Annual election of directors/no classified board

●    Executive sessions of non-management directors

●    Oversight of risk by the full Board

●    Presiding Independent Director and separate CEO and Chairman

●    Robust stock ownership requirements

●    Annual Board and committee self-evaluations

●    No poison pill

●    Anti-short-sale and anti-hedging policies

●    Executive compensation is tied to performance

●    All Audit Committee members are independent and financial experts

●    Robust Clawback Policy applying to all incentive compensation

●    Board members with diverse experiences, including fields of specialty in finance, real estate, executive recruitment, banking, talent management, and governance

●    Code of Ethics for Senior Financial Executives

●    Code of Conduct for Employees and Directors

PS Business Parks • 2021 Proxy Statement • 16

Proposal 1:

Election of Directors

Our Board has nominated nine directors, who, if elected by shareholders at our Annual Meeting, have agreed to serve until next year’s Annual Meeting. All nominees are currently directors of the Company.

RECOMMENDATION:

Vote FOR all nominees

PS Business Parks • 2021 Proxy Statement • 17

PROPOSAL 1:

ELECTION OF DIRECTORS

EXECUTIVE SUMMARY

In evaluating potential candidates for service on the Board, the Nominating/Corporate Governance Committee of our Board (the Nominating/Corporate Governance Committee) and the Board select director candidates who will best serve the Board and PS Business Parks in the current and anticipated business environment. The goal in the vetting and nomination process is to achieve an appropriate balance of knowledge, experience, diversity, and capabilities on the Board. The Board, through the Nominating/Corporate Governance Committee, considers the following non-exclusive list of experiences, qualifications, attributes, and skills of both potential director nominees and existing members of the Board:

● Senior leadership experience	● Governance experience

● Accounting/financial expertise	● Technology expertise

● Public company board experience	● Legal and regulatory compliance expertise

● Industry experience	● Real estate development experience

● Operational management experience	● Mergers and acquisitions experience

● Capital markets/investment banking expertise	● Diversity (gender, race, nationality, and other attributes)

● Executive recruitment, compensation, and development experience

Our director nominees have qualifications, skills, and experience relevant to our business. Each director has experience, mainly at senior executive levels, in other organizations, and a majority of the directors hold or have held directorships at other U.S. public companies. Most of our directors have served as chief executive officers, and all have demonstrated superb leadership, intellectual, and analytical skills gained from deep experience in management, finance, and corporate governance.

ABOUT THE DIRECTOR NOMINEES

The Nominating/Corporate Governance Committee recommended, and the Board has nominated, nine of our incumbent directors for re-election to the Board. James H. Kropp, who has served on the Board since 1998, will retire from the Board as of the 2021 Annual Meeting and thus has not been nominated for re-election. Six of the nine director nominees are independent. If elected, each of the nine nominees will serve for the one-year term beginning with our 2021 Annual Meeting, or until their successors, if any, are elected or appointed. Each nominee has agreed to serve if elected.

PS Business Parks • 2021 Proxy Statement • 18

NOMINEE QUALIFICATIONS

The Nominating/Corporate Governance Committee has recommended to the Board, and the Board has nominated, the nine incumbent directors listed below for re-election to the Board. The Board believes that these nominees provide the Company with the combined skills, experience, diversity, and personal qualities needed for an effective and engaged Board. We recommend that you vote FOR each nominee.

THE BOARD HAS NOMINATED NINE DIRECTORS, SIX OF WHOM ARE INDEPENDENT

Nominee	Age	Principal Business Background	Director Since	Committee Membership

Ronald L. Havner, Jr.	63	Chairman of the Board and Former Chief Executive Officer of Public Storage and PS Business Parks, Inc.	1998

Maria R. Hawthorne	61	Former President and Chief Executive Officer of PS Business Parks, Inc.	2016	Capital

Jennifer Holden Dunbar (Independent Director)	58	Co-Founder and Managing Director of Dunbar Partners, LLC	2009	Audit, Capital, and Compensation (Chair)

Kristy M. Pipes (Independent Director)	61	Retired Managing Director and Chief Financial Officer of Deloitte Consulting	2019	Audit (Chair) and Nominating/Corporate Governance

Gary E. Pruitt (Independent Director)	71	Retired Chairman and Chief Executive Officer of Univar N.V.	2012	Audit

Robert S. Rollo (Presiding Independent Director for 2020)(1)	73	Retired Senior Partner of Heidrick and Struggles	2013	Nominating/Corporate Governance (Chair) and Compensation

Joseph D. Russell, Jr.	61	Chief Executive Officer and President of Public Storage and former Chief Executive Officer and President of PS Business Parks, Inc.	2003	Capital

Peter Schultz (Presiding Independent Director for 2021)(1)	73	Retired Chief Executive Officer of The Beacon Group, Inc.	2012	Audit and Capital (Chair)

Stephen W. Wilson (Independent Director)	64	Retired Executive Vice President – Development of AvalonBay Communities, Inc.	2019	Capital and Compensation

(1)	Please see “Corporate Governance and Board Matters—Presiding Independent Director” on page 27.

PS Business Parks • 2021 Proxy Statement • 19

Age: 63 Director since: 1998 Director Qualification Highlights: Extensive leadership experience Extensive company and industry knowledge

Ronald L. Havner, Jr.,

Chairman of the Board of Public Storage

Mr. Havner has been Chairman of the Board of PS Business Parks since March 1998 and previously served as the Company’s Chief Executive Officer. Mr. Havner has been Chairman of the Board of Public Storage (NYSE: PSA), a PS Business Parks affiliate, since August 2011 and was Chief Executive Officer from November 2002 until his retirement effective January 1, 2019. Mr. Havner serves as Chairman of the Board of another PS Business Parks affiliate, Shurgard Self Storage SA (EURONEXT: SHUR) (Shurgard) since completion of its initial public offering in October 2018. Mr. Havner also serves as a director of AvalonBay Communities, Inc. (NYSE: AVB) and served as director of California Resources Corp. (NYSE: CRC) from December 2014 to May 2018. Mr. Havner was the 2014 Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

In considering the nomination of Mr. Havner for re-election to the Board, the Nominating/Corporate Governance Committee and the Board considered Mr. Havner’s extensive leadership experience, his knowledge of the Company and the industry from his service as Chairman since 1998 and as the Company’s previous Chief Executive Officer, and his public company board experience.

Age: 61 Director since: 2016 Committees: Capital Director Qualification Highlights: Extensive company knowledge Extensive operational and leadership experience

Maria R. Hawthorne

Former President and Chief Executive Officer of PS Business Parks

Ms. Hawthorne served as Chief Executive Officer and President of the Company from July 2016 and August 2015, respectively, until her retirement on September 1, 2020. In addition, Ms. Hawthorne also served as the Company’s acting Chief Financial Officer (CFO) from September 2017 to September 2018. Ms. Hawthorne was elected as a member of our Board in July 2016. Ms. Hawthorne previously served as Executive Vice President, Chief Administrative Officer of the Company from July 2013 to August 2015. Prior to that, Ms. Hawthorne served as the Company’s Executive Vice President, East Coast, from February 2011 to July 2013. Ms. Hawthorne served as the Company’s Senior Vice President from March 2004 to February 2011, with responsibility for property operations on the East Coast, including Northern Virginia, Maryland, and South Florida. From June 2001 through March 2004, Ms. Hawthorne was a Vice President of the Company, responsible for property operations in Virginia. From July 1994 to June 2001, Ms. Hawthorne was a Regional Manager of the Company in Virginia. From August 1988 to July 1994, Ms. Hawthorne was a General Manager, Leasing Director, and Property Manager for American Office Park Properties.

Ms. Hawthorne also serves on the Board of Directors for Essex Property Trust (NYSE: ESS), a fully integrated REIT that acquires, develops, redevelops, and manages multifamily apartment communities on the West Coast.

In considering the nomination of Ms. Hawthorne for re-election to the Board, the Nominating/Corporate Governance Committee and the Board considered Ms. Hawthorne’s deep Company knowledge and her expertise in commercial real estate, financial and operational strategies, acquisitions and development, capital markets, enterprise risk management, and leadership development.

PS Business Parks • 2021 Proxy Statement • 20

Age: 58 Director since: 2009 Committees: Audit, Capital, and Compensation (Chair) Director Qualification Highlights: Extensive financial expertise Experience in private equity, investments, and M&A

Jennifer Holden Dunbar

Co-Founder and Managing Director of Dunbar Partners, LLC

Ms. Dunbar has been a director of PS Business Parks since February 2009. From 1994 to 1998, Ms. Dunbar was a partner with Leonard Green and Partners, L.P., a private equity firm she joined in 1989. Ms. Dunbar has served as Co-Founder and Managing Director of Dunbar Partners, LLC, an investment and advisory services firm, since March 2005. Ms. Dunbar is also a director of Big 5 Sporting Goods Corporation (NASDAQ: BGFV), where she serves on the compensation committee and chairs the nominating and corporate governance committee. Since 2015, Ms. Dunbar has served on the board of trustees of various funds in the PIMCO Funds complex, where she is the chair of the investment performance committee and is a member of the audit, governance, and valuation oversight committee of each board. Each of the PIMCO entities is a registered investment company under the Investment Company Act of 1940, as amended.

In considering the nomination of Ms. Dunbar for re-election to the Board, the Nominating/Corporate Governance Committee and the Board considered Ms. Dunbar’s financial expertise, experience in private equity, and experience with investments and mergers and acquisitions. She also has valuable experience as a member of several public company boards.

Age: 61 Director since: 2019 Committees: Audit (Chair) and Nominating/Corporate Governance Director Qualification Highlights: Extensive leadership and financial experience

Kristy M. Pipes

Retired Managing Director and Chief Financial Officer of Deloitte Consulting

Ms. Pipes has been a director of PS Business Parks since July 2019. Ms. Pipes was Managing Director and Chief Financial Officer of Deloitte Consulting, a management consultancy firm with operations in the United States, India, Germany, and Mexico, where she managed the finance function. Ms. Pipes held various leadership positions, including serving on the firm’s Management Committee and Consulting Operations Committee. Prior to joining Deloitte in 1999, Ms. Pipes was Vice President and Manager, Finance Division, at Transamerica Life Companies and Senior Vice President and Chief of Staff for the President and Chief Executive Officer (among other senior management positions) at First Interstate Bank of California. Ms. Pipes serves on the Board of Trustees of Public Storage (NYSE: PSA) and the Board of Directors of ExlService Holdings, Inc. (NASDAQ: EXLS).

In considering the nomination of Ms. Pipes for re-election to the Board, the Nominating/Corporate Governance Committee and the Board considered Ms. Pipes’s extensive financial analysis and operational expertise. Ms. Pipes also brings deep management and leadership experience to the Board, having held several senior leadership positions during her career.

PS Business Parks • 2021 Proxy Statement • 21

Age: 71 Director since: 2012 Committees: Audit Director Qualification Highlights: Extensive leadership and financial experience Experience as trustee of Public Storage

Gary E. Pruitt

Retired Chairman and Chief Executive Officer of Univar N.V.

Mr. Pruitt has served as a director of PS Business Parks since February 2012. He served as Chairman and Chief Executive Officer of Univar N.V. (Univar) from 2002 until his retirement as Chief Executive Officer in 2010 and as Chairman in 2011. Univar is a chemical distribution company based in Bellevue, Washington, with distribution centers in the United States, Canada, and Europe. Mr. Pruitt is also a director of Itron, Inc. (NASDAQ: ITRI). He is a former trustee of Public Storage (NYSE: PSA) and a former director of Esterline Technologies Corp. (NYSE: ESL).

In considering the nomination of Mr. Pruitt for re-election to the Board, the Nominating/Corporate Governance Committee and the Board considered Mr. Pruitt’s leadership and financial experience as Chairman and Chief Executive Officer at Univar and his public company board experience.

Age: 73

Director since: 2013

Committees: Nominating/Corporate Governance (Chair) and Compensation

Director Qualification Highlights:

Extensive knowledge and expertise in executive recruitment, compensation, and talent management

Experience in corporate governance

Robert S. Rollo

Retired Senior Partner of Heidrick and Struggles

Mr. Rollo has served as a director of PS Business Parks since October 2013. Mr. Rollo most recently served as a Senior Partner at Heidrick and Struggles (Heidrick), an international leadership advisory and executive search firm, from 2006 until his retirement in 2012. Mr. Rollo is a past trustee of the University of Southern California and is Chairman Emeritus of the Southern California Chapter of the National Association of Corporate Directors.

In considering the nomination of Mr. Rollo for re-election to the Board, the Nominating/Corporate Governance Committee and the Board considered Mr. Rollo’s extensive knowledge of and expertise in executive recruitment, compensation, and development and talent management, along with his experience in corporate governance.

PS Business Parks • 2021 Proxy Statement • 22

Age: 61 Director since: 2003 Committees: Capital Director Qualification Highlights: Leadership experience at the Company Extensive industry knowledge

Joseph D. Russell, Jr.

Chief Executive Officer and President of Public Storage

Mr. Russell has been a director of PS Business Parks since August 2003. Mr. Russell has been President and Chief Executive Officer of Public Storage since July 2016 and January 2019, respectively. Mr. Russell also joined the Public Storage board in January 2019. Previously, Mr. Russell was Chief Executive Officer of PS Business Parks from August 2003 until July 2016, and President of PS Business Parks from September 2002 to August 2015. Mr. Russell serves on the Advisory Board of Governors of Nareit and previously served on the board of directors of the Self-Storage Association. Before joining PS Business Parks, Mr. Russell was employed by Spieker Properties (Spieker), an owner and operator of office and industrial properties in Northern California, and its predecessor, for more than ten years, becoming an officer of Spieker when it became a publicly held REIT in 1993.

In considering the nomination of Mr. Russell for re-election to the Board, the Nominating/Corporate Governance Committee and the Board considered Mr. Russell’s leadership experience; Company and industry knowledge, including his more than 20-year involvement with publicly held REITs; and extensive experience with office and industrial real estate.

Age: 73 Director since: 2012 Committees: Audit and Capital (Chair) Director Qualification Highlights: Leadership and senior management experience Extensive knowledge of the real estate industry

Peter Schultz

Retired Chief Executive Officer and Director of The Beacon Group, Inc.

Mr. Schultz has been a director of PS Business Parks since February 2012. He served as President, Chief Executive Officer, and a director of The Beacon Group, Inc. (Beacon) and its affiliates for more than 25 years until his retirement in 2010. Beacon and its affiliates were engaged in the development and management of more than three million square feet of retail, industrial, hospitality, and residential projects. Prior to working at Beacon, Mr. Schultz was employed by Arthur Andersen for four years as a certified public accountant in its tax department.

Mr. Schultz is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

In considering the nomination of Mr. Schultz for re-election to the Board, the Nominating/Corporate Governance Committee and the Board considered Mr. Schultz’s leadership and extensive real estate experience as President, Chief Executive Officer, and director of Beacon and its affiliates and his extensive financial expertise gained from his almost forty years of experience in finance.

PS Business Parks • 2021 Proxy Statement • 23

Age: 64 Director since: 2019 Committees: Audit and Compensation Director Qualification Highlights: Extensive leadership and financial experience

Stephen W. Wilson

Retired Executive Vice President—Development of AvalonBay Communities, Inc.

Mr. Wilson has been a director of PS Business Parks since July 2019. Mr. Wilson was Executive Vice President—Development of AvalonBay Communities, Inc. (NYSE:AVB), a real estate investment trust that develops, redevelops, acquires, and manages multifamily communities in the United States. Mr. Wilson held various senior leadership positions and was responsible for development activities on the West Coast and Mid-Atlantic at AvalonBay. Prior to joining AvalonBay in 1988, Mr. Wilson was Senior Vice President and Chief Operating Officer of SU Development, Inc. and Senior Vice President of Continental Pacific, Inc., with responsibilities in development, debt and equity financing, property management, and institutional sales.

Mr. Wilson is a member of ULI, former chair of the ULI Transit Oriented Development Council, a member of The American Institute of Certified Public Accountants.

In considering the nomination of Mr. Wilson for re-election to the Board, the Nominating/Corporate Governance Committee of the Board considered Mr. Wilson’s extensive real estate development experience, finance, and accounting experience. In addition, the Board considered Mr. Wilson’s service in several senior leadership positions at public and private companies.

PS Business Parks • 2021 Proxy Statement • 24

DIRECTOR NOMINEES SKILLS SUMMARY

The Board believes that our director nominees provide PS Business Parks with the combined skills, experience, and personal qualities needed for an effective and engaged Board.

CEO or Executive Experience	●	●		●	●	●	●	●	●

Other Public Board Experience	●	●	●	●	●		●

Real Estate Industry Experience	●	●	●				●	●	●

Financial Expert or Tax Expertise	●		●	●	●			●	●

Corporate Governance Experience	●	●	●	●	●	●	●	●	●

M&A/Capital Markets/Capital Allocation Experience	●	●	●	●	●		●	●	●

Succession Planning/Management Development Experience	●	●		●	●	●	●	●	●

Gender Diversity		●	●	●

Racial Diversity (including self-identification as being from an underrepresented community)		●

PS Business Parks • 2021 Proxy Statement • 25

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE FRAMEWORK

The Board has adopted the following corporate governance documents, which, along with our charter and bylaws, establish the framework for our corporate governance and outline the general practice of our Board with respect to board structure, function conduct, and board and committee organization:

●	PS Business Parks Corporate Governance Guidelines and Director Code of Ethics (the Corporate Governance Guidelines)

●	Charters of our standing committees of the Board (the Committee Charters)

●	Business Conduct Standards applicable to our officers and employees

●	Code of Ethics for our senior financial officers (the Code of Ethics)

Our current Corporate Governance Guidelines, Business Conduct Standards, Code of Ethics, and Committee Charters are available online in the “Investor Relations” section of our website, psbusinessparks.com/investor-relations/corporate-governance, or will be delivered to you by mail upon your request in writing to the Company’s Investor Services Department, 701 Western Avenue, Glendale, California 91201.

The Nominating/Corporate Governance Committee reviews the Corporate Governance Guidelines at least annually and makes recommendations for any changes to the Board. We will disclose any substantive amendments or waivers to our ethics policies and standards on our website or in accordance with the SEC and New York Stock Exchange (NYSE) requirements.

BOARD ENGAGEMENT AND OVERSIGHT

During the COVID-19 pandemic, our management team has greatly benefited from the insights and oversight of our Board. Throughout 2020, our Board and its committees not only maintained their regular schedule of quarterly meetings, but also began regular and frequent meetings with management regarding COVID-19, including its impact on employees, operations, financial performance, and legal and regulatory matters. The Board’s longstanding work to provide oversight, review, and counsel related to long-term strategy, risks, and opportunities provided the necessary foundation for management and the Board to build upon in responding quickly and appropriately to the unexpected challenges resulting from the COVID-19 pandemic.

While the COVID-19 pandemic has required the senior management team’s and the Board’s immediate attention, one of the Board’s highest priorities continues to be guiding the development and execution of the Company’s long-term strategy. The Board remains focused on working with management to develop strategies to accelerate growth and generate value to shareholders.

COMMITMENT TO DIVERSITY

Although the Nominating/Corporate Governance Committee and the Board do not have a formal policy on diversity, the Company is committed to ensuring that a diversity of experiences and viewpoints are represented on the Board as well as the Company’s senior management team. Our Board reflects diverse perspectives, including a complementary mix of skills, experience, and backgrounds that we believe are paramount to our ability to represent the interests of our stakeholders. Our Board recognizes the importance of diversity and supports management’s efforts to enhance all aspects of diversity throughout the Company. As a reflection of this commitment, 30% of our proposed Board composition is female and one director is racially diverse and self-identifies as being from an underrepresented community.

PS Business Parks • 2021 Proxy Statement • 26

BOARD LEADERSHIP

We have separate individuals serving as Chairman of the Board and as CEO. Ronald L. Havner, Jr., has served as Chairman of the Board since March 1998. Mr. Havner has been involved with the Company since its founding and has extensive knowledge of the Company, the markets in which it operates, and the real estate industry. Dan M. Chandler, III has been appointed to serve as our President and Chief Executive Officer, effective April 5, 2021, and will succeed John W. Petersen, our Chief Operating Officer, who has served as our Interim President and Chief Executive Officer since April 2020.

We do not have a policy against one individual holding the positions of Chairman and CEO. Rather, the Board evaluates the desirability of having a combined or separate Chairman and CEO from time to time and adopts a structure based on what it believes to be in the best interests of PS Business Parks and its shareholders. Currently, the Board believes that having separate Chairman and CEO roles serves the interests of the Company and its shareholders well.

MAJORITY VOTE REQUIREMENTS FOR DIRECTORS

Our Corporate Governance Guidelines provide that, in an uncontested election of directors, each director nominee who does not receive at least a majority of the votes cast with respect to that director must submit his or her resignation to the Board. For the purpose of the Corporate Governance Guidelines, a majority means the number of votes cast “for” a director must exceed 50% of the votes cast with respect to the director. The Nominating/Corporate Governance Committee will then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on any such recommendation and publicly disclose its decision within 90 days from the date the election results were certified by the Inspector of Election. If a director’s resignation is accepted by the Board, the Board may fill the resulting vacancy or decrease the size of the Board in accordance with our bylaws.

PRESIDING INDEPENDENT DIRECTOR

The Board has established a position of Presiding Independent Director to provide an independent director with a leadership role on the Board. The Presiding Independent Director presides at meetings of all independent directors or all non-management directors in executive sessions without the presence of management. These meetings are held regularly in connection with each regularly scheduled board meeting and at the request of any independent or non-management director. In addition, the independent directors meet separately at least once annually. These sessions are designed to encourage open discussion of any matter of interest without the CEO or any other members of management present. The position of Presiding Independent Director generally rotates annually among the chairs of the standing committees of the Board. Robert S. Rollo was the Presiding Independent Director for 2020, and Peter Schultz is the Presiding Independent Director for 2021.

BOARD RESPONSIBILITIES AND OVERSIGHT OF RISK MANAGEMENT

The Board is responsible for overseeing our Company’s approach to major risks and our policies for assessing and managing these risks. In connection with its oversight function, the Board regularly receives presentations from management on areas of risk facing our business. The Board and management actively engage in discussions about these potential and perceived risks to the business.

In addition, the Board is assisted in its oversight responsibilities by the four standing Board committees (as described below), which have assigned areas of oversight responsibility for various matters, as described in the Committee Charters and as provided in the NYSE rules.

The Audit Committee assists the Board in overseeing the integrity of our financial statements, the qualifications, independence, and performance of our independent registered public accounting firm, and the performance of our internal audit function. Pursuant to its charter, the Audit Committee is also responsible for oversight of risk assessment and risk management, including any major financial risk exposures.

PS Business Parks • 2021 Proxy Statement • 27

The Compensation Committee oversees the compensation of our CEO and other executive officers and evaluates compensation incentives to ensure they will motivate senior management to grow long-term shareholder return without taking undue risk.

The Nominating/Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members and makes recommendations on Board appointments and nominations. The Nominating/Corporate Governance Committee also oversees our governance policies and as part of that oversight focuses on risks associated with director and management succession planning, corporate governance, and overall Board effectiveness. The Nominating/Corporate Governance Committee also oversees our environmental, social, and governance (ESG) efforts and our political and charitable contributions and other public policy matters.

The Capital Committee oversees the optimization of the Company’s capital expenditures. The Capital Committee’s goal is to position the Company to maximize long-term benefit of its capital expenditures, while also ensuring the Company’s assets are well maintained and positioned to meet the needs of its current and prospective customers.

The Board committees also hear reports from members of management to enable each committee to identify, discuss, understand and manage risk. The chair of each of the Board’s standing committees reports on interim individual committee discussions to the full Board at each Board meeting. All directors have access to management in the event a director wishes to follow up on items discussed outside of Board meetings.

POLITICAL AND CHARITABLE CONTRIBUTIONS

In February 2020, our Board and Nominating/Corporate Governance Committee approved amendments to the Nominating/Corporate Governance Committee Charter to include oversight responsibilities with respect to the Company’s political and charitable contributions and other public policy matters. In order to facilitate accountability and informed decision-making with respect to the Company’s political and charitable contributions, the Nominating/Corporate Governance Committee has adopted certain Political and Charitable Contribution Guidelines, which apply to contributions or expenditures of corporate funds to various political entities, charitable organizations, and certain causes. Contributions subject to these guidelines must be approved by management and/or the Nominating/Corporate Governance Committee. All contributions are required to be reported quarterly to the Nominating/Corporate Governance Committee.

BOARD ORIENTATION AND EDUCATION

Each new director participates in an orientation program and receives materials and briefings concerning our business, industry, management, and corporate governance policies and practices. Continuing education is provided for all directors through Board materials and presentations, discussions with management, and the opportunity to attend external board education programs.

BOARD RETIREMENT POLICY

Our Corporate Governance Guidelines provide that no person will be nominated for election to the Board for any term unless he or she is 75 years of age or younger on the first day of the term. The Board has discretion to make exceptions to the policy, including to provide for a transition period.

DIRECTOR INDEPENDENCE

The Board evaluates the independence of each director annually based on information supplied by the directors and the Company, and on the recommendations of the Nominating/Corporate Governance Committee. The Corporate Governance Guidelines require that a majority of the directors be independent in accordance with the requirements of the NYSE. A director qualifies as independent unless the Board determines, in accordance with NYSE rules, that the director has a material relationship with PS Business Parks, based on all relevant facts and

PS Business Parks • 2021 Proxy Statement • 28

circumstances. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family, professional, personal, and other relationships. The Board also considers the director’s relationships with Public Storage, our largest shareholder.

Following its annual review of each director’s independence, the Nominating/ Corporate Governance Committee in February 2021 recommended to the Board, and the Board determined, that (i) each of Jennifer Holden Dunbar, James H. Kropp, Kristy M. Pipes, Gary E. Pruitt, Robert S. Rollo, Peter Schultz, and Stephen W. Wilson is independent pursuant to the rules of the NYSE, and (ii) each Audit Committee member and each Compensation Committee member meets the additional independence requirements of the rules of the SEC.

COMMITTEES OF THE BOARD

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Capital Committee. Each of the standing committees operates pursuant to a written charter, which can be viewed at our website at psbusinessparks.com/investor-relations/corporate-governance. Any shareholder may obtain a printed copy by writing to the Company’s Secretary at PS Business Parks, Inc., 701 Western Avenue, Glendale, CA 91201.

Our four standing committees are described below.

Audit Committee

The primary functions of the Audit Committee, as set forth in its charter, are to:

●	oversee the integrity of our financial statements;

●	oversee compliance with legal and regulatory requirements;

●	consider the qualifications, independence, and performance of the independent registered public accounting firm;

●	review the scope and results of internal audits, the Company’s internal controls over financial reporting, and the performance of the Company’s internal audit function;

●	appoint, evaluate, and determine the compensation of the independent registered public accounting firm;

●	review and approve the scope of the annual audit, the audit fee, and the financial statements;

●	approve all other services and fees performed by the independent registered public accounting firm;

●	prepare the Audit Committee Report for inclusion in the annual proxy statement; and

●	annually review its charter and performance.

Each member of the Audit Committee: (1) meets the financial literacy and independence standards of the NYSE; (2) qualifies as an audit committee financial expert pursuant to the rules of the SEC; and (3) qualifies as independent pursuant to the rules of the SEC and NYSE.

Additionally, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment policies.

PS Business Parks • 2021 Proxy Statement • 29

The Audit Committee also oversees cybersecurity and other IT risks affecting the Company. Management reports regularly to the Audit Committee regarding information security. We consider each member of our Audit Committee to possess information security experience by way of their oversight responsibilities over this area.

We identify and address information security risks by employing a defense-in-depth methodology that provides multiple, redundant defensive measures in case a security control fails or a vulnerability is exploited. We leverage internal resources, along with strategic external partnerships to mitigate cybersecurity threats to the Company. We deploy both commercially available solutions and proprietary systems to manage threats to our information technology environment actively. We employ robust information security and training programs for our employees, including mandatory computer-based training, regular internal communications, and ongoing end-user testing to measure the effectiveness of our information security program. We are externally audited and certified by top information security standards to ensure we comply with this rigorous standard. We regularly engage appropriate external resources regarding emerging threats in order to navigate the diverse cybersecurity landscape.

We have experienced no material information security breaches in the last three years. As such, we have not spent any material amount of capital on addressing information security breaches in the last three years, nor have we incurred any material expenses from penalties and settlements related to a material breach during this same time.

Compensation Committee

The primary functions of the Compensation Committee, as set forth in its charter, are to:

●	determine, either as a committee or together with other independent directors, the compensation of the Company’s CEO;

●	determine the compensation of other executive officers;

●	administer the Company’s equity and executive officer incentive compensation plans;

●

review and discuss with management the Compensation Discussion and Analysis (CD&A) to be included in the proxy statement and incorporated by reference into the Form 10-K and to recommend to the Board for inclusion of the CD&A in the Form 10-K and proxy statement;

●	provide a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the Company’s annual proxy statement;

●	review with management its annual assessment of potential risks related to the Company’s compensation policies and practices applicable to all employees;

●	review the advisory shareholder votes on the Company’s executive compensation programs;

●	produce the Compensation Committee Report for inclusion in the annual proxy statement; and

●	annually review its charter and performance.

The Compensation Committee has not delegated any of its responsibilities to individual members of the Compensation Committee or to a subcommittee of the Compensation Committee, although it has the discretion to do so. As required by its charter, the Compensation Committee and, in some instances, the Compensation Committee and all other independent members of the Board, made final compensation decisions for executive officers in 2020, including the NEOs set forth in the Summary Compensation Table on page 53 below. The Compensation Committee has the sole authority to retain outside compensation consultants for advice, but historically and for 2020 has not done so, relying instead on surveys of publicly available information about senior executive compensation at similar companies.

PS Business Parks • 2021 Proxy Statement • 30

Each member of the Compensation Committee qualifies as independent pursuant to the rules of the SEC and NYSE, including the heightened independence requirements for compensation committee members.

Compensation Committee Interlocks and Insider Participation. No executive officer of PS Business Parks served on the compensation committee or board of directors of any other entity that has an executive officer who also served on our Compensation Committee or Board at any time during 2020, and no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K.

Messrs. Havner and Russell and Ms. Hawthorne are former officers of the Company and are members of the Board. They do not serve on the Compensation Committee.

Oversight of Compensation Risks. With respect to consideration of risks related to compensation, the Compensation Committee annually considers a report from our senior management team concerning potential risks related to compensation policies and practices applicable to all of the Company’s employees.

In early 2021, the Compensation Committee considered management’s review of the target metrics for all of our employee incentive compensation plans and management’s conclusion that the Company’s incentive compensation plans, practices, and policies (1) properly incentivized employees to achieve short- and long-term Company goals, (2) did not create any significant motivation or opportunity for employees to take undue risks to achieve an incentive compensation award, and (3) are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee, following discussion, reached a similar conclusion. The Compensation Committee expects to further review compensation risks from time to time.

Nominating/Corporate Governance Committee

The primary functions of the Nominating/Corporate Governance Committee, as set forth in its charter, are to:

●	identify, evaluate and make recommendations to the Board for director nominees for each annual shareholder meeting and to fill any vacancy on the Board;

●	oversee the Company’s corporate governance policies and to review and assess the adequacy of those policies on an ongoing basis and recommend any changes to the Board;

●	oversee the annual Board assessment of Board performance;

●	oversee the Company’s sustainability initiatives, including ESG matters; and

●	oversee the Company’s political and charitable contributions.

Our Board has delegated to the Nominating/Corporate Governance Committee responsibility for recommending nominees for election to the Board. Other duties and responsibilities of the Nominating/Corporate Governance Committee include periodically reviewing the structure, size, composition, and operation of the Board and each Board committee; recommending assignments of directors to Board committees; conducting a preliminary review of director independence; overseeing director orientation; and annually reviewing and evaluating its charter and performance. The principles set forth in its charter further guide the Nominating/Corporate Governance Committee.

Director Qualifications. We believe that members of the Board should have high professional and personal ethics and values. They should have broad experience at the policy-making level in business or other relevant experience. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to

PS Business Parks • 2021 Proxy Statement • 31

perform all director duties responsibly. In general, the Board seeks to add directors who meet the independence requirements of the NYSE rules. In addition, director candidates must annually submit a completed director questionnaire concerning matters related to independence determination, and the determination of whether a candidate qualifies as an audit committee financial expert, and must satisfactorily complete a background investigation by a third-party firm.

Identifying and Evaluating Nominees for Directors. The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.

The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director.

Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, shareholders, or other persons. These candidates are evaluated at meetings of the Nominating/Corporate Governance Committee and may be considered at any point during the year.

The Nominating/Corporate Governance Committee considers properly submitted shareholder nominations of candidates for the Board in the same manner as other candidates. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating/Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board.

We do not have any other policies or guidelines that limit the selection of director candidates by the Nominating/Corporate Governance Committee, and the Nominating/Corporate Governance Committee and the Board have and continue to exercise broad discretion to select director candidates who will best serve the Board and the Company in the current and anticipated business environment.

Capital Committee

The Capital Committee focuses on assessing, monitoring, and optimizing the Company’s capital expenditures, including development and redevelopment opportunities as well as the Company’s annual recurring capital expenditures, which include maintenance capital, tenant improvements, and leasing commissions. The goal is to position the Company to maximize the long-term benefits of its capital expenditures while ensuring its assets are well maintained and positioned in the marketplace to meet the needs of the Company’s current and prospective customers. The Capital Committee operates pursuant to a formal charter adopted in July 2016.

COMMUNICATIONS WITH THE BOARD

The Company provides a process by which shareholders and interested parties may communicate with the Board. Communication to the Board should be addressed to: Board of Directors, c/o Jeffrey D. Hedges, Executive Vice President, Chief Financial Officer, and Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201. Communications intended for a specified individual director or group of directors should be addressed to the director(s) c/o Secretary at the above address, and all such communications received will be forwarded to the designated director(s).

PS Business Parks • 2021 Proxy Statement • 32

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

The Board meets at regularly scheduled intervals and may hold additional special meetings as necessary or desirable in furtherance of its oversight responsibilities. As described above, the non-management directors generally meet in executive session without the presence of management in connection with each regularly scheduled Board meeting.

In 2020, the Board held 11 meetings, including telephonic meetings. During 2020, all directors attended at least 75% of the meetings held by the Board and all committees of the Board on which each director served, except for Ms. Hawthorne, who attended 55% due to her medical leave of absence. We do not have a policy regarding directors’ attendance at the annual meeting of shareholders, but directors are encouraged to attend. Seven of our directors attended the 2020 annual meeting of shareholders.

The following table summarizes the membership of the Board’s standing committees and the number of meetings held by each committee in 2020:

BOARD COMMITTEE MEMBERSHIP AND 2020 MEETINGS

Director	Audit	Compensation	Nominating/ Corporate Governance	Capital

Ronald L. Havner, Jr.

Joseph D. Russell, Jr.(1)				Member

Maria R. Hawthorne				Member

Jennifer Holden Dunbar	Member	Chair		Member

James H. Kropp(2)		Member	Member

Kristy M. Pipes(1)	Chair		Member

Gary E. Pruitt(1)	Member

Robert S. Rollo (Presiding Independent Director for 2020)		Member	Chair

Peter Schultz(1)	Member			Chair

Stephen W. Wilson		Member		Member

Number of Meetings in 2020	4	9	10	4

(1)   Mr. Russell served as the Interim Chairman of the Capital Committee from July 23, 2019 to February 18, 2020, when Mr. Schultz resumed his role as Chairman of the Capital Committee. Mr. Pruitt served as the Interim Chairman of the Audit Committee from July 23, 2019 to April 22, 2020. On April 22, 2020, Ms. Pipes was appointed as the Chairman of the Audit Committee.

(2)   Mr. Kropp will retire from the Board immediately following the 2021 Annual Meeting.

PS Business Parks • 2021 Proxy Statement • 33

OUR EXECUTIVE OFFICERS

Maria R. Hawthorne, the Company’s former President and Chief Executive Officer, commenced a medical leave of absence on April 20, 2020, and ultimately retired from her role as President and Chief Executive Officer on September 1, 2020. John W. Petersen, the Company’s long-tenured Chief Operating Officer, assumed the role of Interim President and Chief Executive Officer on April 20, 2020, will serve in this role until April 5, 2021, and then will continue his role as Chief Operating Officer. Dan M. Chandler, III has been appointed to serve as our President and Chief Executive Officer, effective April 5, 2021.

The following are biographical summaries of our executive officers.

●

Dan M. Chandler, III, age 53, has been appointed to serve as our President and Chief Executive Officer effective April 5, 2021. The Board intends to appoint Mr. Chandler to the Board after the Annual Meeting. Mr. Chandler served as Executive Vice President, Chief Investment Officer at Regency Centers Corporation (Regency) (NASDAQ:REG), a public real estate investment trust that acquires, develops, owns, and operates open-air shopping centers in the United States, since August 2019. Prior to that, Mr. Chandler served as Regency’s Executive Vice President of Investments since January 2016 and as Managing Director—West Region since 2015, where he oversaw the growth and management of the Regency’s portfolio and new investments throughout California, Oregon and Washington. From 2007 to 2009, Mr. Chandler was a principal with Chandler Partners, a private commercial and residential real estate developer in Southern California. He was a Managing Director—Northeast Investments for Regency from 2006 to 2007, Senior Vice President of Investments (So Cal/Mid-Atlantic) from 2002 to 2006, Vice President of Investments (So Cal) from 1999 to 2002 and was a Director—Project Development (So Cal) at Pacific Retail Trust (PRT) from 1997 until its merger with Regency in 1999. Mr. Chandler holds a Bachelor of Science, a M.B.A. and a Master of Real Estate Development (M.R.E.D.) from the University of Southern California. He is a member of the ICSC and the ULI, where he serves on the Small-Scale Development Council.

●

John W. Petersen, age 57, has been our Executive Vice President and Chief Operating Officer since he joined the Company in December 2004. Mr. Petersen served as Interim President and Chief Executive Officer from April 20, 2020 to April 5, 2021. Prior to joining the Company, Mr. Petersen was Senior Vice President, San Jose Region, for Equity Office Properties (EOP) from July 2001 to December 2004, responsible for 11.3 million square feet of multi-tenant office, industrial and R&D space in Silicon Valley. Prior to working for EOP, Mr. Petersen was Senior Vice President with Spieker Properties from 1995 to 2001, overseeing the growth of that company’s portfolio in San Jose, through acquisition and development of nearly three million square feet. Mr. Petersen is a graduate of The Colorado College in Colorado Springs, Colorado, and was recently the President of the National Association of Industrial and Office Parks, Silicon Valley Chapter.

●

Jeffrey D. Hedges, age 38, joined the Company as Executive Vice President, Chief Financial Officer, Secretary, and principal financial officer on September 17, 2018. Prior to joining the Company, Mr. Hedges served as Senior Vice President, Accounting and Reporting, from 2015 at Invitation Homes (NYSE:INVH) (formerly known as Starwood Waypoint Homes and prior to that Colony Starwood Homes), a publicly traded single-family residential real estate investment trust that owns and operates single-family rental homes in the United States. Mr. Hedges was a Senior Manager in the Transaction Advisory Services and Assurance (Audit) practices at Ernst & Young (EY) from 2006 to 2015. Mr. Hedges is a certified public accountant and holds a Bachelor of Science from the W.P. Carey School of Business, Arizona State University, and a Master of Business Administration from the Wharton School, University of Pennsylvania.

●

Trenton Groves, age 48, has served as the Company’s Senior Vice President, Chief Accounting Officer, Assistant Secretary, and principal accounting officer since September 2018. Mr. Groves joined the Company as Corporate Controller in 2004 and has served as Vice President, Finance, and Corporate Controller since 2007. Prior to joining the Company, Mr. Groves was in public accounting, serving as a Manager in the Assurance (Audit) group at EY from 2002 to 2004 and as Manager at Arthur Andersen

PS Business Parks • 2021 Proxy Statement • 34

from 1998 to 2002. Mr. Groves is a certified public accountant and holds a Bachelor of Science in accounting from California State University, Northridge.

COMPENSATION OF DIRECTORS

The Compensation Committee periodically reviews the Company’s non-employee director compensation and recommends any changes to the Board. The Board makes the final determination as to director compensation. The Board has approved the mix of cash and equity compensation described below.

Retainers and Meeting Fees. Non-employee directors (except for current executives of a PS Business Parks, Inc. or its affiliates, including Public Storage and Shurgard Europe) receive annual cash retainers (paid quarterly and pro-rated for any partial year of service) for serving on the Board and for chairing a committee, and cash payments for attending Board and committee meetings (including all telephonic meetings).

In light of the increased time and preparation required for attendance at meetings of the Board and its committees, the Compensation Committee in December 2020 recommended, and the Board approved, certain amendments to the Company’s Non-Employee Director Compensation Policies to modify per meeting attendance fees. The amendments provide that non-employee directors will be paid $1,000 for attending each of their Board and respective committee meetings, whether held telephonically or in person. The following is the current retainer/fee schedule:

Compensation	Amount

Board member retainer (annual)	$25,000

Chairman of the Board supplemental retainer (annual)	15,000

Audit Committee Chair’s supplemental retainer (annual)	10,000

Other standing committee chairs’ supplemental retainer (annual)	5,000

Board or committee per meeting attendance fee	1,000

Equity Awards. Each new non-employee director whom the Board determines to be independent, upon the date of his or her initial election by the Board or the shareholders to serve as a non-employee director, is granted a non-qualified stock option to purchase 10,000 shares of Common Stock, which vests in five equal annual installments beginning one year from the date of grant or the annual shareholders meeting date in that year, whichever is earlier, subject to continued service. Directors who previously served as Company executives are not eligible to receive this award.

Annually, each non-employee director receives a non-qualified stock option to purchase 2,000 shares of Common Stock, which vests in five equal annual installments beginning one year from the date of grant or the annual shareholders meeting date in that year, whichever is earlier, subject to continued service. The annual grants are made immediately following the annual meeting of shareholders at the closing price of the Common Stock on the NYSE on such date.

Upon retirement of a non-employee director from the Board, all outstanding options vest effective on the date of retirement and the director has one year to exercise all vested options. A retirement shall have occurred if (i) a non-employee director is not nominated for re-election pursuant to the Company’s mandatory retirement policy; or (ii) a non-employee director ceases service on the Board and the non-employee director has a combined age and years of service of at least 80 years, where the non-employee director is at least age 55 and has provided at least 10 years of Service (as defined in the 2012 Equity and Performance-Based Incentive Compensation Plan) to the Company (including its subsidiaries and affiliates).

PS Business Parks • 2021 Proxy Statement • 35

Each non-employee director who joins the Board receives a grant of 10,000 deferred stock units that vest in ten equal annual installments on each of the first ten anniversaries of the date the director commences service on the Board subject to certain conditions. The awards are intended to retain and reward long-term service on the Board and to provide equity compensation to Board members. Directors receive dividend equivalents on vested retirement shares. Directors who are former Company employees do not earn retirement shares for Board service until his/her completion of participation in the Company’s equity incentive plans as a former employee (i.e., until all unvested outstanding equity awards received by the former employee for his/her service as an employee have vested).

Director Stock Ownership Guidelines. Pursuant to the Corporate Governance Guidelines, each non-management director is encouraged to have a significant stock ownership in the Company. All directors are expected, within three years of election, to own at least $100,000 of Common Stock of the Company, as determined using the per-share value on the date of acquisition. All of our directors meet this stock ownership requirement.

Director Compensation in Fiscal 2020. The following table presents the compensation provided by the Company to our directors for the fiscal year ended December 31, 2020.

Director(1)	Fees Earned or Paid in Cash(2)	Director Retirement Shares(3)	Option Awards(4)	All Other Compensation(5)	Total

Ronald L. Havner, Jr.	$51,000	-	$33,420	$42,000	$126,420

Maria R. Hawthorne	5,083	-	-	-	5,083

Jennifer Holden Dunbar	58,500	-	33,420	42,000	133,920

James H. Kropp	55,500	-	33,420	42,000	130,920

Kristy M. Pipes(6)	58,000	$175,480	33,420	2,100	269,000

Gary E. Pruitt(6)	45,500	80,870	33,420	33,600	193,390

Robert S. Rollo	60,500	75,060	20,460	26,250	182,270

Joseph D. Russell(6)	-	-	33,420	-	33,420

Peter Schultz(6)	49,500	80,870	20,460	33,600	184,430

Stephen W. Wilson	44,500	173,330	33,420	2,100	253,350

Total	$428,083	$585,610	$274,860	$223,650	$1,512,203

(1)

Joseph D. Russell, Jr. did not receive any cash compensation for service as a director during 2020. Ms. Hawthorne did not receive any cash compensation for service as a director during the portion of 2020 where she served as President and Chief Executive Officer. Beginning on September 1, 2020, Ms. Hawthorne ceased to be an employee of the Company and began receiving meeting fees. Ms. Hawthorne’s compensation for the portion of the year she served as CEO is set forth below beginning on page 53. Ms. Hawthorne also did not receive any option awards for her service as a director in 2020.

(2)	Reflects the adjustment to per meeting fee attendance effective January 1, 2020, as approved by the Board in December 2020.

(3)

Upon commencement of board service, each director receives a grant of 10,000 deferred stock units that vest in ten equal annual installments over the duration of their board service and are payable in shares of Common Stock upon retirement, subject to certain conditions. For a more detailed discussion, refer to “Compensation of Directors—Retirement Stock Grants” above. The amounts shown for each director reflect the portion of the grant date fair value allocable to units that vested in 2020. At December 31, 2020, Messrs. Havner and Kropp and Ms. Dunbar were each entitled to receive 10,000 fully-vested shares of Common Stock upon retirement; Messrs. Pruitt and Schultz were each entitled to 8,000 shares; Mr. Rollo was entitled to receive 7,000 shares; and Ms. Pipes and Mr. Wilson were each entitled to 1,000 shares. As of December 31, 2020, the value of each award of 10,000 shares was $1,328,700; the value of 8,000 shares was $1,062,960; the value of 7,000 shares was $930,090; and the value of 1,000 shares was $132,870, each based on the closing price of $132.87 of our Common Stock as of December 31, 2020.

(4)

Reflects the fair value on the date of grant of option awards granted during 2020. As of December 31, 2020, each director had the following number of options outstanding: Ronald L. Havner, Jr., 20,136, of which 14,136 are vested; Jennifer Holden Dunbar, 18,068, of which 12,068 are vested; James H. Kropp, 16,000, of which 10,000 are vested; Kristy M. Pipes, 12,000, of which 2,000 are vested;

PS Business Parks • 2021 Proxy Statement • 36

Gary E. Pruitt, 28,410, of which 22,410 are vested; Robert S. Rollo, 13,670, of which 7,670 are vested; Joseph Russell, 8,000, of which 2,400 are vested; Peter Schultz, 28,410, of which 22,410 are vested; and Stephen W. Wilson, 12,000, of which 2,000 are vested. For a more detailed discussion of assumptions used in the calculation of these amounts, refer to Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Form 10-K filed with the SEC on February 22, 2021.

(5)	All other compensation consists of dividend equivalents paid on vested retirement shares.

(6)

Mr. Russell was not compensated for his service as Interim Chairman of the Capital Committee. Mr. Schultz’s retainer for serving as Chairman of the Capital Committee was prorated based on his service from February 18, 2020 to December 31, 2020. Ms. Pipes and Mr. Pruitt’s retainers for serving as Chairmen of the Audit Committee were prorated based on their service dates of April 22, 2020 to December 31, 2020 for Ms. Pipes and January 1, 2020 to April 22, 2020 for Mr. Pruitt.

The Board recommends voting FOR all director nominees.

PS Business Parks • 2021 Proxy Statement • 37

Proposal 2:

Advisory Vote to Approve

Compensation of

Named Executive Officers

Approve 2020 compensation for the Company’s named executive officers (NEOs), as discussed and disclosed in the CD&A, the compensation tables, and any related material contained in this proxy statement.

RECOMMENDATION:

Vote FOR approval

PS Business Parks • 2021 Proxy Statement • 38

PROPOSAL 2

ADVISORY VOTE TO APPROVE COMPENSATION

OF NAMED EXECUTIVE OFFICERS

Advisory Vote

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (Exchange Act), we provide shareholders an annual advisory vote to approve the compensation of our Named Executive Officers (NEOs), also known as a “Say-on-Pay” proposal. Although the shareholder vote is advisory and nonbinding on the Company, the Compensation Committee, which is responsible for designing and administering the compensation program, values the opinions expressed by shareholders. The Compensation Committee will consider and weigh heavily the outcome of the vote when making future compensation decisions.

We believe our compensation program for NEOs helped the Company deliver strong performance in 2020, despite an unprecedented and challenging operating environment due to the COVID-19 pandemic, and despite the Company’s full-time CEO, Maria Hawthorne, being on medical leave for nearly five months and ultimately retiring in September 2020. Our Compensation Committee’s determinations regarding 2020 incentive compensation were grounded in a principled, thoughtful, and comprehensive assessment our NEOs’ leadership during this crisis and their successful execution of strategic and operational priorities.

Accordingly, we are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion that accompanies the compensation tables.”

In considering your vote, you should review with care the information presented in the Compensation Discussion and Analysis below.

The Board recommends a vote FOR approval of our NEO compensation as described in this proxy statement.

PS Business Parks • 2021 Proxy Statement • 39

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

The Compensation Committee’s goal for our executive compensation program is to hire, retain, and motivate our senior management team to achieve solid financial results and create long-term shareholder value. We believe that our compensation programs have been effective in helping the Company move towards its financial and operational goals.

In general:

●	our compensation program has helped establish a strong culture of performance, operational excellence, and consistency, and enabled us to build a high-performing organization;

●	we are a leader in our industry in delivering sustainable growth and enhanced distributions to shareholders;

●	our compensation philosophy and processes align compensation with performance and the creation of long-term value in a disciplined, balanced, and responsible manner; and

●	our business model and supporting compensation program are effective in achieving our objective of building long-term value.

OUR COMPENSATION PHILOSOPHY AND PRACTICES ALIGN EXECUTIVE PAY WITH PERFORMANCE AND CREATION OF LONG-TERM VALUE

Compensation Objectives and Process

Our compensation goals are to hire and retain exceptional executives and to motivate our senior management team to create long-term value. We pay our NEOs based on what the Compensation Committee considers appropriate in view of individual and corporate performance, market and peer compensation practices, and our objective of aligning our NEOs’ interests with those of our shareholders to maximize long-term value.

In general, our compensation program for NEOs is composed of: (1) base salary; (2) short-term incentives generally in the form of annual cash bonuses; and (3) equity awards subject to long-term vesting, which may include restricted stock units (RSUs) and/or stock options.

We design our incentive compensation programs for NEOs to reward achievement of Company-wide, functional, and individual performance goals by tying awards to objectives that the Compensation Committee believes are key drivers of long-term, sustainable performance.

Because we design each component of our compensation program to accomplish or reward different objectives, the Compensation Committee generally determines the award of each component separately. With respect to 2020 compensation, the Compensation Committee did not retain or rely on information provided by any third-party compensation consultant in setting compensation levels and awards for our NEOs.

The Compensation Committee generally considers corporate, business unit, and individual performance and other relevant factors when setting compensation of NEOs. The Compensation Committee solicits and considers our CEO’s views on the performance of the executive officers reporting to the CEO, including each of the other NEOs. The Compensation Committee may solicit and consider the views of the Chairman and the Board with respect to compensation of the CEO.

PS Business Parks • 2021 Proxy Statement • 40

Our CEO attends all meetings of the Compensation Committee at which the Committee discusses (i) the compensation of the other NEOs or other employees and/or (ii) Company-wide compensation matters, such as the consideration of new equity plans. Our CEO does not vote on items before the Compensation Committee.

The Compensation Committee made all final compensation decisions for NEOs in 2020. The Board was informed of all final compensation decisions for NEOs and ratified the final compensation decisions for the CEO. Neither Ms. Hawthorne nor Mr. Petersen participated in the deliberations of the Compensation Committee with respect to setting their own compensation.

For more information on the Compensation Committee and its responsibilities, see “Corporate Governance and Board Matters—Committees of the Board—Compensation Committee” on page 30.

Focus on Pay for Performance

The guiding principle of our executive compensation philosophy is to pay for performance and incentivize our NEOs to create long-term value. The Compensation Committee believes that NEO compensation should be based on the Company’s achievement of strategic, operational, and financial goals and on each executive’s individual contributions. This link between incentive payouts and achievement of goals has helped drive our strong and consistent performance year after year. We believe our focus on pay for performance has fueled our impressive long-term performance. For example, our TSR beat the NAREIT Equity Index for the 5-year, 10-year, and 20-year periods ending December 31, 2020 and the S&P MidCap 400 for the 20-year periods ending December 31, 2020, averaging 11.6% in total annual return since 2001.

Assessment of Individual Contributions to Overall Performance

The Compensation Committee’s evaluation of each NEO places strong emphasis on his or her contributions to the Company’s overall performance in addition to his or her individual business or functional area. The Compensation Committee believes that the NEOs share responsibility to support the goals and performance of the Company as a whole.

Sound Governance Practices

In designing our executive compensation around the philosophy and objectives outlined above, the Compensation Committee believes that our program encourages the highest performance standards and aligns the interests of our NEOs with the long-term interests of our shareholders by:

●	keeping our NEOs focused on delivering sustainable results that are aligned with the Company’s business model;

●	aligning the financial gains and losses of each NEO with objectives the Compensation Committee believes will drive long-term shareholder returns; and

●	supporting retention and continuity of leadership.

At the same time, the following features of our program discourage inappropriate risk taking:

●	extensive stock holding requirements;

●	long vesting periods on equity compensation;

●	no guaranteed bonuses other than for new hires in their first year of employment; and

●	no additional grants to balance changes in value of prior grants.

PS Business Parks • 2021 Proxy Statement • 41

The following key features of our compensation program reflect our philosophy:

What We Do	What We Don’t Do
Substantial portion of our NEOs’ compensation “at risk”	No guaranteed bonus arrangements with our NEOs except for new hires

High percentage of executive compensation in equity	No excessive perquisites

Long equity vesting periods promote retention and align pay with long-term value creation	No repricing of stock options

Robust stock ownership guidelines	No tax gross ups

Strong clawback provisions	No supplemental retirement plans

Double trigger for accelerated vesting of equity upon a change in control	No hedging against price fluctuations in the Company’s securities

WE USE VARIOUS COMPENSATION ELEMENTS TO INCENTIVIZE AND REWARD LONG-TERM VALUE CREATION

We typically pay our NEOs a mix of cash and equity, the majority of which is “at risk” and tied to achieving performance objectives set by the Compensation Committee in light of the Company’s long-term strategy and the current business environment. We promote responsible growth and risk management and align the interests of our executives with the interests of our shareholders by using performance-based equity awards that are subject to long vesting periods as the predominant form of compensation.

Compensation Type		Pay Element	Primary Objectives
Fixed Pay	Cash Compensation	Base Salary	● As the only fixed element of compensation, provides stable income and compensation for day-to-day responsibilities ● Helps attract and retain exceptional talent
At-Risk Pay		Performance-Based Bonus	● Variable compensation aligned with business strategy ● Motivate and reward achievement of annual financial, operational, and individual goals
	Equity Compensation	Performance-Based RSUs

●   Drive sustainable performance through achievement of multiple predetermined financial and other goals

●   Foster ownership culture and align the interest of executives with those of shareholders

●   Help retain executive talent through extended vesting schedule (five tranches over four years)

●   RSU Deferral Program permits deferred receipt of shares, which may provide tax benefits

We may also occasionally grant stock options, which provide significant value in the retention of executives, including in connection with new executive hiring or promotions. As with our practice with RSUs, we motivate executives to focus on long-term value creation and sustained financial performance and improve retention by subjecting stock option grants to long vesting periods. Stock options are granted with an exercise price of not less

PS Business Parks • 2021 Proxy Statement • 42

than 100% of the fair market value of the Common Stock on the grant date. This ensures that the options will have value only when the price of our Common Stock increases after the grant date and remains above the exercise price through the vesting period, which further aligns the interests of our executives and shareholders.

EQUITY GRANT PRACTICES

Equity grants to all of our executive officers, including the NEOs, must be approved by the Compensation Committee, which consists entirely of independent directors, and:

●

grants occur only at meetings or upon written actions of the Board or the Compensation Committee (including telephonic meetings), and are made effective as of the date of the meeting or written action, or a future date if appropriate (such as in the case of a new hire);

●	equity awards to executive officers are not timed in coordination with the release of material non-public information;

●	awards are subject to the terms of our 2012 Equity and Performance-Based Incentive Compensation Plan (the 2012 Plan);

●	equity awards to executive officers have vested over an extended period, which the Compensation Committee believes furthers the goals of retention and motivation over the long-term;

●

with respect to awards to NEOs other than our CEO, the Compensation Committee determines award levels based on recommendations from our CEO, taking into consideration each individual’s responsibilities and performance, as discussed in more detail below; and

●	with respect to awards to the CEO, the Compensation Committee may solicit and consider the views of the Chairman and the Board when determining award levels.

In January 2020, the Compensation Committee approved the Employee RSU Deferral Program under the 2012 Equity and Performance-Based Incentive Compensation Plan approved by shareholders. The Employee RSU Deferral Program gives certain employees, including the NEOs, under certain circumstances the option of deferring receipt of shares that the Company would otherwise deliver to the employee on the vesting dates of RSUs, which may provide tax benefits for employees, deferring taxation to later dates.

Executive Officer Stock Ownership Guidelines

The Board implemented stock ownership guidelines for NEOs effective April 28, 2015. Each NEO is expected to beneficially own Common Stock equal in market value to a specified multiple of his or her annual base salary—five times base salary for the CEO and three times base salary for the other NEOs. All of our NEOs who have been with the Company at least five years exceed his/her stock ownership requirement. Only shares of Common Stock (1) owned by the executive, (2) owned jointly by him/her and his/her spouse, (3) owned by his/her spouse, (4) held by him/her in the 401(k) Plan, or (5) held in custodial accounts or trust for him/her or for his/her spouse and/or children are counted for determining compliance with these guidelines. Unvested time-based RSUs and in-the-money value of vested options are NOT counted for determining compliance with these guidelines.

2020 SAY ON PAY VOTE

At our 2020 Annual Meeting, 98% of the votes cast were in favor of the compensation paid to our NEOs in 2019, up from 97% support at our 2019 Annual Meeting. This approval signaled strong shareholder support of the elements and amounts of compensation paid for both 2019 performance and the compensation opportunities established to reward long-term growth and performance.

PS Business Parks • 2021 Proxy Statement • 43

2020 NEO COMPENSATION FRAMEWORK

In early 2020, the Compensation Committee approved the following key components of the Company’s 2020 compensation program, taking into account the Company’s financial and strategic goals and performance expectations at that time:

Base Salaries. Consistent with the Compensation Committee’s philosophy that executive compensation should be more heavily weighted towards performance-based, at-risk compensation, the Compensation Committee did not change NEO base salaries for 2020 from year-end-2019 levels, except for Mr. Groves, whose base salary was increased from $200,000 to $240,000 effective January 1, 2020. The 2020 base salary for Mr. Petersen did not change in connection with his promotion to Interim President and Chief Executive Officer in April 2020.

2020 Annual Cash Incentive Program. Prior to the onset of the economic effects of the COVID-19 pandemic in the U.S., the Compensation Committee established the 2020 annual cash incentive program with the following performance thresholds for funding the program: (i) at least 2.0% growth in 2020 Same Park Cash NOI and (ii) at least 5.0% growth in Adjusted FAD. Actual payouts were set according to the following rubric: 50% based on Same Park Cash NOI growth; 30% based on achievement of individual business goals; and 20% on acquisitions and balance sheet management. The Same Park Cash NOI growth component (50% of target bonus opportunity) was further conditioned on actual performance against the Company’s Cash NOI growth budget for 2020, according to the following payout scale, which incentivizes our management team to exceed their budgeted goal:

Actual Performance against Budgeted Cash NOI Growth	Payout (50% of Target Opportunity)
100%	90%
105%	100%
110%	110%
115%	125%

The Compensation Committee selected these metrics because of their importance to the long-term success of the Company. The Compensation Committee set 2020 bonus target amounts at 100% of base salary for Ms. Hawthorne and Messrs. Petersen and Hedges, and 83% for Mr. Groves.

For purposes of determining performance metrics, Adjusted FAD is calculated as FAD after neutralizing the effect of (a) property dispositions during the performance year and/or the year prior, (b) year-over-year changes in maintenance capital, and (c) year-over-year changes cash paid for taxes in lieu of shares upon vesting of RSUs. FAD is computed by adjusting consolidated Funds From Operations (FFO) to (a) deduct recurring capital improvements that maintain the real estate value, capitalized tenant improvements, and lease commissions, (b) eliminate certain income or expenses such as straight-line rent and stock compensation expense and (c) eliminate the impact of non-cash charges related to preferred equity redemptions. FFO represents GAAP net income before real estate depreciation and amortization expense, gains or losses on sales of operating properties and land and impairment charges on real estate assets.

2020 Equity Incentive Plan. The Company did not have an equity incentive program for 2018 and 2019. In January 2020, the Compensation Committee approved a new annual Equity Incentive Plan under the Company’s 2012 Equity and Performance-Based Incentive Compensation Plan. The Equity Incentive Plan applies to the Company’s senior management, including its NEOs.

Under the Equity Incentive Plan, NEOs are eligible to receive RSUs subject to achievement of threshold levels of performance for two pre-established annual performance metrics: (1) growth in the Company’s net asset value (NAV) per share, and (2) change in total shareholder value creation (SVC) (with such metric to be based on growth in net asset value per share plus dividend yield calculated as common dividend distributions divided by the trailing 90-day price of our common stock at the beginning of the performance year), each as computed by the Compensation Committee pursuant to the terms of the Equity Incentive Plan. Under the Equity Incentive Plan,

PS Business Parks • 2021 Proxy Statement • 44

NAV is calculated as the sum of the value of the Same Park portfolio, which is calculated by applying a static cap rate (same rate applied to both periods) against trailing twelve month reported Cash NOI, the value of the stabilized multifamily portfolio computed in the same manner, and the undepreciated cost of other properties owned, less net debt, preferred stock, and other liabilities (net of other assets) all as reported in the GAAP balance sheet, and less the value of G&A expense using the same cap rate valuation methodology discussed above.

The Compensation Committee sets threshold levels of achievement each year. For 2020, the Compensation Committee set the performance targets to be (1) at least 5.0% growth in NAV per share; and (2) SVC growth of at least 7.4%. Both performance metrics must be satisfied for any awards to be granted. The Compensation Committee set these performance metrics prior to the onset of the COVID-19 pandemic’s economic effects, based on the Company’s budget and outlook at that time. If threshold levels for both of the pre-established performance targets are achieved, NEOs will generally receive their target award. However, the Compensation Committee may implement up to a 25% upward or downward adjustment of the actual RSU award based on the Committee’s assessment of the individual’s execution of certain long-term strategic and operational goals during the performance period. Any RSUs earned upon achievement of the performance goals will vest in five equal installments, with the first installment vesting on or around March 2021, and each subsequent installment vesting annually thereafter.

2020 At-Risk Compensation. We believe that paying a significantly larger percentage of total compensation to our NEOs in performance-based cash and equity incentive awards advances our pay-for-performance compensation philosophy. The following charts depict the split between (i) compensation tied to the achievement of performance goals, consisting of RSUs and annual cash incentive awards and (ii) compensation not tied to performance goals, consisting of base salary, for our CEO and for all of our NEOs together as approved by the Compensation Committee in the beginning of 2020 (prior to the onset of the COVID-19 pandemic’s economic effects).

(1)

The amounts in the charts above include RSUs and annual cash incentive awards that would have been paid assuming target achievement for 2020 and exclude the one-time RSU award of 20,000 RSUs to Mr. Petersen related to his appointment as Interim President and Chief Executive Officer. CEO compensation reflects annualized compensation for Ms. Hawthorne as she served as the Company CEO at the time the 2020 compensation program was approved by the Compensation Committee.

PS Business Parks • 2021 Proxy Statement • 45

CHANGES IN COMPANY STRATEGY AND OUTLOOK FOR 2020 AS A RESULT OF THE COVID-19 PANDEMIC

The COVID-19 pandemic resulted in sudden and severe disruptions to the U.S and global economic environment. The pandemic and government responses to combat it—including widespread “stay-at-home” orders, business closure orders, and other restrictions on commercial activities—resulted in adverse economic consequences, including a historic increase in U.S. unemployment and a disproportionate effect on small businesses. These adverse economic effects directly and significantly affected the Company’s business starting in March 2020 and continuing throughout the year. The immediate and most impactful effects of the COVID-19 pandemic on the Company’s business and operations included:

●	Reduced leasing demand at most of the Company’s parks in most markets;

●

Collectability issues with certain customers for base rent and expense recovery billings due to disruptions to certain customers’ businesses, which resulted in significant year-over-year increases in rent deferrals and abatements and, consequently, a year-over-year decrease in our Same Park Cash NOI and lower adjusted FAD growth rates than what we likely would have otherwise achieved;

●

Logistical and operational challenges to running our business as a result of governmental stay-at-home orders and other necessary precautions taken by the Company to prioritize the safety and well-being of our employees, customers, and vendors; and

●	Increased operating and capital expenses incurred related to the installation of safety and other protective equipment.

REVISED 2020 OPERATIONAL AND STRATEGIC PRIORITIES

In light of the significant adverse effect of the COVID-19 pandemic on our business, the Company’s Board and senior management met regularly beginning in March 2020—ultimately meeting ten times through the end of the year—to discuss the Company’s strategy for mitigating these effects and protecting the well-being of the Company’s employees and customers.

As a result of these deliberations, senior management, under the oversight of the Board, adopted a number of changes to its operational and strategic priorities in response to the COVID-19 pandemic. Specifically, the senior management team determined that the following key priorities were paramount to the continued success of the Company as it navigated through the COVID-19 environment:

Operational Priorities	Strategic Priorities

Stabilize occupancy	Build out senior executive team with initiatives to fill key leadership positions
Maintain lease economic values	Optimize IT platform to support prolonged virtual workplace arrangements and enhanced data analytics capabilities
Reduce accounts receivables and return to normal levels
Provide rent relief as appropriate and maximize deferred rent collections	Aggressively pursue entitlements for certain parks with redevelopment potential

PS Business Parks • 2021 Proxy Statement • 46

Management and the Board deemed the foregoing revised key operational priorities to be significant and designed to preserve near-term portfolio cash flow generation without disrupting long-term value creation. In addition, management determined, and the Board affirmed, that the above strategic priorities were critical to the Company’s long-term capabilities and ability to generate shareholder value in the pandemic environment and beyond.

THE COMPENSATION COMMITTEE’S APPROACH TO COVID-19 EFFECTS ON 2020 INCENTIVE COMPENSATION

After the Compensation Committee set the 2020 incentive compensation framework and performance targets in early 2020, the COVID-19 pandemic began fundamentally to alter the economic and operational landscape for the Company. The pandemic has had a materially adverse effect on the Company’s business results. In order to address the challenges of the pandemic, our management team, in close consultation with the Compensation Committee and the Board, updated the Company’s strategic and operational priorities, as discussed above.

In the wake of these strategic and operational changes and the material change to the Company’s 2020 financial outlook resulting from the pandemic, beginning in June 2020, the Compensation Committee commenced a comprehensive process to review the Company’s 2020 incentive compensation program. Through these deliberations, the Compensation Committee concluded that the 2020 financial performance metrics and targets that it had previously established for 2020 incentive compensation awards were likely unattainable due to the pandemic and were no longer consistent with the Company’s updated strategic and operational priorities. Indeed, incentivizing management to achieve the previously established short-term performance targets could, given the current environment, have had significant adverse effects on long-term performance.

Accordingly, the Compensation Committee concluded that the original 2020 incentive compensation goals were no longer consistent with the objectives of the compensation program of retaining and motivating our senior management team to achieve solid financial results and create long-term value. Moreover, because the duration and effects of the COVID-19 pandemic continue to be unpredictable, the Compensation Committee did not believe it could reasonably set revised metrics or targets. Instead, the Compensation Committee concluded that it was in the best interest of the Company and its shareholders—and consistent with the Company’s compensation philosophy—to realign the Company’s approach to 2020 NEO compensation to incentivize management to focus on the Company’s revised strategic and operational priorities.

The Compensation Committee received regular updates regarding management’s performance against these strategic and operational priorities, meeting five times in Q3 and Q4 2020. In early 2021, the Compensation Committee determined 2020 compensation awards after considering (i) the operating environment and the effects of COVID-19 on financial performance, (ii) management’s performance against all relevant factors, including management’s execution of the revised strategic and operational priorities and the Company’s financial performance, and (iii) each NEO’s performance against individual goals and objectives, as further discussed below.

2020 PERFORMANCE RESULTS

Original Annual Cash Incentive Plan and Equity Incentive Plan Threshold Goals

Primarily due to the economic and other effects of the COVID-19 pandemic, the Company in 2020 saw a 0.9% decline in Same Park Cash NOI and 2.6% growth in adjusted FAD—below the threshold performance metrics under the Annual Cash Incentive Plan originally approved by the Compensation Committee prior to the COVID-19 pandemic. In addition, NAV per share and SVC grew by 0.3% and 2.7%, respectively, in 2020, below the threshold performance metrics under the 2020 Equity Incentive Plan.

PS Business Parks • 2021 Proxy Statement • 47

However, in evaluating appropriate 2020 incentive awards, the Compensation Committee considered the effects of the COVID-19 pandemic on the Company’s performance relative to these metrics. Specifically, the Committee considered the Company’s strong Q1 2020 pre-pandemic results and the pandemic’s effects on the following:

●	Customer rent deferrals

●	Customer rent abatements

●	Year-over-year increase in accounts receivables write-offs

●	Cash basis non-recognized revenue

●	Net revenues lost due to COVID-19 related early lease terminations

The Committee determined that these pandemic effects on the Company’s financial performance were significant, and that adjusting for these effects would have resulted in the Company meeting or exceeding (1) the original Same Park Cash NOI and Adjusted FAD Growth performance thresholds under the Annual Cash Incentive Plan and (2) the original NAV per share and SVC growth targets under the Equity Incentive Plan.

ACHIEVEMENT OF REVISED 2020 OPERATIONAL AND STRATEGIC PRIORITIES

In early 2021, the Compensation Committee met to evaluate the senior management team’s performance against the Company’s revised operational and strategic priorities. In its evaluation, the Compensation Committee considered the following notable achievements:

Operational Priorities

●

Shortly after the onset of the pandemic, we quickly stabilized day-to-day operations through rapid mobilization of work-from-home arrangements for our corporate and field team members; we subsequently established an optional return-to-office policy with strict safety protocols for employees who periodically need access to our various office locations.

●

Our team generated 7.5 million square feet of lease production, representing a 0.1 million square foot increase in total lease production from the prior year, with associated cash rental rate growth of 5.8%; included in our 2020 lease production were four individual leases each over 100,000 square feet, two of which represent the largest two transactions (in terms of total contractual revenue) in the Company’s history.

●

We maintained averaged lease economic values, as measured by our proprietary lease valuation metric, well above target levels as a result of (1) positive rent growth in nearly all markets, and (2) transaction cost capital at near record low levels for the Company.

●

We ended the year with a commercial accounts receivable balance (excluding U.S. government customers) of $0.6 million, which is in-line with the balance in the prior year and in-line with historic average.

●

We successfully developed and implemented an electronic workflow designed for the efficient evaluation and processing of rent relief requests from our customers; in total, approximately 11% of our customers, based on rental income, received from us some form of rent relief, and through December 31, 2020, we had successfully collected 97% of scheduled deferred rent repayment through that date.

PS Business Parks • 2021 Proxy Statement • 48

Strategic Priorities

●

We hired a Vice President of Information Technology who joined the Company in early 2021 and who will lead the design, development, and implementation of a modern, scalable IT platform and further enhance the Company’s data collection and data analytics practices, providing senior management with better portfolio management and oversight capabilities.

●	We commenced a search processes for a Chief Investment Officer and Vice President of Development, both of whom will add bench strength to our existing senior management team.

●

We obtained final development plan approval and commenced construction of Brentford at The Mile, a 411-unit multifamily development in Tysons, Virginia; prior to development commencement we successfully identified and secured 7% construction cost savings resulting from local market disruptions related to the COVID-19 pandemic.

●	We commenced development and delivered a new 83,000 square foot multi-tenant industrial building in Dallas, Texas, completed on time and on budget.

Management Performance

In addition to the Company’s performance relative to the foregoing operational and strategic priorities, the Compensation Committee evaluated our NEOs’ performance individually and as a group, particularly with respect to their effectiveness in leading the Company through the COVID-19 crisis when the Company’s former CEO was on a medical leave of absence and, subsequently, when the Company was conducting an internal and external search for a permanent CEO. Specifically, the Committee recognized the following accomplishments:

John W. Petersen Interim CEO and President Chief Operating Officer	Jeffrey D. Hedges Chief Financial Officer	Trenton Groves Chief Accounting Officer

●   Served as Interim CEO since April 2020 while also serving as COO

●   Led Company management to define and achieve revised operational and strategic priorities

●   Completed nearly $60.1 million of acquisitions, four of the largest lease transactions in company history, and advanced development/redevelopment projects

●   Assisted Interim CEO with operational oversight

●   Led Company response to COVID-19 pandemic, including protecting employees and working with customers to preserve lease values

●   Significant progress in optimization of IT platform, including hiring VP of Information Technology

● Implemented rent deferral management and risk assessment policies and procedures ● Managed Enterprise Risk Management program ● Implemented new payroll system and expense reconciliation platform

Based on the foregoing, the Compensation Committee concluded that our NEOs met, and in most cases, exceeded, the revised strategic, operational, and individual goals that the Board, the Committee, and management had previously set in light of the COVID pandemic’s economic and other effects. Our management team’s exemplary performance informed the Committee’s decisions regarding 2020 incentive compensation, as discussed below.

2020 INCENTIVE COMPENSATION AWARDS

In early 2021, the Compensation Committee determined 2020 compensation awards after considering (i) the operating environment and the effects of COVID-19 on financial performance, (ii) management’s performance against all relevant factors, including management’s achievement of the strategic and operational priorities described above and the Company’s financial performance, and (iii) each NEO’s performance against individual and team goals and objectives, including the individual achievements described above.

PS Business Parks • 2021 Proxy Statement • 49

The following is a summary of the Compensation Committee’s decisions with respect to 2020 incentive compensation for our NEOs. The Compensation Committee believes that these payouts reasonably reward our NEOs for exemplary performance under extraordinarily difficult circumstances, reflect management’s contributions to the successes the Company achieved in 2020, and are consistent with the Company’s compensation philosophy.

Annual Cash Incentive Plan. In recognition of the exemplary performance of our NEOs in leading the Company through the COVID-19 pandemic as discussed above, while being mindful of the Company’s overall financial performance in the difficult business environment caused by the pandemic, the Compensation Committee awarded the NEOs 2020 annual cash incentive payouts equal to 95% of target (amounting to 95% of base salary) for Mr. Petersen, 95% of target (amounting to 95% of base salary) for Mr. Hedges, and 85% of target (amounting to 70.8% of base salary) for Mr. Groves.

Equity Incentive Plan. The Compensation Committee also awarded RSUs in an amount equal to 100% of the 2020 Equity Incentive Plan target for Mr. Hedges and Mr. Groves. As a result, RSU awards were granted as follows: Mr. Hedges—4,429 RSUs and Mr. Groves—1,372 RSUs. These grants will vest in five equal installments, with the first installment vesting on or around March 1, 2021, and each subsequent installment vesting annually thereafter.

In determining the amount of the RSU grants to Messrs. Hedges and Groves, the Compensation Committee considered the Company’s achievement of the critical strategic and operational priorities discussed above and how the long vesting periods of these awards address retention considerations stemming from the Company’s lack of an equity incentive plan since 2018.

In light of the special one-time retention equity grant approved by the Compensation Committee in October 2020 to Mr. Petersen for his service as Interim President and Chief Executive Officer (as described below), the Compensation Committee determined that no further RSU awards were appropriate and therefore did not award Mr. Petersen any additional awards under the Equity Incentive Plan.

Special One-Time Equity Award to Mr. Petersen. On October 30, 2020, the Compensation Committee approved a one-time special equity retention grant of 20,000 RSUs to Mr. Petersen. The Compensation Committee determined that the special retention grant was appropriate in light of Mr. Petersen’s service as the Interim President and Chief Executive Officer, a role Mr. Petersen held from April 20, 2020 and throughout the remainder of 2020. Further, the Compensation Committee deemed it important to retain Mr. Petersen while the Board continued its search for a permanent Chief Executive Officer and beyond, especially in light of the operational challenges associated with the COVID-19 pandemic and the competitive market for talent. Mr. Petersen did not otherwise receive any additional special compensation for his service as Interim President and Chief Executive Officer in 2020, and the Compensation Committee did not award Mr. Petersen any additional equity incentive awards for 2020 performance under the Equity Incentive Plan. The special retention grant will vest in five equal installments, with the first installment vesting on or around March 1, 2021, and each subsequent installment vesting annually thereafter.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Compensation Committee considers the tax deductibility of compensation as one factor when considering executive compensation program alternatives. Due to its tax status as a REIT, the Company must generally distribute its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and so, distributions to shareholders may be higher than they would be otherwise.

Prior to January 1, 2018, Section 162(m) imposed a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s current chief executive officer and certain other executive officers. Certain “performance-based” compensation exceeding $1,000,000 annually paid to the executives was excluded from Section 162(m)’s limitation and was deductible if certain requirements were met. The Company generally designed awards of stock options, certain restricted share units, and cash incentives to qualify as deductible “performance-based” compensation.

PS Business Parks • 2021 Proxy Statement • 50

Under tax reform legislation signed into law on December 22, 2017 (the “Tax Cuts and Jobs Act”), the deductibility of executive compensation was limited further, effective January 1, 2018. Section 162(m) still imposes a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s current chief executive officer and certain other executive officers. But, the exclusion for “performance-based” compensation was repealed, and the group of employees subject to the limitation was expanded to include the chief financial officer and certain former executive officers.

The Compensation Committee has in the past approved and has reserved the right in the future to approve compensation that does not qualify for deductibility in circumstances it deems in the Company’s best interests.

2021 COMPENSATION OUTLOOK

The Compensation Committee believes the Company is well-positioned as a result of management’s focus and successful execution over the last several years. Given these expectations, the Compensation Committee met in January and February 2021 and made the following decisions for 2021 NEO compensation:

●	Base Salaries. NEO base salaries for 2021 are as follows: $450,000 for Mr. Petersen, $375,000 for Mr. Hedges, and $240,000 for Mr. Groves.

●

Annual Cash Incentive Plan. Target bonus amounts for 2021 are set at 100% of base salary for each of Mr. Petersen and Mr. Hedges, and 83% for Mr. Groves based on satisfaction of multiple pre-established 2021 performance targets relating to (1) adjusted FAD growth, (2) Cash NOI growth, and (3) leadership and individual performance goals.

●

Equity Incentive Plan. The Compensation Committee approved the following aggregate target number of RSUs that would be granted to the NEOs for 2021 performance under our Equity Incentive Plan, assuming that pre-established 2021 performance targets relating to NAV per share growth and SVC growth are achieved: 7,428 RSUs for Mr. Petersen; 6,060 for Mr. Hedges; and 1,877 RSUs for Mr. Groves.

On February 26, 2021, the Board appointed Mr. Chandler as President and Chief Executive Officer, effective April 5, 2021. In connection with the appointment the Board provided Mr. Chandler an offer letter which provides that:

●	Mr. Chandler will be paid an annual base salary of $600,000, to be increased to $650,000 effective January 1, 2023;

●

Mr. Chandler will be eligible to receive a target annual cash incentive award equal to 100% of his base salary, and that for 2021 his target annual cash incentive award will be guaranteed at no less than target and will not be prorated;

●

beginning for the 2022 performance year, Mr. Chandler will be entitled to a target annual equity award no less than the share-equivalent number of RSUs equal to $2.6 million, which will vest in five equal installments, with the first installment vesting on the grant date and annually thereafter, subject to continued employment;

●

Mr. Chandler will receive (i) a one-time RSU award (“Sign-On Award”) having a value on the grant date equal to $3.325 million, and (ii) a retention RSU award having a value on the grant date equal to $2.6 million, which in each case will vest ratably over five years subject to continued employment; and

●

if Mr. Chandler is terminated without cause or if he terminates his employment for good reason (i) prior to the second anniversary of his start date, he will receive a lump sum cash payment equal to $1.2 million, and (ii) at any time during his term of employment, any portion of the Sign-On Award that remains unvested will vest immediately upon the date of separation from the Company.

PS Business Parks • 2021 Proxy Statement • 51

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of PS Business Parks, Inc. has reviewed and discussed the foregoing CD&A with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

This report is provided by the following independent directors who comprise the Compensation Committee:

THE COMPENSATION COMMITTEE

Jennifer Holden Dunbar, Chair

James H. Kropp

Robert S. Rollo

Stephen W. Wilson

PS Business Parks • 2021 Proxy Statement • 52

EXECUTIVE COMPENSATION TABLES

The following table sets forth certain information regarding the compensation of each NEO serving in 2020 for the years ended December 31, 2020, 2019, and 2018.

I. SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)		Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)(6)	Total
John W. Petersen Interim President and CEO and Chief Operating Officer	2020	$400,764		-	$3,207,873	-	$380,000	$11,400	$4,000,037
	2019	393,264		-	-	-	460,000	11,200	864,464
	2018	355,801		-	-	-	355,000	11,000	721,801
Jeffrey D. Hedges Executive Vice President, Chief Financial Officer and Secretary	2020	375,764		-	756,473	-	356,250	11,400	1,499,887
	2019	375,764		-	-	-	375,000	11,200	761,964
	2018	101,343		$325,000	1,257,400	-	-	216,321	1,900,064
Trenton A. Groves Senior Vice President and Chief Accounting Officer	2020	240,764		-	234,338	-	170,000	11,400	656,502
	2019	200,764		-	-	-	200,000	11,200	411,964
	2018	184,760		-	228,940	-	145,334	11,000	570,034
Maria R. Hawthorne Former President and CEO	2020	318,683	(7)	-	1,464,098	-	-	11,400	1,794,181
	2019	450,764		-	-	-	495,000	11,200	956,964
	2018	450,801		-	$2,861,750	-	450,000	11,000	3,773,551

(1)

Includes an amount of $764, $764, and $801 in holiday emoluments paid to each NEO for the year ended in December 31, 2020, 2019 and 2018, respectively; a benefit provided to all employees. Mr. Hedges joined the Company on September 17, 2018, and his annual salary for 2018 was $375,000.

(2)	The amount shown for Mr. Hedges in 2018 represents a guaranteed bonus agreed to in connection with his onboarding package.

(3)

The amounts for equity awards reflect the grant date fair value assuming, in the case of performance-based awards, target performance. Mr. Petersen’s stock awards include $927,273 attributable to his 2020 Equity Incentive Plan target award and $2,280,600 attributable to his one-time special retention RSU award of 20,000 RSUs related to his appointment as Interim President and Chief Executive Officer. In 2021 the Compensation Committee awarded RSUs in an amount equal to 100% of the 2020 Equity Incentive Plan target for Mr. Hedges and Mr. Groves for 2020 performance. Mr. Petersen did not earn RSUs for 2020 performance other than the special retention award. For a more detailed discussion and assumptions used in valuing the awards, refer to Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Form 10-K filed with the SEC on February 22, 2021. All holders of unvested RSUs that are solely subject to time vesting receive payments equal to any dividends paid on the underlying Common Stock. Dividend equivalents are not paid or accrued on unearned RSUs that remain subject to performance vesting.

(4)	Includes amounts earned pursuant to the Company’s annual incentive award program.

(5)	All Other Compensation for 2020 consists of Company contributions to the 401(k) Plan (4% of the annual cash compensation up to a maximum of $11,400 in 2020, $11,200 in 2019, and $11,000 in 2018).

(6)

In addition to the Other Compensation referenced in (5) above, in 2018, Mr. Hedges received pursuant to his onboarding package a one-time gross-up of taxes of $111,153 related to $105,168 of relocation costs.

(7)	Ms. Hawthorne’s full year’s salary was $450,000.

PS Business Parks • 2021 Proxy Statement • 53

II.   GRANTS OF PLAN-BASED AWARDS

The following table sets forth information relating to estimated future payouts under non-equity incentive plan awards, stock options, and RSUs granted pursuant to our equity incentive plans during the year ended December 31, 2020 to each of our NEOs.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other RSU Awards (#)	Grant Date Fair Value of Stock and Option Awards($)(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum

Maria R. Hawthorne	03/01/2020				6,429	8,572	10,715		$1,464,098

	-	$427,500	$450,000	$506,250

John W. Petersen	03/01/2020				4,072	5,429	6,786		$ 927,273
	10/30/2020							20,000	$2,280,600
	-	$380,000	$400,000	$450,000

Jeffrey D. Hedges	03/01/2020				3,322	4,429	5,536		$ 756,473

	-	$356,250	$375,000	$421,875

Trenton A. Groves	03/01/2020				1,029	1,372	1,715		$ 234,338

	-	$190,000	$200,000	$225,000

(1)	The amounts shown in these columns represent the range of possible annual incentive award program based upon achievement of performance targets.

(2)

Represents the grant date fair value (at target level in the case of 2020 Equity Incentive Plan awards) granted during 2020. Refer to Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Form 10-K filed with the SEC on February 22, 2021, for information on the computation of the grant date fair value.

III.   OPTION EXERCISES AND STOCK VESTED IN 2020

The following table provides information about options exercised by the NEOs and RSUs vested during the fiscal year ended December 31, 2020.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
Maria R. Hawthorne	-	-	16,000	$2,334,230
John W. Petersen	-	-	9,000	1,286,640
Jeffrey D. Hedges	-	-	2,000	250,420
Trenton A. Groves	-	-	2,500	362,580

(1)	Value realized upon vesting was calculated by multiplying the number of shares vesting by the closing price of our Common Stock on the NYSE on the vesting date as follows:

PS Business Parks • 2021 Proxy Statement • 54

Name	RSU Vesting Date	Fair Market Value of RSUs ($)
Maria R. Hawthorne	03/08/20	$ 779,550
	03/15/20	1,286,640
	07/01/20	268,040
John W. Petersen	03/15/20	1,286,640
Jeffrey D. Hedges	10/01/20	250,420
Trenton A. Groves	03/08/20	62,364
	03/15/20	300,216

IV. OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table sets forth certain information concerning outstanding equity awards held by the NEOs at December 31, 2020.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)		Market Value of Shares of Stock that Have Not Vested ($) (3)
Maria R. Hawthorne	07/01/16	10,000	(1)	5,000	(1)	$105.76	07/01/26	2,000	(1)	$265,740
	03/08/18	-		-		-	-	15,000	(1)	1,993,050
	03/15/18	-		-		-	-	6,000	(2)	797,220
	TOTAL	10,000		5,000		-	-	23,000		$3,056,010
John W. Petersen	03/15/18	-		-		-	-	6,000	(2)	797,220
	10/30/20	-		-		-	-	20,000	(1)	2,657,400
	TOTAL	-		-		-	-	26,000		$3,454,620
Jeffrey D. Hedges	10/01/18	-		-		-	-	6,000	(1)	$797,220
	TOTAL	-		-		-	-	6,000		$797,220
Trenton A. Groves	03/08/18	-		-		-	-	1,200	(1)	159,444
	03/15/18	-		-		-	-	1,400	(2)	186,018
	TOTAL	-		-		-	-	2,600		$345,462

(1)	These options or RSUs vest in five equal annual installments, beginning one year from the award date.

(2)	These RSUs vest in four equal annual installments beginning from the date of award.

(3)	Stock awards consist of RSUs granted to the named executive officers, and the values shown assume a price of $132.87 per share, the closing price for our Common Stock on the NYSE on December 31, 2020.

PS Business Parks • 2021 Proxy Statement • 55

V. POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Upon Termination. We do not have a formal severance program for termination of employment through voluntary or involuntary termination, other than as specifically set forth in the 2012 Plan or as required by law. These include:

●	vested stock options following a voluntary termination of employment must be exercised within 30 days following the individual’s last date of employment;

●	all unvested stock options, restricted shares, and/or RSUs are forfeited (except in the case of death or disability or a qualifying retirement); and;

●	amounts contributed under our 401(k) Plan; and

●	accrued and unused vacation pay paid in a lump sum.

We also may enter into severance arrangements in connection with new hires, such as in connection with our appointment of Mr. Chandler as President and Chief Executive Officer in February 2021 as discussed above.

Payments Upon Retirement. In February 2020, the Board and Compensation Committee approved an Equity Awards Retirement Policy to provide for the accelerated vesting of outstanding equity awards upon retirement, subject to certain requirements. Our NEOs participate in the Equity Awards Retirement Policy on the same terms as other employees. Pursuant to the policy, in the event of an NEO’s qualifying retirement:

●	all outstanding unvested stock options and unvested RSUs accelerate and vest on the date of retirement; and

●	all such stock options may be exercised during the one-year period following the date of retirement (but before the termination date of the option).

In order for an NEO to be eligible for potential acceleration of equity award vesting under the Equity Awards Retirement Policy, all eligibility conditions must be satisfied, including: (1) the NEO must be at least 55 years old and have been in service for at least 10 years, and the sum of the employee’s age and total years of service must be at least 80; (2) the NEO must provide at least 12 months’ prior written notice of his or her intention to retire; (3) the NEO must enter into a written separation agreement; and (4) the Chairman of the Compensation Committee shall have, in his or her sole discretion, approved the application of the Equity Awards Policy to the NEO.

Payments Upon Death or Disability. In the event of the death or permanent and total disability of an NEO while employed by the Company, the executive officer will receive 401(k) Plan contributions and accrued unused vacation pay as noted above, in addition to the following:

●

In the case of death, all outstanding unvested stock options and RSUs held by the officer accelerate and vest as of the date of death and stock options may be exercised during the one-year period following the date of death, but prior to termination of the option;

●

In the case of permanent and total disability, all outstanding unvested stock options held by the officer continue to vest and are exercisable during the one-year period following the date of such permanent and total disability, but prior to termination of the option and all unvested RSUs vest as of the date of such permanent and total disability; and

●	The officer will receive payments under the Company’s life insurance program or disability plan, as applicable, similar to all other employees of the Company.

Payments Upon a Change of Control. Under the 2012 Plan, the vesting of outstanding awards will not accelerate unless (1) the Company experiences a qualifying change in control, and (2) one of the following

PS Business Parks • 2021 Proxy Statement • 56

conditions is also met: (a) for a change of control where such awards will be assumed or continued by the surviving entity, the holder’s employment must be terminated without “cause” (as defined in the 2012 Plan) within one year following the change of control, or (b) such awards must be terminated in connection with the change of control.

A “change of control” is defined in the 2012 Plan to generally include the following:

●	the dissolution or liquidation of PS Business Parks or merger in which PS Business Parks does not survive;

●	the sale of substantially all of PS Business Parks’ assets;

●

merger in which the company is the surviving corporation but after which the company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the company; or

●	any transaction that results in any person or entity owning 30% or more of the combined voting power of all classes of our shares.

The following table shows the estimated value of the acceleration of unvested equity awards pursuant to the termination events that trigger accelerations as described above assuming the event occurred as of December 31, 2020 and using a closing market price of our Common Stock on the NYSE as of December 31, 2020 of $132.87 per share.

Name	Value of Accelerated Option Vestings	Value of Accelerated RSU Vestings	Total
Maria R. Hawthorne	$135,550	$3,056,010	$3,191,560
John W. Petersen	-	3,454,620	3,454,620
Jeffrey D. Hedges	-	797,220	797,220
Trenton A. Groves	-	345,462	345,462

Equity Compensation Plan Information as of December 31, 2020. The following table sets forth certain equity compensation plan information as of December 31, 2020:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (2)
Equity compensation plans approved by security holders (1)	171,694	$108.29	815,894
Equity compensation plans not approved by security holders	-	-	-
Total	171,694	$108.29	815,894

(1)	Represents shares of our Common Stock available for issuance under the Company’s 2012 Plan.
(2)	Amounts remaining available for future issuance account for stock options and RSUs issued and outstanding.

PS Business Parks • 2021 Proxy Statement • 57

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock:

	Shares of Common Stock Beneficially Owned

Name and Address	Number of Shares	Percent of Class

Public Storage 701 Western Avenue Glendale, California 91201(1)(2)	7,158,354	26.04%

The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355(3)	3,067,728	11.16%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055(4)	2,871,064	10.40%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202(5)	2,327,870	8.4%

Wellington Management Group LLP 280 Congress Street Boston, MA 02210(6)	2,114,007	7.69%

(1)	The percent of class is calculated using the Common Stock ownership numbers as of the dates indicated below divided by shares outstanding on February 26, 2021 of 27,488,684 shares of Common Stock.

(2)

Holdings reported are as of December 31, 2020. The reporting persons listed above have filed a joint Schedule 13D, amended as of November 8, 2013. Public Storage has sole voting and dispositive power with respect to all such shares. The 7,158,354 shares of Common Stock in the above table do not include 7,305,355 Units held by Public Storage and affiliated partnerships which (pursuant to the terms of the agreement of limited partnership of our operating partnership) are redeemable by the holder for cash or, at the Company’s election, for shares of the Company’s Common Stock on a one-for-one basis. Upon conversion of the Units to Common Stock, Public Storage and its affiliated partnerships would own approximately 41.6% of the Common Stock (based upon the Common Stock outstanding at February 26, 2021 and assuming such conversion).

(3)

Holdings reported as of December 31, 2020 as set forth on a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group, as investment adviser of its clients, to report sole voting power with respect to 0 shares, shared voting power with respect to 90,342 shares, sole dispositive power with respect to 2,960,672 shares and shared dispositive power with respect to 107,056 shares.

(4)

Holdings reported as of December 31, 2020 as set forth in Schedule 13G/A filed on January 27, 2021 by BlackRock, Inc. and certain affiliates to report beneficial ownership and sole dispositive power with respect to 2,871,064 shares and sole voting power with respect to 2,813,910 shares.

(5)

Holdings reported as of December 31, 2020 as set forth on a Schedule 13G/A filed on February 16, 2021 by T. Rowe Price Associates, Inc. (Price Associates), as investment adviser of its clients, to report sole voting power with respect to 624,736 shares and sole dispositive power with respect to 2,327,870 shares. For SEC reporting purposes, Price Associates is deemed to be a beneficial owner of these securities. However, Price Associates has expressly disclaimed that it is an owner of such securities.

(6)

Holdings reported as of December 31, 2020 as set forth on a Schedule 13G filed on February 4, 2021 by Wellington Management Group LLP, as investment adviser of its clients, to report sole voting power with respect to 0 shares, shared voting power with respect to 1,879,485, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 2,114,007 shares.

PS Business Parks • 2021 Proxy Statement • 58

Security Beneficial Ownership of Directors and Management

The following table sets forth information as of February 26, 2021 concerning the beneficial ownership of Common Stock of each of our directors and executive officers and all directors and executive officers as a group:

	Shares of Common Stock Beneficially Owned
Name	Number of Shares (1)		Percent of Class(1)

Ronald L. Havner, Jr.	177,789	(2)		*

Joseph D. Russell, Jr.	49,242			*

Jennifer Holden Dunbar	20,560	(3)		*

James H. Kropp	30,761	(4)		*

Kristy M. Pipes	3,120			*

Gary E. Pruitt	26,410			*

Robert S. Rollo	10,972			*

Peter Schultz	25,620			*

Stephen W. Wilson	2,400			*

John W. Petersen	51,924			*

Maria R. Hawthorne	62,613			*

Jeffrey D. Hedges	9,183			*

Trenton A. Groves	10,506			*

All Directors and Executive Officers as a Group (13 persons)	481,100	(1)(2)(3)(4)	1.75%

*	Less than 1%

(1)

Represents shares of Common Stock beneficially owned as of February 26, 2021. Includes options to purchase shares of Common Stock exercisable within 60 days of February 26, 2021, as follows: R. Havner, 20,136 shares; J. Russell, 8,000 shares; J. Holden Dunbar, 18,068 shares; J. Kropp, 16,000 shares; K. Pipes, 2,400 shares; G. Pruitt, 24,410 shares; R. Rollo, 9,670 shares; P. Schultz, 24,410 shares; S. Wilson, 2,400 shares; and M. Hawthorne, 10,000 shares. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan. Also includes RSUs which are scheduled to vest within 60 days of February 26, 2021 as follows: M. Hawthorne, 11,000 RSUs; J. Hedges 885 RSUs; J. Russell, 4,687 RSUs; J. Petersen, 10,000 RSUs; and T. Groves, 2,074 RSUs. The percentage held is calculated using the outstanding shares of Common Stock on February 26, 2021 of 27,488,684.

(2)

Includes 155,584 shares held by Mr. Havner in a joint account with Mr. Havner’s spouse that are pledged in a margin brokerage account. Does not include shares owned by Public Storage as to which Mr. Havner disclaims beneficial ownership. Mr. Havner is Chairman of the Board of Public Storage. See “Security Ownership of Certain Beneficial Owners” on page 45 for Public Storage ownership.

(3)	2,425 shares are held by Ms. Dunbar and her spouse as trustees of the Lilac II Trust.

(4)	Includes 4,491 shares held by custodian of an IRA for the benefit of Mr. Kropp.

PS Business Parks • 2021 Proxy Statement • 59

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS; CERTAIN RELATIONSHIPS

Incentive Compensation Recoupment Policy (Clawback Policy)

The Board has adopted an Incentive Compensation Recoupment Policy which applies to an officer of the Company that is subject to Section 16 of the Exchange Act. Pursuant to this policy, in the event the Company’s financial results (i) are restated due to material noncompliance with any financial reporting requirement or (ii) have been determined by the Board to have been materially misstated, then an independent committee of the Board may require any covered officer to repay to the Company all or part of any “Excess Compensation” that such officer had previously received. Excess Compensation is defined as that part of the cash or equity incentive compensation received by a covered officer during the three-year period preceding the restatement or material misstatement determination that was in excess of the amount that such officer would have received had such incentive compensation been calculated based on the restated or corrected financial results.

Policy Regarding Pledging of Shares

Our insider trading policy discourages (but does not prohibit) the pledging of shares of Common Stock by insiders.

Anti-Hedging Policy

Our insider trading policy includes an anti-hedging provision that prohibits directors, officers, and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company. The objective of this policy is to enhance alignment between the interests of our directors, officers, and employees and those of our shareholders.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of any registered class of our equity securities, to file with the SEC initial reports of beneficial ownership of PS Business Parks’ equity securities on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. As a matter of practice, we typically assist our executive officers and directors with these matters and file these reports on their behalf.

Based solely on a review of reports we filed on behalf of our directors and executive officers, and written representations from these individuals that no other reports were required, all reports on behalf of our directors and executive officers were filed on a timely basis under Section 16(a), except for one report for John W. Petersen regarding an award of RSUs, which was reported late due to an administrative error.

Related Party Transaction Approval Policies and Procedures

The Audit Committee, in accordance with its charter, must review any related party transaction and make recommendations to the independent and disinterested directors of the Board with respect to approval or disapproval of such transactions.

In addition, pursuant to the charter of the Nominating/Corporate Governance Committee and the Director Code of Ethics, the Nominating/Corporate Governance Committee is generally responsible for considering conflicts of interest related to directors and executive officers and makes a recommendation to the Board with respect to any action to be taken. The director with an actual, potential or apparent conflict of interest does not participate in the decision-making process related to the transaction.

PS Business Parks • 2021 Proxy Statement • 60

Relationship with Public Storage

The properties in which the Company has an equity interest are generally owned by our operating partnership (the Operating Partnership). As of February 26, 2021, the Company owned approximately 79.0% of the Operating Partnership’s common partnership units. The remaining common partnership units were owned by Public Storage and affiliated partnerships. The 7,305,355 units held by Public Storage and affiliated partnerships are redeemable (pursuant to the terms of the agreement of limited partnership of the Operating Partnership) by the holder for cash or, at the Company’s election, for shares of our Common Stock on a one-for-one basis. Upon conversion of the units to Common Stock, Public Storage and its affiliated partnerships would own approximately 41.6% of the Common Stock (based upon the Common Stock outstanding at February 26, 2021, and assuming such conversion).

Management Agreement with Affiliates

The Operating Partnership operates industrial, retail, and office facilities for Public Storage and partnerships and joint ventures of which Public Storage is a general partner or joint venture (the Affiliated Entities) pursuant to a management agreement under which Public Storage and the Affiliated Entities pay to the Operating Partnership a fee of 5% of the gross revenues of the facilities operated for Public Storage and the Affiliated Entities. During 2020, Public Storage and the Affiliated Entities paid fees of approximately $0.3 million to the Operating Partnership pursuant to that management agreement. In 2020, we allocated approximately $0.4 million in operating expenses to Public Storage relating to the management agreement, including payroll and other overhead expenses.

Public Storage also provides property management services for the self-storage component of two assets owned by the Company. These self-storage facilities, located in Palm Beach County, Florida, operate under the “Public Storage” name. Under the property management contracts, Public Storage is compensated based on a percentage of the gross revenues of the facilities managed. Under the supervision of the Company, Public Storage coordinates rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activities, and the selection and engagement of vendors, suppliers, and independent contractors. In addition, Public Storage assists and advises the Company in establishing policies for the hire, discharge, and supervision of employees for the operation of these facilities, including on-site managers, assistant managers, and associate managers. Both the Company and Public Storage can cancel the property management contract upon 60 days’ notice. Management fees paid for these facilities were approximately $0.1 million for the year ended December 31, 2020, and, in 2020, Public Storage allocated approximately $0.1 million in operating expenses to us related to the management of the facilities, including payroll and overhead expenses. Public Storage also owns and licenses the PS Business Parks name and logo to the Company under a royalty-free license that may be terminated upon six months’ notice to the Company.

Cost Sharing and Other Arrangements with Public Storage

Pursuant to a cost sharing and administrative services arrangement, we share certain administrative services, corporate office space, and certain other third party arrangements with Public Storage which are allocated based upon time, effort, and other methodologies. For the year ended December 31, 2020, Public Storage reimbursed us less than $0.1 million for costs paid on their behalf, and we reimbursed Public Storage $1.2 million in costs that Public Storage incurred on our behalf. We had net amounts due to Public Storage of less than $0.1 million at December 31, 2020.

Common Management/Board Members with Public Storage

Ronald L. Havner, Jr., Chairman of the Board, is also Chairman of Public Storage. Joseph D. Russell, Jr., a director, is also the President and Chief Executive Officer and a trustee of Public Storage. Kristy M. Pipes is also trustee of Public Storage.

PS Business Parks • 2021 Proxy Statement • 61

PAY RATIO DISCLOSURE

This section presents the ratio of annual total compensation of our Interim President and CEO, John W. Petersen (as disclosed in the Summary Compensation Table above), to the annual total compensation of our median employee (excluding Mr. Petersen). The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected the median employee based on the Company’s 154 employees (excluding Mr. Petersen) as of December 31, 2020. In identifying our median employee, we calculated the annual total compensation of each employee as of December 31, 2020, based on Form W-2 information. We did not apply any cost-of-living adjustments as part of the calculation.

The 2020 annual total compensation for our CEO, as disclosed in the Summary Compensation Table below, and as determined under Item 402 of Regulation S-K, was $4,000,037. The 2020 annual total compensation for our median employee, as determined under Item 402 of Regulation S-K, was $91,540. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2020 is 44 to 1.

The Board recommends a vote FOR approval of

our executive compensation as described in this proxy statement.

PS Business Parks • 2021 Proxy Statement • 62

Proposal 3:

Approval of

Reincorporation

Approve the reincorporation of the Company from the State of California to the State of Maryland.

RECOMMENDATION:

Vote FOR approval

PS Business Parks • 2021 Proxy Statement • 63

PROPOSAL 3

APPROVAL OF REINCORPORATION

GENERAL

The Board unanimously approved and recommends to shareholders a proposal to change the Company’s state of incorporation from the State of California to the State of Maryland (the Reincorporation). If our shareholders approve the Reincorporation, we will complete the Reincorporation through the merger of the Company with and into a wholly-owned subsidiary of the Company formed under the laws of the State of Maryland for the purpose of the Reincorporation (PSB-Maryland), whereby the existence of the Company will cease and PSB-Maryland, as the surviving corporation, will succeed to all business, properties, assets, and liabilities of the Company, as described in more detail below. For the purposes of this Proposal 3, we sometimes refer to the Company as “PSB-California” prior to the Reincorporation and “PSB-Maryland” after the Reincorporation.

Following the Reincorporation:

●

each outstanding share of Common Stock of PSB-California will be an outstanding share of Common Stock of PSB-Maryland, and each outstanding option, warrant, or right to purchase shares of Common Stock of PSB-California will be an option or right to acquire, on the same terms, shares of Common Stock of PSB-Maryland;

●

each outstanding depositary share representing 1/1,000 of a share of cumulative preferred stock of PSB-California will be a depositary share representing 1/1,000 of a cumulative preferred share of beneficial interest, on the same terms of such depositary share’s respective series, of PSB-Maryland;

●	the Company will be governed by the laws of the State of Maryland, including the Maryland General Corporation Law (MGCL), and subject to the PSB-Maryland charter and bylaws;

●	the Company’s corporate name and ticker symbol “PSB” will remain unchanged;

●	the Company’s business and management will continue to be the same as immediately prior to the Reincorporation;

●	the Company’s fiscal year, assets, liabilities and dividend policy will continue to be the same as immediately prior to the Reincorporation; and

●	the Company’s principal executive offices will not change.

REASONS FOR THE REINCORPORATION

When the Company was originally reorganized from a California limited partnership to a California corporation in 1990, it was a small, privately-controlled company focused on properties in California. The decision then to incorporate in California reflected the Company’s status as a private company, location of its shareholders and focus on conducting business within the state. Today, the Company is a publicly-traded REIT that owns and operates about 27.7 million rentable square feet of commercial space in six states. As of March 1, 2021, the market value of our outstanding Common Stock was approximately $4.0 billion based on the closing price of our Common Stock on the New York Stock Exchange and our Common Stock is widely held by institutional and individual shareholders located throughout the world.

The Board believes that the choice of the state of incorporation is important because state corporate law governs the internal affairs of a corporation. Management and boards of directors of corporations look to state corporate law and judicial interpretations of state law to guide their decision-making on many key issues, including appropriate governance policies and procedures, satisfaction of director duties to shareholders, and consideration of key strategic transactions for the corporation, including financings, mergers, acquisitions, and divestitures.

PS Business Parks • 2021 Proxy Statement • 64

We believe the Company is the only publicly-traded REIT incorporated in California. On the other hand, a substantial majority of publicly-traded REITs, including most of the Company’s peers, are domiciled in Maryland, either as Maryland corporations or Maryland real estate investment trusts.

The concentration of REITs domiciled in Maryland has been driven by (i) Maryland’s comprehensive, modern, and flexible corporate laws that are periodically updated and revised to meet changing business needs and (ii) Maryland statutory and judicial laws that provide more certainty to REIT boards and management on legal matters particularly relevant to REITs. For example, as compared to the California Corporations Code, the MGCL and other provisions of Maryland law are more favorable in permitting charter restrictions on the transferability of capital stock, which are necessary to satisfy REIT tax qualification requirements. As a result of this concentration of REITs in Maryland, Maryland courts have developed a greater expertise than California courts in dealing with REITs and REIT issues and thus have developed a greater body of relevant case law.

The Board believes that the MGCL and Maryland’s established body of relevant case law are more conducive to the operations of a REIT than the laws and policies of California and provide the directors and management of a REIT with greater certainty and predictability in managing its affairs. As a result of the above and the anticipated benefits and possible negatives of Reincorporation summarized below, the Board believes that being incorporated in Maryland and being governed by Maryland law would be in the best interest of the Company and its shareholders.

Maryland law offers protections not available under California law in the event of an unsolicited takeover attempt. These include the Maryland Unsolicited Takeovers Act (MUTA), the Maryland Business Combinations Act, and the Maryland Control Share Acquisition Act. While the Company recognizes that these laws may be used by companies in a manner that can protect shareholder interests, the Company understands that many of its shareholders believe these Maryland law provisions may be used in a manner that can be harmful to shareholder interests. The Company also believes that it has sufficient existing protections against unsolicited takeover attempts that are not in the best interests of the Company and its shareholders. Therefore, the proposed PSB-Maryland charter provides that PSB-Maryland will opt out of these Maryland law provisions and will not be able to opt in without shareholder approval.

While the Board believes that the Reincorporation is in the best interests of the Company and its shareholders, California and Maryland law differ in some respects. The rights of shareholders and the powers of our Board under California and Maryland law are discussed in more detail below. See “Comparison of Shareholder Rights.”

WHAT ARE THE BENEFITS OF THE REINCORPORATION?

The Board believes that the Company will benefit from the Reincorporation proposal in several ways, including:

●

the Company will be governed by the MGCL, which contains provisions conducive to the operations of a REIT, such as with respect to the Company charter ownership limitations that protect against REIT disqualification;

●

Maryland law provides for (i) additional protections for director and officer indemnification and reimbursement of litigation expenses and (ii) broader exculpation of directors and officers from personal liability for money damages, which should facilitate our efforts to attract and retain qualified directors and officers as we continue to refresh the Board;

●

as part of the Reincorporation, cumulative voting rights, which may permit a short-term, relatively small shareholder to obtain outsized influence on the composition of the Board as compared to larger shareholders, will be replaced with both (i) a proxy access bylaw that will facilitate director nominees by larger, long-term shareholders or group of shareholders and (ii) a majority-voting standard for uncontested director elections;

PS Business Parks • 2021 Proxy Statement • 65

●

as part of the Reincorporation, the Board will adopt an exclusive forum bylaw that will provide that most disputes related to the Company’s internal corporate affairs will be heard by a Maryland court that we believe will have significantly more experience with REIT corporate matters;

●

although the Company intends to hold in-person annual meetings of shareholders to the extent feasible given health considerations, reincorporating in Maryland will make it more practicable to hold virtual annual meetings to the extent health or other considerations, such as those related to the COVID-19 pandemic, make doing so appropriate; and

●

by being subject to the same laws as approximately 75% of public REITs and almost all of our peer companies, we believe it will be easier for shareholders and analysts to compare our governance profile with other REITs, and for us to attract officers and directors with prior REIT experience and familiarity with Maryland law requirements and protections.

The Company intends to maintain and enhance its strong governance profile, notwithstanding the flexibility to do otherwise under Maryland law, including:

●

as noted above, PSB-Maryland will provide in its charter that it opts out of all MUTA provisions (including the ability of the Board to unilaterally classify the Board and restrict shareholders from filling Board vacancies), the Maryland Business Combination Act, and the Maryland Control Share Acquisition Act, and will not be permitted to opt into these provisions without shareholder approval;

●	the Company will continue to have annual elections of all directors rather than have a classified board and will adopt a majority-voting standard for directors in uncontested elections;

●	the Company will not have a poison pill;

●	the Company will continue to require only 10% or greater of shareholders to call a special meeting of shareholders;

●	the Company will continue to permit shareholders to remove directors without cause by a majority vote and to fill the resulting vacancies;

●	the Company will adopt a new “proxy access” bylaw that will facilitate the inclusion of shareholder nominees of directors on the Company’s proxy card;

●	shareholders will continue to have the ability to amend the bylaws by a majority vote; and

●	the Board will continue to have a Presiding Independent Director and a separation of the Board chair from the CEO.

WHAT ARE THE DISADVANTAGES OF THE REINCORPORATION?

While the Board believes that the Reincorporation is in the best interests of the Company and its shareholders, California and Maryland law differ in some respects. In these instances, some shareholders may prefer California law. A comparison of the rights of shareholders and the powers of our Board and our officers under California law and the current charter and bylaws compared to Maryland law and the proposed PSB-Maryland charter and bylaws is set forth below.

MECHANISM FOR REINCORPORATION

If the Reincorporation is approved by the Company’s shareholders, the Reincorporation will be accomplished by the merger of PSB-California with and into PSB-Maryland whereby the separate legal existence of PSB-California will cease and PSB-Maryland, as the surviving corporation, will succeed to all business, properties, assets, and liabilities of PSB-California. As a result of the Merger, the Company’s legal domicile will be changed from California to Maryland.

PS Business Parks • 2021 Proxy Statement • 66

Upon the terms and subject to the conditions of the Agreement and Plan of Merger, a form of which is attached hereto as Annex A, by and between PSB-California and PSB-Maryland (the Merger Agreement), at the Effective Time (as defined in the Merger Agreement), each outstanding share of the Common Stock, par value $0.01 per share, of PSB-California will be converted into one share of Common Stock, par value $0.01 per share, of PSB-Maryland, and each outstanding depositary share representing 1/1,000 of a share of cumulative preferred stock of PSB-California will be converted into one depositary share representing 1/1,000 of a cumulative preferred share of beneficial interest, on the same terms of such depositary share’s respective series, of PSB-Maryland. In addition, at the Effective Time, each outstanding option, warrant or other right to purchase shares of PSB-California will continue outstanding as an option, warrant or other right to purchase shares of PSB-Maryland, upon the same terms and conditions as exist immediately prior to the Effective Time.

If the Reincorporation is approved by our shareholders, the Reincorporation will become effective when articles of merger are filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland and when the certificate of merger is accepted for record by the Secretary of State of the State of California. If the Reincorporation is approved, we anticipate that the Board will cause the Reincorporation to be effected as soon as reasonably practicable following such approval. However, the Reincorporation may be delayed or terminated and abandoned by action of the Board at any time prior to the Effective Time, whether before or after the approval by the Company’s shareholders, if the Board determines for any reason that the consummation of the Reincorporation should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

EFFECT OF THE REINCORPORATION

At the Effective Time of the Reincorporation, our Common Stock and depositary shares will continue to be traded on the New York Stock Exchange under the symbols “PSB,” “PSBPrW,” PSBPrX,” “PSBPrY” and “PSBPrZ.” There will be no interruption in the trading of our capital stock as a result of the Reincorporation. The Company will continue to file periodic reports and other documents with the SEC and provide to its shareholders the same type of information that it has previously filed and provided.

PSB-Maryland will change its name to “PS Business Parks, Inc.” as part of the merger and, consequently, the Reincorporation will not result in any change in the Company’s name. In addition, the Reincorporation will not, in and of itself, result in any change in the business, management, assets, liabilities or shareholders’ equity of the Company. The Company will continue to operate as a fully-integrated, self-advised and self-managed REIT that owns, operates, acquires and develops commercial properties, primarily multi-tenant industrial, flex, and office space. The directors and officers of PSB-California prior to the merger will be the directors and officers of PSB-Maryland after the merger, assuming the director nominees named in Proposal I of this proxy statement are re-elected at the Annual Meeting. The Company’s principal executive offices will not be changed.

Except for any changes attributable to the differences between the PSB-California charter and bylaws and the PSB-Maryland charter and bylaws, and between the California Corporations Code and the MGCL, as generally described below under “Comparison of Shareholder Rights,” the Company anticipates that the merger will not cause any significant change in the business or financial condition of the Company, and the Company anticipates that the merger will not cause any change in the Company’s management or day-to-day operations.

Following the Reincorporation, the transfer agent for PSB-Maryland will continue to be American Stock Transfer & Trust Company.

ACCOUNTING TREATMENT OF THE REINCORPORATION

The Reincorporation will have no effect on the Company from an accounting perspective because there will be no change in the entity as a result of the Reincorporation. Accordingly, the historical consolidated financial statements of PSB-California previously reported to the SEC as of and for all periods through the date of this proxy statement will remain the consolidated financial statements of PSB-Maryland.

PS Business Parks • 2021 Proxy Statement • 67

REGULATORY APPROVAL

To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the articles of merger with the State Department of Assessments and Taxation of the State of Maryland and the filing of the certificate of merger with the Secretary of State of the State of California.

DISSENTERS’ RIGHTS OF APPRAISAL FOR REINCORPORATION MERGERS

Pursuant to California law, if the Reincorporation is approved by the Company’s shareholders, shareholders who dissent from the Reincorporation will not be entitled to appraisal rights.

COMPARISON OF SHAREHOLDER RIGHTS

Upon consummation of the Reincorporation, the rights of the shareholders of the Company will be governed by the applicable laws of the State of Maryland, including the MGCL, and by the charter and bylaws of PSB-Maryland, which will effect some changes in the rights of our shareholders. The following is a summary comparison of the current rights of our shareholders under the California Corporations Code and the PSB-California charter and bylaws and the future rights of our shareholders under the MGCL and the PSB-Maryland charter and bylaws, if the Reincorporation is approved by our shareholders.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the California Corporations Code and the PSB-California charter and bylaws, and the MGCL and the PSB-Maryland charter and bylaws. Copies of the PSB-California charter and bylaws, respectively, have been previously filed with the SEC, and copies of the PSB-Maryland charter and bylaws are attached as Annexes B and C, respectively, to this proxy statement. The Company will send copies of the PSB-California charter and bylaws and the PSB-Maryland charter and bylaws to shareholders upon request without charge.

PS Business Parks • 2021 Proxy Statement • 68

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

Authorized Capital Stock

PSB-California is authorized to issue an aggregate of 250,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of Common Stock, $0.01 par value per share, (ii) 100,000,000 shares of equity stock, $0.01 par value per share, and (iii) 50,000,000 shares of preferred stock, $0.01 par value per share.

PSB-Maryland is authorized to issue an aggregate of 250,000,000 shares of stock, consisting of (i) 100,000,000 shares of Common Stock, $0.01 par value per share, (ii) 100,000,000 shares of equity stock, $0.01 par value per share, and (iii) 50,000,000 shares of preferred stock, $0.01 par value per share.

Shareholder Approval of Amendment of the Articles of Incorporation

Under the California Corporations Code, an amendment to the PSB-California charter generally requires the majority vote of the outstanding shares of each class of securityholders entitled to vote to amend the PSB-California charter.

The certificates of designation relating to the outstanding preferred stock provide that 66 2/3% of the outstanding shares of each series of preferred stock, voting separately, will generally be required for any amendment to the PSB-California charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of such series.

The MGCL provides that the affirmative vote of two-thirds of all outstanding stock entitled to vote, or of each class if more than one class is entitled to vote, is required to amend a corporation’s charter. However, the MGCL permits a corporation to reduce the voting requirements in its charter to allow for the approval of an amendment to the charter by not less than a majority of all of the shares of Common Stock then outstanding and entitled to be cast.

The PSB-Maryland charter provides that an amendment to the charter may be approved by the affirmative vote of the holders of not less than a majority of all of the shares of Common Stock then outstanding and entitled to be cast.

The PSB-Maryland charter may be amended only if such amendment is declared advisable by the Board.

The PSB-Maryland charter provides that 66 2/3% of the outstanding shares of each series of preferred stock, voting separately, will generally be required for any amendment to the PSB-Maryland charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of such series.

Amendment of Bylaws

The PSB-California bylaws may be amended or repealed by the vote or written consent of a majority of the outstanding shares entitled to vote.

The Board may also amend the bylaws, subject to certain limitations.

The PSB-Maryland bylaws may be amended or repealed by the vote or written consent of a majority of the outstanding shares entitled to vote.

The Board may also amend the bylaws, subject to certain limitations.

Vote Required for Election of Directors, and Right to Cumulate Votes

Pursuant to the PSB-California bylaws, directors are elected by a plurality of all of the votes cast in the election of directors.

The Company’s Corporate Governance Guidelines provide that if a director fails to obtain a majority of votes cast, he or she must tender his or her resignation to the Board.

The PSB-Maryland bylaws provide that, in the case of a non-contested election, directors must receive a majority of votes cast for election at a meeting at which a quorum is present. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

PS Business Parks • 2021 Proxy Statement • 69

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

Under California law, cumulative voting for the election of directors is permitted if the shareholder provides advance notice of the intent to exercise cumulative voting. California law also permits public companies to eliminate cumulative voting by the approval of shareholders. PSB-California has not eliminated cumulative voting.

If a director fails to obtain a majority of votes cast, he or she must tender his or her resignation to the Board.

The MGCL does not permit cumulative voting for the election of directors unless the charter expressly provides for it. The PSB-Maryland charter does not provide for cumulative voting.

Number of Directors and Term

The PSB-California bylaws provide that the number of directors will be set by the Board. A majority of the Board may at any time increase or decrease the size of the Board. However, the number of directors shall be not less than 7 nor more than 13.

The PSB-Maryland bylaws provide that the number of directors will be set by the Board. A majority of the Board may at any time increase or decrease the size of the Board. However, the number of directors shall be not less than 7 nor more than 13.

The PSB-Maryland charter opts out of MGCL 3-804 which if not opted out of would have permitted the Board to unilaterally determine that only the Board has the authority to set the number of directors.

Classified Board / Term of Directors	The Board is not classified. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting.

The Board is not classified. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting.

The PSB-Maryland charter opts out of MGCL Section 3-803 which if not opted out of would have permitted the Board to unilaterally classify the Board.

Removal of Directors

The PSB California charter and bylaws are generally silent as to removal of directors. Thus, by default, the California Corporations Code applies with respect to the removal of directors.

The California Corporations Code states that any or all of the directors may be removed without cause if the removal is approved by a majority of outstanding shares, subject to the following:

•  No director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

The MGCL provides that shareholders may remove directors with or without cause unless the PSB-Maryland charter provides that directors may be removed only for cause. However, if the charter provides that a director is elected by a particular voting group, that director may only be removed by the requisite vote of that voting group.

The PSB-Maryland charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause by the affirmative vote of the shares entitled to cast a majority of all the votes entitled to be cast generally in the election of directors.

The PSB-Maryland charter opts out of MGCL 3-804 which if not opted out of would have permitted the Board to unilaterally increase the voting threshold to remove a director to 2/3rds of votes entitled to be cast.

PS Business Parks • 2021 Proxy Statement • 70

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

•  When by the provisions of the charter the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

The California Corporations Code states that any director may also be removed for cause if such director is declared of unsound mind by any order of court or convicted of a felony.

Director Vacancies

The PSB-California bylaws provide that any director vacancies may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

The PSB-Maryland bylaws provide that any director vacancies may be filled by a majority of the directors then in office, whether or not less than a quorum, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

The PSB-Maryland charter opts out of MGCL 3-804 which if not opted out of would have permitted the Board to unilaterally provide that only the Board has the authority to fill vacancies.

Proxy Access	PSB-California has not adopted proxy access.

Under the PSB-Maryland bylaws, a shareholder, or group of up to 20 shareholders, owning 3% or more of outstanding shares of PSB-Maryland Common Stock continuously for at least three years may nominate and include in PSB-Maryland’s proxy materials directors constituting up to the greater of 2 directors or 20% of the Board.

Annual Meetings of Shareholders	The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board.	The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board.

PS Business Parks • 2021 Proxy Statement • 71

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

Special Meetings of Shareholders

The PSB-California bylaws provide that a special meeting of the shareholders may be called at any time by the Board, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

The PSB-California bylaws provide that a special meeting of the shareholders may be called at any time by the Board, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

The PSB-Maryland charter opts out of MGCL 3-804 which if not opted out of would have permitted the Board to unilaterally increase the voting threshold to call a special meeting to a majority of votes entitled to be cast.

Quorum at Shareholders Meetings	The presence in person or by proxy of the holders of a majority of the shares entitled to vote in any meeting of shareholders shall constitute a quorum for the transaction of business.	The presence in person or by proxy of the holders of a majority of the shares entitled to vote in any meeting of shareholders shall constitute a quorum for the transaction of business.

Shareholder Action by Written Consent

The PSB-California bylaws permit shareholder action by written consent if signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize the action at a meeting.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

The PSB-Maryland bylaws permit shareholder action by written consent if signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize the action at a meeting.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

Approval of Mergers and Business Combinations

Under the California Corporations Code, a majority vote of the outstanding shares of each class of securityholders (including holders of preferred stock) is required to approve reorganizations. The CGCL also imposes conditions on certain business combinations with interested shareholders.

Holders of preferred stock do not have voting rights in reorganizations if the Company is the successor and there are no changes to the rights, preferences, privileges, or restrictions of the preferred stock.

The MGCL provides that the affirmative vote of two-thirds of all outstanding stock entitled to vote, or of each class if more than one class is entitled to vote, is required to approve a merger or business combination. However, the MGCL permits a corporation to reduce the voting requirements in its charter to allow for the approval of a merger or business combination by not less than a majority of all of the shares of Common Stock then outstanding and entitled to be cast.

The PSB-Maryland charter provides that a merger or business combination

PS Business Parks • 2021 Proxy Statement • 72

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

may be approved by the affirmative vote of the holders of not less than a majority of all of the shares of Common Stock then outstanding and entitled to be cast.

The MGCL does not provide holders of preferred stock voting rights on extraordinary transactions unless set for in the charter. The PSB-Maryland charter provides that with respect to any merger or other extraordinary action requiring shareholder approval under the MGCL, the affirmative vote of holders of a majority of the currently outstanding shares of preferred stock (voting as a single class) shall also be required to approve any such transaction, unless the Company is the surviving company in the transaction and the preferences, privileges and restrictions granted to or imposed upon the preferred Stock are not changed as the result of the transaction.

The Maryland Business Combination Act prohibits a business combination between a corporation and any interested stockholder or any affiliate of an interested stockholder for five years following the most recent date upon which the stockholder became an interested stockholder. As permitted under Maryland law, the PSB-Maryland charter opts out of the Maryland Business Combination Act.

Shareholder Rights Plan	PSB-California does not have a shareholder rights plan in effect. The validity of a shareholder rights plan has not been definitively addressed by California courts.	PSB-Maryland does not have a shareholder rights plan in effect. The MGCL allows boards to adopt a shareholder rights plan.

Ownership Limit

The PSB-California charter contains certain restrictions on the shares of capital stock that any shareholder may own in order to maintain PSB-California’s qualification as a REIT. The PSB-California charter provides that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code (the Code), more than (i) 7.0% of the outstanding shares of the Company’s Common Stock and (ii) 9.9% of the outstanding shares of each class or series of shares

The PSB-Maryland charter contains certain restrictions on the shares of capital stock that any shareholder may own in order to maintain PSB-Maryland’s qualification as a REIT. The PSB-Maryland charter provides that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 7.0% of the outstanding shares of the Company’s Common Stock and (ii) 9.9% of the outstanding shares of each class or series of shares of the

PS Business Parks • 2021 Proxy Statement • 73

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

of the Company’s preferred stock or equity stock and that all shares of stock be imprinted with a legend setting forth that restriction.

The PSB-California charter provides that the Board, in its sole and absolute discretion, may grant exceptions to the ownership limits, so long as certain conditions are met.

Company’s preferred stock or equity stock and that all shares of stock be imprinted with a legend setting forth that restriction.

The PSB-Maryland charter provides that the Board, in its sole and absolute discretion, may grant exceptions to the ownership limits, so long as certain conditions are met.

Inspection Rights

The California Corporations Code provides that a shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on 5 days prior written demand, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ name and addresses who are entitled to vote for the election of directors and their shareholdings as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand.

The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

The MGCL provides that shareholders of a Maryland corporation, irrespective of how long they have held stock, may inspect and copy, during usual business hours, the bylaws, minutes of the proceedings of the shareholders, annual statements of affairs, and voting trust agreements on file at the corporation’s principal office. If a shareholder makes a written request, the shareholder may obtain a statement showing all stock and securities issued by the corporation within the previous twelve months. In addition, a person who has owned for at least six months at least 5% of the outstanding stock of any class of the corporation may inspect and copy the corporation’s books of account and stock ledger during usual business hours, and may make a written request for a statement of the corporation’s affairs.

Director Standard of Conduct

The California Corporations Code requires a director of a California corporation to perform his or her duties as a director in good faith, in a manner believed to be in the best interests of the corporation and its shareholders with the care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

The MGCL provides that a director of a Maryland corporation is required to perform his or her duties in good faith, with a reasonable belief that his or her actions are in the best interest of the corporation and with the care of an ordinary prudent person in a like position under similar circumstances.

An act of a director relating to an acquisition or potential acquisition of control is not subject to a higher duty or greater scrutiny than is applied to any other act of a director.

PS Business Parks • 2021 Proxy Statement • 74

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

Advance Notice

The PSB-California bylaws provide that, with respect the proposal of director nominations and other business to be considered by the shareholders at an annual meeting of shareholders, the shareholder must have given timely notice thereof in proper written form to the secretary of the Company.

In general, notice of shareholder nominations or other business must be delivered no less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting.

The PSB-Maryland bylaws provide that, with respect the proposal of director nominations and other business to be considered by the shareholders at an annual meeting of shareholders, the shareholder must have given timely notice thereof in proper written form to the secretary of the Company.

In general, notice of shareholder nominations or other business must be delivered no less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting.

Indemnification of Directors and Officers and Advance of Expenses

Under the California Corporations Code, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (other than actions by or in the right of corporation to procure a judgment in its favor), if they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in actions, against expenses actually and reasonably incurred in connection with the defense or settlement of the action, except that no indemnification may be made (1) if the person is adjudged liable to the corporation unless the court determines upon application that the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent determined by the court, (2) for amounts paid in settling or otherwise disposing a pending action without court approval, or (3) for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. The California Corporations Code provides that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. Additionally, the California

The MGCL requires a corporation (unless its charter provides otherwise, which the PSB-Maryland charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•  the director or officer actually received an improper personal benefit in money, property or services; or

•  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or

PS Business Parks • 2021 Proxy Statement • 75

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

Corporations Code provides that, the corporation may only indemnify the person if authorized in the specific case, upon a determination that indemnification is proper because the person has met the applicable standard of conduct, (1) by a majority vote of a quorum consisting of directors who are not parties to the proceeding, (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion, (3) by approval of a majority of the outstanding shares entitled to vote, or (4) by the court in which the proceeding is or was pending upon application by the corporation or the person.

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon the corporation’s receipt of an undertaking by or on behalf of the person to repay that amount if it is ultimately determined that the person is not entitled to be indemnified.

The PSB-California bylaws provide that the Company shall indemnify each of its agents to the maximum extent permitted by California law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Company.

officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The PSB-Maryland bylaws provide that the Company shall indemnify each of its agents to the maximum extent permitted by Maryland law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Company, and without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition.

Limitations on Personal Liability for Directors and Officers

The PSB-California charter eliminates monetary damages for director liability to the fullest extent permissible under California law.

In general, the liability of officers may not be eliminated or limited under California law

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established as being material to the cause of action. The PSB-Maryland bylaws contain such a provision that eliminates such liability to the maximum extent permitted by the MGCL.

PS Business Parks • 2021 Proxy Statement • 76

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

Dissenter Appraisal Rights

Under the California Corporations Code, shareholders who do not vote in favor of a in certain types of reorganizations that require shareholder approval, who properly make a demand for appraisal of their shares, and who otherwise comply strictly with the provisions of the California Corporations Code with respect to dissenters’ rights, will be entitled to exercise dissenters’ rights and to obtain payment in cash for the fair market value of their shares.

The MGCL provides that a shareholder of a corporation is generally entitled to receive payment of the fair value of its stock if the shareholder dissents from transactions including a proposed merger, share exchange or a sale of substantially all of the assets of the corporation.

However, dissenters’ rights generally are not available for transactions involving shares that are registered on a national securities exchange.

Maryland Control Share Acquisition Act	Not applicable.

The Maryland Control Shares Acquisition Act generally provides that persons acquiring 10% or greater of a Maryland corporation have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.

As permitted under Maryland law, the PSB-Maryland charter opts out of the Maryland Control Share Acquisition Act.

Exclusive Forum	Under California law, a corporation may designate certain jurisdictions as the exclusive forum for certain claims. The PSB-California bylaws do not provide for an exclusive forum for any claims.

The PSB-Maryland bylaws provide that, unless the Company selects or consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee to the Company or its shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee arising pursuant to any provision of Maryland law, the charter or the bylaws, or (iv) any action asserting a claim against the Company or any director or officer or other employee that is governed by the internal affairs doctrine, shall be the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. The exclusive forum provision in the PSB-Maryland bylaws does not apply to actions arising under the Exchange Act or the Securities Act.

PS Business Parks • 2021 Proxy Statement • 77

	PSB-California / California Corporations Code	PSB-Maryland / MGCL

Transactions with Affiliates

Pursuant to the PSB-California bylaws, the company may engage in transactions with affiliates provided that a purchase or sale transaction with an affiliate is (i) approved by a majority of the company’s independent directors and (ii) fair to the company based on an independent appraisal or fairness opinion.

The PSB-California bylaws require shareholder approval to amend this provision.

Pursuant to the PSB-Maryland charter, the Company may engage in transactions in which affiliates have a material interest if: (i) the fact of the interest is disclosed or known to: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or (b) the shareholders entitled to vote on the matter, and the contract or transaction shall be authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (ii) the contract or transaction is fair and reasonable to the Company.

In addition, the PSB-Maryland charter requires that in connection with a merger or other extraordinary transaction with an interested party that requires shareholder approval, the Company must furnish shareholders an affirmative opinion as to the fairness (from a financial point of view) of the consideration to shareholders.

Meetings of Shareholders by Electronic Transmission

The California Corporations Code requires the consent of each shareholder to hold a meeting of shareholders by electronic transmission.

The PSB-California bylaws provide that a meeting of shareholders may be conducted in whole or in part, by electronic transmission by and to the company or by electronic video screen communication, subject to compliance with California law.

The MGCL permits meetings of shareholders by electronic transmission.

The PSB-Maryland bylaws provide that a meeting of shareholders may be conducted in whole or in part, by electronic transmission by and to the company or by electronic video screen communication, subject to compliance with Maryland law.

Terms of Preferred Stock and Depositary Shares

The terms of the PSB-California outstanding preferred stock and related depositary shares are set forth in the applicable certificates of determination to the PSB-California charter and the deposit agreements.

The terms of the PSB-Maryland preferred stock are set forth in annexes to the PSB-Maryland charter. The terms of the related depositary shares will be set forth in the applicable deposit agreement.

There are no substantive changes from the terms of the outstanding PSB-California preferred stock or related depositary shares.

PS Business Parks • 2021 Proxy Statement • 78

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

None. We believe that the Reincorporation will be a tax-free reorganization under the Code. Assuming the Reincorporation qualifies as a reorganization under the Code, no gain or loss will be recognized to the holders of the Company’s Common Stock or preferred stock as a result of the Reincorporation, and no gain or loss will be recognized by PSB-California or PSB-Maryland for U.S. federal income tax purposes. Each former holder of stock of PSB-California will have the same basis in the stock of PSB-Maryland received by such holder pursuant to the Reincorporation as such holder has in the stock of PSB-California held by such holder prior to the Reincorporation. Each shareholder’s holding period with respect to the PSB-California stock will include the period during which such holder held the corresponding PSB-California stock, provided the latter was held by such holder as a capital asset at the time of the Reincorporation. We have not obtained a ruling from the Internal Revenue Service (the IRS) or an opinion of legal counsel or tax advisor with respect to the U.S. federal income tax consequences of the Reincorporation, and the IRS could reach a different conclusion as to the U.S. federal income tax consequences of the Reincorporation. We urge our shareholders to consult their own tax advisors as to any federal, state, local and foreign tax consequences of the Reincorporation.

REQUIRED VOTE

Approval of the Proposal 3 requires the affirmative vote of (a) the holders of at least a majority of the outstanding shares of Common Stock and (b) the holders of at least a majority of outstanding preferred stock (voting as a single class). Abstentions and broker shares that are not voted on this proposal have the same effect as a vote against the proposal. Approval of this Proposal 3 constitutes approval of the Reincorporation, as well as approval of the Merger Agreement and the PSB-Maryland charter and bylaws.

If this Proposal 3 fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in California and be subject to the current PSB-California charter and bylaws.

The proposed amendments to the Company’s bylaws relating to proxy access, majority voting for directors in uncontested elections and exclusive forum are conditioned on the approval of Proposal 3. If Proposal 3 fails the Board may in the future amend the PSB-California bylaws to provide for proxy access or an exclusive forum without the approval of shareholders.

The Board recommends a vote FOR approval

the Reincorporation of the Company from the State of California to the State of Maryland as described in this proxy statement.

PS Business Parks • 2021 Proxy Statement • 79

Proposal 4:

Ratification of Independent

Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm to audit the Consolidated Financial Statements of PS Business Parks and its subsidiaries for the year ending December 31, 2021

Representatives from EY will be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions

RECOMMENDATION:

Vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021

PS Business Parks • 2021 Proxy Statement • 80

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

EXECUTIVE SUMMARY

The Board recommends that shareholders ratify the Audit Committee’s appointment of EY as the Company’s independent registered public accounting firm (Independent Accountants) for the fiscal year ending December 31, 2021. EY has acted as the Independent Accountants since the Company’s organization in 1997.

The Company’s bylaws do not require ratification of EY’s appointment, but the Board believes that shareholder ratification is good corporate governance. If shareholders do not ratify the appointment of EY, the Audit Committee may consider the selection of a different registered public accounting firm. Even if shareholders ratify the appointment of EY, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders.

AUDIT AND NON-AUDIT FEES

The following table shows the fees billed or expected to be billed to the Company by EY for audit and other services provided for fiscal 2020 and 2019:

	2020	2019
Audit Fees	$627,000	$675,000
Audit-Related Fees	24,000	24,000
Tax Fees	62,000	62,000
Total	$713,000	$761,000

Audit Fees. Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and services in connection with the Company’s registration statements.

Audit related fees. Audit-related fees represent professional fees provided in connection with the audit of the Company’s 401(k)/Profit Sharing Plan (the 401(k) Plan).

Tax fees. During 2020 and 2019, tax services consisted of tax compliance and consulting services.

AUDITOR INDEPENDENCE

The Audit Committee has determined that the Independent Accountants’ provision of the non-audit services described above is compatible with maintaining the Independent Accountants’ independence.

POLICY TO APPROVE ERNST & YOUNG LLP SERVICES

The Audit Committee has adopted a pre-approval policy relating to services performed by the Company’s Independent Accountants. The policy requires that all services provided by EY to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee.

Under this policy, the Audit Committee of the Company pre-approved all services performed by EY during 2020 and 2019, including those listed in the previous table. The Chairman of the Audit Committee has the authority to grant required approvals between meetings of the Audit Committee, provided that any exercise of this authority is presented at the next committee meeting.

PS Business Parks • 2021 Proxy Statement • 81

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities include appointing the Company’s Independent Accountants, pre-approving audit and non-audit services provided by the firm, and assisting the Board in providing oversight to the Company’s financial reporting process.

In fulfilling its responsibilities, the Audit Committee meets with the Company’s Independent Accountants, internal auditor, and management to review the Company’s accounting, auditing internal controls, and financial reporting matters. Management is responsible for the Company’s financial statements, including the estimates and judgments on which they are based, for maintaining effective internal controls over financial reporting, and for assessing the effectiveness of internal controls over financial reporting. The Independent Accountant is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the PCAOB and for issuing a report thereon. It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with U.S. generally accepted accounting principles and applicable laws, rules, and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes and necessarily relies on the work and assurances of the Company’s management and of the Company’s Independent Accountants.

In connection with its oversight responsibilities related to the Company’s financial statements included in the Company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the Company’s Independent Accountants, and reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with the Independent Accountants matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communication with Audit Committees), as modified or supplemented. The discussion included, but was not limited to, the overall scope and plans for the annual audit, the results of their audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In addition to providing the required written disclosures and communications, the Company’s Independent Accountants also provided to the Audit Committee the letter confirming their independence of the Company as required by the applicable rules of the PCAOB, and the Audit Committee discussed with the Independent Accountants that firm’s independence. In addition, the Audit Committee has considered whether the Independent Accountant’s provision of non-audit services to the Company and its affiliates is compatible with the firm’s independence.

During 2020, management documented, tested, and evaluated the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and SEC regulations adopted thereunder. The Audit Committee met with representatives of management, the internal auditors, legal counsel, and the Independent Accountants on a regular basis throughout the year to discuss the progress of the process. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the Company’s internal control over financial reporting. These assessments and reports are as of December 31, 2020. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee also approved the appointment of EY as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021, and recommended that the Board submit this appointment to the Company’s shareholders for ratification at the 2021 Annual Meeting.

PS Business Parks • 2021 Proxy Statement • 82

THE AUDIT COMMITTEE

Kristy M. Pipes, Chair

Jennifer Holden Dunbar

Gary E. Pruitt

Peter Schultz

PS Business Parks • 2021 Proxy Statement • 83

GENERAL INFORMATION ABOUT THE MEETING

PURPOSE OF THE PROXY SOLICITATION

We are providing these proxy materials on behalf of the Board of PS Business Parks, Inc. to ask for your vote and to solicit your proxies for use at our 2021 Annual Meeting to be held on April 20, 2021, or any adjournments or postponements thereof.

This proxy statement contains important information regarding the Annual Meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in deciding how to vote, and describes voting procedures. This Notice and proxy statement are first being distributed and made available on or about March 19, 2021, to holders of our Common Stock on the record date. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2020, which includes a copy of our Form 10-K, accompanies this proxy statement.

DATE, TIME, AND PLACE OF THE ANNUAL MEETING

The Annual Meeting will be held on Wednesday, April 20, 2021 at 11:30 a.m., Pacific Time. Due to public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in virtual-only format, meaning that you may attend the meeting virtually by following the instructions set forth below. You will be able to attend and participate in the Annual Meeting virtually, vote your shares of Common Stock electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/PSB2021.

While we intend to hold the Annual Meeting virtually, we are actively monitoring the COVID-19 situation and the federal, state, and local government regulations that may affect the format of our Annual Meeting, including the ability to hold the Annual Meeting virtually. In the event it is not possible or advisable to hold the Annual Meeting virtually, we will announce the alternative meeting arrangements, which may include changing the date or location of the meeting or holding the meeting physically, in a press release filed with the Securities and Exchange Commission as promptly as practicable. You are encouraged to monitor the Investor Relations section of our website at psbusinessparks.com for updated information about the Annual Meeting.

WHO CAN VOTE

Holders of PS Business Parks Common Stock at the close of business on the record date may vote the shares of Common Stock they hold on that date at the Annual Meeting. For all matters submitted for vote at the Annual Meeting, each share of Common Stock is entitled to one vote.

Holders of depositary shares representing shares of all series of our preferred stock (together as a single class) at the close of business on the record date may vote the depositary shares they hold on that date at the Annual Meeting solely on the Reincorporation proposal. Each depositary share is entitled to one vote on the Reincorporation proposal, and each vote will represent 1/1000 of a vote of a share of preferred stock.

QUORUM FOR THE ANNUAL MEETING

The presence at the meeting in person or by proxy of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and preferred stock (with each depositary share representing 1/1000 of a vote of a share of preferred stock), counted together as a single class, will constitute a quorum for the transaction of business.

As of the record date, we had 27,488,684 shares of Common Stock outstanding and entitled to vote on all proposals and 37,790 shares of preferred stock outstanding and entitled to vote on the Reincorporation proposal.

PS Business Parks • 2021 Proxy Statement • 84

HOW VOTES ARE COUNTED

For the election of directors, director nominees receiving an affirmative majority of votes cast (i.e., the number of shares cast “for” a director nominee exceeds the number of votes cast “against” that nominee) will be elected. Shares of common stock not voted (whether by abstention or otherwise) will not affect the vote. As discussed above, the Company has adopted a policy whereby directors who do not receive a majority of the votes cast for his or her election must submit their resignation to be considered by the Board.

The number of shares cast “for” each of Proposal 2 and Proposal 4 must exceed the number of votes cast “against” that proposal for approval of the proposal. We will not count shares that abstain from voting.

Although the advisory vote to approve executive compensation in Proposal 2 is non-binding, the Compensation Committee will consider and take into account the vote results in making future determinations on executive compensation.

Approval of the Proposal 3 (the Reincorporation proposal) requires the affirmative vote of (a) the holders of at least a majority of the outstanding shares of Common Stock and (b) the holders of at least a majority of outstanding preferred stock (voting as a single class).

Because the affirmative vote required to approve the Reincorporation proposal is based on the total number of outstanding shares of Common Stock and preferred stock, the failure to submit a proxy or voting instruction card or to vote at the Annual Meeting will have the same effect as a vote against the Reincorporation proposal.

HOW PROXIES WILL BE VOTED

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

●	Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1, 2, and 3 because the NYSE rules treat these matters as non-routine; and

●	Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 4 because that matter is treated as routine under the NYSE rules.

Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum but will otherwise have no effect on the outcome of the vote on Proposals 1 and 2. Broker non-votes will have the same effect as a vote AGAINST Proposal 3.

If you are a registered shareholder and submit a properly executed proxy card containing no instructions, the shares represented by the proxy will be voted FOR (i) each of Proposals 1, 2,3, and 4, and (ii) in accordance with the judgment of the proxy holders as to any other matter that may properly be brought before the Annual Meeting, or any adjournments or postponements thereof.

HOW TO CAST A VOTE

You may vote by any of the following means:

●

By Internet: Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

●

By Telephone: If provided on your proxy card or voting instruction card and if you live in the United States or Canada, you may submit proxies by telephone by calling the telephone number indicated on the card and following the instructions. You will need the control number on the card when voting.

PS Business Parks • 2021 Proxy Statement • 85

●

By Mail: Shareholders who received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.

●

Virtually, at the Annual Meeting: Shareholders who hold shares in their name as the shareholder of record may vote virtually at the Annual Meeting. Shareholders who are beneficial owners but not shareholders of record may vote virtually at the Annual Meeting only with a legal proxy obtained from their broker, trustee, or nominee, as applicable.

Properly completed and submitted proxy cards and voting instruction cards, and proxies properly completed and submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.

HOW TO VOTE AS A PARTICIPANT IN THE 401(K) PLAN

If you hold your shares as a participant in the 401(k) Plan, your proxy will serve as a voting instruction for the trustee of the 401(k) Plan with respect to the amount of shares of Common Stock credited to your account as of the record date. If you provide voting instructions via your proxy card or voting instruction card with respect to your shares of Common Stock held in the 401(k) Plan, the trustee will vote those shares of Common Stock in the manner specified. The trustee will vote any shares of Common Stock for which it does not receive instructions in the same proportion as the shares of Common Stock for which voting instructions have been received, unless the trustee is required by law to exercise its discretion in voting such shares.

To allow sufficient time for the trustee to vote your shares of Common Stock, the trustee must receive your voting instructions by 11:59 p.m., Pacific Daylight Time, on April  15, 2021.

CHANGING YOUR VOTE

You can change your vote at any time before your proxy is voted at the Annual Meeting. To revoke your proxy, you must either:

●	file an instrument of revocation with our Corporate Secretary at our principal executive offices, 701 Western Avenue, Glendale, California 91201;

●	mail a new proxy card dated after the date of the proxy you wish to revoke to our Corporate Secretary at our principal executive offices;

●	submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or

●	if you are a shareholder of record, or you obtain a legal proxy from your broker, trustee, or nominee, as applicable, attend the Annual Meeting and vote in person.

We will vote your unrevoked proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card, voting instruction card or, if submitted over the Internet, as indicated on the submission.

COST OF THIS PROXY SOLICITATION

We bear all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers, and our regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, electronic transmission, and personal interviews.

We will request brokers, banks, custodians, and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Stock. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

PS Business Parks • 2021 Proxy Statement • 86

We have retained the services of MacKenzie Partners LLC to assist with the solicitation of proxies in connection with the Annual Meeting. We paid MacKenzie Partners LLC $15,000 for these services, not including reimbursement of customary costs and expenses associated with the services.

CONTACTING OUR TRANSFER AGENT

Please contact PS Business Parks’ transfer agent at the phone number or address listed below, with questions concerning share certificates, dividend checks, transfer of ownership, or other matters pertaining to your share account: American Stock Transfer & Trust Company, LLC 6201 15th Avenue, Brooklyn, New York 11219, 800-937-5449.

CONSIDERATION OF CANDIDATES FOR DIRECTOR

The policy of the Nominating/Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board. Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to: Jeffrey D. Hedges, Executive Vice President, Chief Financial Officer, & Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201.

DEADLINE TO PROPOSE OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS FOR THE 2022 ANNUAL MEETING

To nominate an individual for election at the 2022 annual meeting of shareholders (2022 Annual Meeting), a shareholder must give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on December 21, 2021, and the close of business on January 20, 2022, provided however that in the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date we announce publicly the date for our 2022 Annual Meeting. Unless our charter or bylaws are amended to provide otherwise, if a shareholder intends to cumulate votes in the election of directors at the 2022 Annual Meeting, the shareholder must provide notice of this intention at the meeting prior to voting in accordance with California law.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal that a holder of our shares wishes to submit for inclusion in our 2021 Proxy Statement pursuant to SEC Rule 14a-8 must be received by the Company no later than November 18, 2021. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless certain conditions specified in the rule are met.

In addition, in accordance with our bylaws, notice of any proposal that a holder of our shares wishes to propose for consideration at the 2022 Annual Meeting, but does not seek to include in the 2022 Proxy Statement pursuant to Rule 14a-8, must be received by the Corporate Secretary between the close of business on December 21, 2021, and the close of business on January 20, 2022, provided however that in the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date we announce publicly the date for our 2022 Annual Meeting.

PS Business Parks • 2021 Proxy Statement • 87

ANNUAL REPORT ON FORM 10-K

A copy of our 2020 Annual Report and Form 10-K accompanies this proxy statement. Additional copies are available at: psbusinessparks.com/investor-relations/financial-reports

The Company will furnish a paper copy of the Form 10-K, excluding exhibits, without charge, upon the written request of any shareholder to Jeffrey D. Hedges, Executive Vice President, Chief Financial Officer, & Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201. Copies of exhibits will be provided at a copying charge of $0.20 per page to reimburse us for a portion of the cost.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment on such matters.

VIRTUAL MEETING MATTERS

Due to public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in virtual-only format, meaning that you may attend the meeting virtually by following the instructions set forth in this section. You will be able to attend and participate in the Annual Meeting virtually, vote your shares of Common Stock electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/PSB2021.

The virtual format provides our shareholders with the opportunity to participate in the Annual Meeting, including the live, online Q&A session, from any location convenient to them, providing shareholder access to our management and enhancing participation. Conducting the meeting virtually will ensure shareholder access in light of the expected ongoing uncertainty for large gatherings due to the COVID-19 pandemic.

While we intend to hold the Annual Meeting virtually, we are actively monitoring the COVID-19 situation and the federal, state, and local government regulations that may affect the format of our Annual Meeting, including the ability to hold the Annual Meeting virtually. In the event it is not possible or advisable to hold the Annual Meeting virtually, we will announce the alternative meeting arrangements, which may include changing the date or location of the meeting or holding the meeting physically, in a press release filed with the Securities and Exchange Commission as promptly as practicable. You are encouraged to monitor the Investor Relations section of our website at psbusinessparks.com for updated information about the Annual Meeting.

ACCESSING THE MEETING

To be admitted to the Annual Meeting virtually, you must enter the control number found on your proxy card or voting instruction form. If your shares of Common Stock are held through a broker or bank in “street name” as of the close of business on the record date, you may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank or other nominee.

CASTING YOUR VOTE

You may vote your shares virtually at the Annual Meeting. To vote at the Annual Meeting virtually, you must re-enter the control number found on your proxy card or voting instruction form. Even if you plan to attend the Annual Meeting virtually, we recommend that you submit the accompanying proxy card or voting instruction form or vote via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

PS Business Parks • 2021 Proxy Statement • 88

LIVE, ONLINE Q&A

As part of the Annual Meeting, we will hold a live, online Q&A session, where shareholders of record at the close of business on the Record Date will be allowed to ask questions. Questions may be submitted prior to the Annual Meeting at www.virtualshareholdermeeting.com/PSB2021 or you may submit questions in real time during the Annual Meeting. We intend to answer all questions submitted before or during the Annual Meeting which are pertinent to the Company and the Annual Meeting matters, as time permits. Consistent with our prior annual meetings, all questions submitted will be generally addressed in the order received and we limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible.

If there are matters raised of individual concern to a shareholder, or if a question posed was not otherwise answered, we provide an opportunity for shareholders to contact us separately after the Annual Meeting through the “Investor Relations” section of our website, psbusinessparks.com/investor-relations.

TECHNICAL ASSISTANCE

If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page.

We urge you to vote the accompanying proxy and sign, date, and return it in the enclosed pre-addressed postage-paid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

PS Business Parks • 2021 Proxy Statement • 89

Appendix A

Reconciliation of non-GAAP measures to GAAP and other information

SUPPLEMENTAL NON-GAAP DISCLOSURES (UNAUDITED)

RETURN ON ASSETS (IN THOUSANDS)

The following table reconciles from rental income on our income statement to net operating income, and sets forth the calculation of return on assets.

	For The Years Ended December 31,

	2010	2015	2020

Rental Income	$278,417	$373,135	$415,623

Cost of operations	90,534	118,469	125,513

Net operating income	$187,883	$254,666	$290,110

	As of December 31,

	2010	2015	2020

Land	$564,851	$793,569	$874,680

Buildings and improvements	1,782,613	2,215,515	2,247,389

Pre-depreciation cost of real estate facilities	$2,347,464	$3,009,084	$3,122,069

Return on assets (1)	8%	8.5%	9.3%

RATIO OF DEBT AND PREFERRED EQUITY TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA)

The table below reflects the ratio of debt and preferred equity to EBITDA and reconciles net income to EBITDA (in thousands).

	For The Years Ended December 31,

	2016	2017	2018	2019	2020

Mortgage note payable	$—	$—	$—	$—	$—

Preferred stock	1,109,750	1,089,750	959,750	944,750	944,750

Combined mortgage note payable and preferred stock	$1,109,750	$1,089,750	$959,750	$944,750	$944,750

Net Income	$144,984	$179,316	$271,901	$203,972	$206,705

Adjustments:

Depreciation and amortization	99,486	94,270	99,242	104,249	96,314

Depreciation from unconsolidated joint venture	—	1,180	—	—	—

Interest expense	5,568	1,179	555	611	548

Interest income	(463)	(356)	(489)	(1,885)	(370)

Gain on sale of land and real estate facilities	—	(1,209)	(93,484)	(16,644)	(27,273)

Gain on sale of development rights	—	(6,365)	—	—	—

EBITDA (2)	$249,575	$268,015	$277,725	$290,303	$275,924

Debt and Preferred to EBITDA Ratio	4.4	4.1	3.5	3.3	3.4

(1)

Return on assets is a non-GAAP financial measure representing the ratio of net operating income (rental income less cost of operations, which excludes depreciation) to pre-depreciation cost of real estate facilities. Management believes that this measure is useful in evaluating the Company’s earnings relative to the associated accumulated investment over time.

PS Business Parks • 2021 Proxy Statement • 90

SUPPLEMENTAL NON-GAAP DISCLOSURES (UNAUDITED) CONTINUED

(2)

EBITDA is a non-GAAP financial measure that represents net income before interest, depreciation and amortization and adjusted to exclude gains or losses from sales of depreciable real estate assets and impairment charges on real estate assets. Management believes that EBITDA is frequently used by analysts and investors in evaluating the operating performance of our business activities, including the impact of general and administrative expenses, and without the impact from gains or losses from sales of depreciable real estate assets.

RATIO OF FFO TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS

The table below reflects ratio of FFO to combined fixed charges and preferred distributions (in thousands).

	For The Years Ended December 31,
	2016	2017	2018	2019	2020
FFO allocable to diluted common shares and units	$179,882	$203,341	$225,766	$226,075	$227,442
Interest expense	5,568	1,179	555	611	548
Allocation to preferred shareholders based upon
Distributions	57,276	52,873	51,880	54,346	48,186
Redemptions	7,312	10,978	—	11,007	—

FFO available to cover fixed charges	$250,038	$268,371	$278,201	$292,039	$276,176

Fixed charges (1)	6,452	1,685	555	611	548
Distribution to preferred shareholders	57,276	52,873	51,880	54,346	48,186

Combined fixed charges and preferred distributions	$63,728	$54,558	$52,435	$54,957	$48,734

Ratio of available FFO to combined fixed charges and preferred distributions paid	3.9	4.9	5.3	5.3	5.7

(1)	Fixed charges include interest expense and capitalized interest.

PS Business Parks • 2021 Proxy Statement • 91

SAME PARK CASH NOI (IN THOUSANDS)

The following table reconciles from Same Park Cash NOI to net income on our income statement.

	For The Years Ended December 31,
	2019	2020
Rental income
Same Park Cash Rental Income (1)	$379,495	$379,947
Same Park Non-Cash Rental Income (2)	2,455	3,417
Non-Same Park	14,276	22,109
Multifamily	10,075	9,464
Assets sold	23,545	686

Total rental income	429,846	415,623

Cost of operations
Adjusted cost of operations (3)
Same Park	109,559	112,569
Non-Same Park	4,899	7,327
Multifamily	4,137	4,264
Assets sold	8,614	143
Stock compensation expense (4)	1,134	1,210

Total cost of operations	128,343	125,513

Net operating income (5)
Same Park Cash NOI (6)	269,936	267,378
Same Park Non-Cash Rental Income (2)	2,455	3,417
Non-Same Park	9,377	14,782
Multifamily	5,938	5,200
Assets sold	14,931	543
Stock compensation expense (4)	(1,134)	(1,210)
Depreciation and amortization expense	(104,249)	(96,314)
General and administrative expense	(13,761)	(14,526)
Interest and other income	4,492	1,234
Interest and other expense	(657)	(1,072)
Gain on sale of real estate facilities	16,644	27,273

Net income	$203,972	$206,705

(1)	Same Park Cash Rental Income represents Same Park rental income excluding Same Park Non-Cash Rental Income (defined below).
(2)

Same Park Non-Cash Rental Income represents amortization of deferred rent receivable, amortization of above and below market rents, net, and amortization of lease incentives and tenant improvement reimbursements.

(3)

Adjusted Cost of Operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company.

(4)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to the executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.

(5)

The Company utilizes NOI, a non-GAAP financial measure, to evaluate the operating performance of its business parks. The Company defines NOI as rental income less Adjusted Cost of Operations. The Company believes NOI assists investors in analyzing the performance of its real estate by excluding (i) corporate overhead (i.e., general and administrative expense) because it does not relate to the direct operating performance of the real estate, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of the real estate, and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(6)

The Company utilizes Cash NOI to evaluate the cash flow performance of its business parks, and believes investors utilize this metric for the same purpose. The Company defines Same Park Cash NOI as Same Park Cash Rental Income less Same Park Adjusted Cost of Operations.

PS Business Parks • 2021 Proxy Statement • 92

FREE CASH AVAILABLE AFTER FIXED CHARGES (IN THOUSANDS)

The following table reconciles net income allocable to common shareholders to free cash available after fixed charges.

For the Year Ended December 31, 2020
Net income allocable to common shareholders	$124,645
Adjustments
Gain on sale of real estate facilities	(27,273)
Depreciation and amortization	96,314
Net income allocable to noncontrolling interests	33,158
Net income allocable to restricted stock unit holders	716
FFO allocated to joint venture partner	(118)

FFO allocable to diluted common shares and units	227,442
Non-capitalizable demolition costs	335
Acceleration of stock compensation expense due to President and Chief Executive Officer retirement	1,687
Charge related to the redemption of preferred securities	—

Core FFO allocable to diluted common shares and units	229,464
Adjustments
Recurring capital improvements	(9,497)
Tenant improvements	(15,932)
Capitalized lease commissions	(8,878)
Total recurring capital expenditures for assets sold	(16)
Total multifamily capital expenditures	(24)
Non-cash rental income	(4,713)
Non-cash stock compensation expense	3,961
Cash paid for taxes in lieu of shares upon vesting of restricted stock units	(4,216)

FAD allocable to diluted common shares and units	190,149
Distributions to common shareholders	(115,396)
Distributions to noncontrolling interests - common units	(30,683)
Distributions to restricted stock unit holders	(654)
Distributions to noncontrolling interests - joint venture	(140)

Free cash available after fixed charges	$43,276

PS Business Parks • 2021 Proxy Statement • 93

Annex A

FORM OF AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of , 2021 (this “Agreement”), is entered into by and between PS Business Parks, Inc., a California corporation (“PS Business Parks (CA)”), and PS Business Parks Sub, Inc., a Maryland corporation (“PS Business Parks (MD)”). PS Business Parks (CA) and PS Business Parks (MD) are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

WITNESSETH:

WHEREAS, PS Business Parks (CA) is a corporation duly organized and existing under the laws of the State of California;

WHEREAS, PS Business Parks (MD) is a corporation duly organized and existing under the laws of the State of Maryland and is a wholly-owned subsidiary of PS Business Parks (CA);

WHEREAS, PS Business Parks (CA) has authority to issue (i) 100,000,000 shares of common stock, par value $0.01 per share (“PS Business Parks (CA) Common Stock”), of which 27,488,684 shares are issued and outstanding, (ii) 100,000,000 shares of equity stock, par value $0.01 per share, of which no shares are issued and outstanding, and (iii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which 7,590 shares have been designated as “5.20% Cumulative Preferred Stock, Series W,” 9,200 shares have been designated as “5.25% Cumulative Preferred Stock, Series X,” 8,000 shares have been designated as “5.20% Cumulative Preferred Stock, Series Y,” and 13,000 shares have been designated as “4.875% Cumulative Preferred Stock, Series Z.”

WHEREAS, PS Business Parks (MD) as of the date hereof has authority to issue 1,000 shares of common stock, par value $0.01 per share (“PS Business Parks (MD) Common Stock”), of which 1,000 shares are issued and outstanding and owned by PS Business Parks (CA);

WHEREAS, the respective boards of directors of PS Business Parks (CA) and PS Business Parks (MD) have determined that it is advisable and in the best interests of such corporations and their stockholders that PS Business Parks (CA) merge with and into PS Business Parks (MD) with PS Business Parks (MD) surviving upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the purpose of the Merger (as defined below) is, among other things, to change the state of incorporation of the PS Business Parks (CA) to enable it to avail itself of the advantages that the corporate laws of the State of Maryland afford to companies incorporated in Maryland;

WHEREAS, PS Business Parks (MD) is a newly formed corporation organized to effect the Merger (as defined below) and, prior to such transaction, shall hold no assets other than those incident to its formation;

WHEREAS, for United States federal income tax purposes, the parties hereto intend the Merger (as defined below) to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder;

WHEREAS, the board of directors of PS Business Parks (CA) has approved this Agreement in accordance with the California Corporations Code (the “CGCL”); and

WHEREAS, the board of directors of PS Business Parks (MD) has approved this Agreement by execution of a written consent in accordance with Section 2-505 of the Maryland General Corporation Law (the “MGCL”) and recommended that PS Business Parks (CA), in its capacity as the sole stockholder of PS Business Parks (MD), approve the merger contemplated hereby, and PS Business Parks (CA) in such capacity has approved the merger;

PS Business Parks • 2021 Proxy Statement • A-1

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, PS Business Parks (CA) and PS Business Parks (MD) hereby agree as follows:

1. Merger; Effective Time. PS Business Parks (CA) shall be merged with and into PS Business Parks (MD) (the “Merger”) in accordance with Section 1108 of the CGCL and Section 3-102 of the MGCL such that PS Business Parks (MD) shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”). Provided the conditions set forth in Section 12 of this Agreement have been satisfied, PS Business Parks (CA) and PS Business Parks (MD) will, at such time as they deem advisable, cause Articles of Merger (the “Articles of Merger”) complying with Section 3-109 of the MGCL executed and acknowledged on behalf of PS Business Parks (MD) and PS Business Parks (CA) in accordance with the requirements of the MGCL to be filed with the State Department of Assessments and Taxation of Maryland and a copy of such Articles of Merger to be filed with the Secretary of State of the State of California in accordance with the Section 1108 of the CGCL. The Merger shall become effective as the acceptance for record of the Articles of Merger by the SDAT, or such later time as is specified in the Articles of Merger (not to exceed thirty (30) days from the date the Articles of Merger are accepted for record by the SDAT), provided that a copy of the Articles of Merger have been filed with the Secretary of State of the State of California (the “Effective Time”).

2. Governing Documents. Pursuant to the merger and in accordance with the MGCL, the charter of PS Business Parks (MD) shall be amended and restated in the form attached hereto as Exhibit A, including the change of the name of the surviving corporation to “PS Business Parks, Inc.”, and as so amended and restated shall be the charter of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law. The Bylaws in the form attached hereto as Exhibit B shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

3. Directors. The persons who are directors of PS Business Parks (CA) immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

4. Officers. The persons who are officers of PS Business Parks (CA) immediately prior to the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

5. Succession. The Merger shall have the effects specified in the CGCL and the MGCL and, at the Effective Time, the separate corporate existence of PS Business Parks (CA) shall cease and (i) all the rights, privileges, powers and franchises of a public and private nature of each of the Constituent Corporations, subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; (ii) all assets, property, real, personal and mixed, belonging to each of the Constituent Corporations; and (iii) all debts due to each of the Constituent Corporations on whatever account, including stock subscriptions and all other things in action, in each case, shall succeed to, be vested in and become the property of the Surviving Corporation without any further act or deed as they were of the respective Constituent Corporations. The title to any real estate vested by deed or otherwise and any other asset, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of PS Business Parks (CA) shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of PS Business Parks (CA), its stockholders, board of directors and committees thereof, officers and agents that were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to PS Business Parks (CA). The employees and agents of PS Business Parks (CA) shall become the employees and agents of the Surviving

PS Business Parks • 2021 Proxy Statement • A-2

Corporation and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of PS Business Parks (CA).

6. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of PS Business Parks (CA) such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PS Business Parks (CA), and otherwise to carry out the purposes of this Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of PS Business Parks (CA) or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(i) each share of PS Business Parks (CA) Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into one (1) validly issued, fully paid and nonassessable share of PS Business Parks (MD) Common Stock;

(ii) each share of PS Business Parks (MD) Common Stock issued and outstanding immediately prior to the Effective Time and held by PS Business Parks (CA) shall be cancelled, without any consideration being issued or paid therefor, and shall resume the status of authorized and unissued shares of PS Business Parks (MD) Common Stock, and no shares of PS Business Parks (MD) Common Stock or other securities of the Surviving Corporation shall be issued in respect thereof;

(iii) each share of 5.20% Cumulative Preferred Stock, Series W, par value $0.01 per share, of PS Business Parks (CA) issued and outstanding immediately prior to the Effective Time shall be automatically converted into one (1) validly issued, fully paid and nonassessable share of 5.20% Cumulative Preferred Stock, Series W, par value $0.01 per share, of PS Business Parks (MD), and, in accordance with Section 4.6 of the applicable Deposit Agreement creating the Depositary Shares, each Depositary Share representing 1/1,000 of a share of 5.20% Cumulative Preferred Stock, Series W, of PS Business Parks (CA) shall thereafter represent one (1) validly issued, fully paid and nonassessable Depositary Share representing 1/1,000 of a share of 5.20% Cumulative Preferred Stock, Series W, of PS Business Parks (MD);

(iv) each share of 5.25% Cumulative Preferred Stock, Series X, par value $0.01 per share, of PS Business Parks (CA) issued and outstanding immediately prior to the Effective Time shall be automatically converted into one (1) validly issued, fully paid and nonassessable share of 5.25% Cumulative Preferred Stock, Series X, par value $0.01 per share, of PS Business Parks (MD), and, in accordance with Section 4.6 of the applicable Deposit Agreement creating the Depositary Shares, each Depositary Share representing 1/1,000 of a share of 5.25% Cumulative Preferred Stock, Series X, of PS Business Parks (CA) shall thereafter represent one (1) validly issued, fully paid and nonassessable Depositary Share representing 1/1,000 of a share of 5.25% Cumulative Preferred Stock, Series X, of PS Business Parks (MD);

(v) each share of 5.20% Cumulative Preferred Stock, Series Y, par value $0.01 per share, of PS Business Parks (CA) issued and outstanding immediately prior to the Effective Time shall be automatically converted into one (1) validly issued, fully paid and nonassessable share of 5.20% Cumulative Preferred Stock, Series Y, par value $0.01 per share, of PS Business Parks (MD), and, in accordance with Section 4.6 of the applicable Deposit Agreement creating the Depositary Shares, each Depositary Share representing 1/1,000 of a share of 5.20% Cumulative Preferred Stock, Series Y, of PS Business Parks (CA) shall thereafter represent one (1) validly issued, fully paid and nonassessable Depositary Share representing 1/1,000 of a share of 5.20% Cumulative Preferred Stock, Series Y, of PS Business Parks (MD); and

(vi) each share of 4.875% Cumulative Preferred Stock, Series Z, par value $0.01 per share, of PS Business Parks (CA) issued and outstanding immediately prior to the Effective Time shall be automatically converted into

PS Business Parks • 2021 Proxy Statement • A-3

one (1) validly issued, fully paid and nonassessable share of 4.875% Cumulative Preferred Stock, Series Z, par value $0.01 per share, of PS Business Parks (MD), and, in accordance with Section 4.6 of the applicable Deposit Agreement creating the Depositary Shares, each Depositary Share representing 1/1,000 of a share of 4.875% Cumulative Preferred Stock, Series Z, of PS Business Parks (CA) shall thereafter represent one (1) validly issued, fully paid and nonassessable Depositary Share representing 1/1,000 of a share of 4.875% Cumulative Preferred Stock, Series Z, of PS Business Parks (MD).

8. Conversion of Plans. At the Effective Time, PS Business Parks (MD) will assume and continue all of PS Business Parks (CA)’s stock option plans and agreements, including but not limited to the PS Business Parks, Inc. 2012 Equity and Performance-Based Incentive Compensation Plan, and the outstanding and unexercised portions of all options, warrants and rights to buy PS Business Parks (CA) Common Stock will become options, warrants or rights for the same number of shares of PS Business Parks (MD)Common Stock with no other changes in the terms and conditions of such options, warrants or rights, including exercise prices, and effective upon the Effective Time, PS Business Parks (MD) hereby assumes the outstanding and unexercised portions of such options, warrants and rights and the obligations of PS Business Parks (CA) with respect thereto. Prior to the Effective Time, PS Business Parks (CA) or its board of directors or a committee thereof, as applicable, shall pass resolutions and take any actions as are necessary to effectuate the provisions of this Section 8.

9. Stock Certificates. Upon and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of PS Business Parks (CA) Common Stock will be deemed for all purposes to evidence ownership of and to represent the shares of PS Business Parks (MD) Common Stock into which the shares of PS Business Parks (CA) represented by such certificates have been converted as herein provided. The registered owner on the books and records of PS Business Parks (CA) or its transfer agent of any such outstanding stock certificate will, until such certificate is surrendered for transfer or conversion or otherwise accounted for to PS Business Parks (MD) or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of PS Business Parks (MD) Common Stock.

10. Fractional Shares. No fractional shares of PS Business Parks (MD) Common Stock shall be issued upon the conversion of any shares of PS Business Parks (CA) Common Stock.

11. Certain Common Stock Rights. All shares of PS Business Parks (MD) Common Stock into which shares of PS Business Parks (CA) Common Stock shall have been converted pursuant to this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares. At the Effective Time, the holders shares of PS Business Parks (CA) Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such stock, and their sole rights shall be with respect to PS Business Parks (MD) Common Stock into which their shares of PS Business Parks (CA) Common Stock have been converted as provided in this Agreement. At the Effective Time, the stock transfer books of PS Business Parks (CA) shall be closed, and no transfer of shares of PS Business Parks (CA) Common Stock outstanding immediately prior to the Effective Time shall thereafter be made or consummated.

12. Conditions. Consummation of the Merger and related transactions is subject to satisfaction of the following conditions prior to the Effective Time:

(i) The Merger must have been approved by the requisite vote of stockholders of PS Business Parks (CA) and all other necessary action must have taken place to authorize the execution, delivery and performance of this Agreement by PS Business Parks (CA) and PS Business Parks (MD).

(ii) All regulatory approvals necessary in connection with the consummation of the Merger and the transactions contemplated thereby must have been obtained.

13. Section 16. The boards of directors of PS Business Parks (CA) and PS Business Parks (MD), or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Securities Exchange Act of 1934 (the “Exchange Act”)), shall take all such steps as may be required to cause any dispositions of or other transactions in PS Business Parks (CA) Common Stock and any acquisitions of or other

PS Business Parks • 2021 Proxy Statement • A-4

transactions in PS Business Parks (MD) Common Stock pursuant to the transactions contemplated by this Agreement by any person who is an officer or director of PS Business Parks (CA) or PS Business Parks (MD), respectively, subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PS Business Parks (CA) or PS Business Parks (MD), respectively, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

15. Termination; Amendment. This Agreement may be terminated and the Merger abandoned or deferred by either PS Business Parks (CA) or PS Business Parks (MD) by appropriate resolution of the board of directors of either PS Business Parks (CA) or PS Business Parks (MD) at any time prior to the Effective Time notwithstanding approval of this Agreement by the stockholders of PS Business Parks (CA) or PS Business Parks (MD), or both, if circumstances arise which, in the opinion of the board of directors of PS Business Parks (CA) or PS Business Parks (MD) make the Merger inadvisable or such deferral of the time of consummation of the Merger advisable. Subject to applicable law and subject to the rights of the stockholders to approve any amendment that would have a material adverse effect on the stockholders, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

16. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

17. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to the choice or conflict of law provisions contained therein to the extent that the application of the laws of another jurisdiction will be required thereby.

19. Plan of Reorganization. This Agreement is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

[Signatures follow on the next page]

PS Business Parks • 2021 Proxy Statement • A-5

IN WITNESS WHEREOF, PS Business Parks (CA) and PS Business Parks (MD) have caused this Agreement to be executed and delivered as of the date first written above.

PS Business Parks, Inc., a California Corporation

By:
Name:
Title:

PS Business Parks Sub, Inc., a Maryland corporation

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

PS Business Parks • 2021 Proxy Statement • A-6

Annex B

PS BUSINESS PARKS, INC.

AMENDED AND RESTATED CHARTER

ARTICLE I

NAME

The name of the corporation is:

PS Business Parks, Inc.

The Board of Directors of the Corporation (the “Board of Directors”), without stockholder approval, may amend the charter to change the name of the Corporation as provided in Section 2-605 of the Maryland General Corporation Law (the “MGCL”).

ARTICLE II

PURPOSES AND POWERS

Section 2.1 Purposes. The purposes for which the Corporation is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in effect. The foregoing purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of the Charter and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of Maryland.

Section 2.2 Powers. The Corporation shall have all of the powers granted by law to Maryland corporations and all other powers set forth in the Charter that are not inconsistent with law and are appropriate to promote and attain its purposes.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The Corporation may have such offices or places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1 Powers. Subject to any express limitations contained in the Charter or in the bylaws of the Corporation (the “Bylaws”), (a) the business and affairs of the Corporation shall be managed under the direction of Board of Directors and (b) the Board of Directors shall have full, exclusive and absolute power, control and authority over the Corporation and any and all property of the Corporation. The Board of Directors may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the

PS Business Parks • 2021 Proxy Statement • B-1

Corporation. This Charter shall be construed with the presumption in favor of the grant of power and authority to the Board of Directors. Any construction of the Charter or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in the Charter or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors or the directors under the general laws of the State of Maryland or any other applicable law.

Section 4.2 Number of Directors. The number of directors constituting the entire Board of Directors is currently set at nine (9), but may hereafter be increased or decreased by the Board of Directors or the stockholders in accordance with the provisions set forth in the Bylaws, but shall never be fewer than the minimum number required by the MGCL nor more than fifteen (15). The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualified are:

Ronald L. Havner, Jr.

Maria R. Hawthorne

Jennifer Holden Dunbar

Kristy M. Pipes

Gary E. Pruitt

Robert S. Rollo

Joseph D. Russell, Jr.

Peter Schultz

Stephen W. Wilson

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws.

Section 4.3 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock, as hereinafter defined, to elect or remove one or more directors, any director may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Section 4.4 REIT Qualification. The Board of Directors, without any action by the stockholders of the Corporation, shall have the authority to cause the Corporation to elect to qualify for U.S. federal income tax treatment as a REIT. Following such election, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. In addition, the Board of Directors, without any action by the stockholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI of this Charter is no longer required in order for the Corporation to qualify as a REIT.

Section 4.5 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation, the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition,

PS Business Parks • 2021 Proxy Statement • B-2

holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 4.6 Approval of Extraordinary Actions. Notwithstanding any provision of law permitting any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, any action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. With respect to any merger or other extraordinary action requiring stockholder approval under Section 3-105 of the MGCL, the affirmative vote of holders of a majority of outstanding shares of the Company’s Series W, Series X, Series Y and Series Z Preferred Stock (voting as a single class) shall also be required to approve any such transaction, unless the Company is the surviving company in the transaction (or the acquiring corporation in the case of a statutory share exchange) and the preferences, privileges and restrictions granted to or imposed upon such series of Preferred Stock are not changed as the result of the transaction, in which case such series of Preferred Stock shall not have any voting rights with respect to the transaction.

Section 4.7 Subtitle 8. In accordance with Section 3-802(c) of the MGCL, the Corporation is prohibited from electing to be subject to the provisions of Sections 3-803, 3-804 or 3-805 of the MGCL.

ARTICLE V

STOCK

Section 5.1 Authorized Shares. The Corporation has authority to issue 250,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), 100,000,000 shares of Equity Stock, $0.01 par value per share (“Equity Stock”) and 50,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $2,500,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2, 5.3 or 5.4 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

Section 5.2 Common Stock. Subject to the provisions of Article VI, each share of Common Stock shall entitle the holder thereof to one vote on each matter upon which holders of Common Stock are entitled to vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of Common Stock, Equity Stock or Preferred Stock.

Section 5.3 Equity Stock. The Board of Directors may classify any unissued shares of Equity Stock from time to time in one or more classes or series of Common Stock, Equity Stock or Preferred Stock.

Section 5.4 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of Common Stock, Equity Stock or Preferred Stock. 7,590 shares of the Corporation’s authorized Preferred Stock shall be designated as “5.20% Cumulative Preferred Stock, Series W” (“Series W Preferred Stock”), 9,200 shares of the Corporation’s authorized Preferred Stock shall be designated as “5.25% Cumulative Preferred Stock, Series X” (“Series X Preferred Stock”), 8,000 shares of the Corporation’s authorized Preferred Stock shall be designated as “5.20% Cumulative Preferred Stock, Series Y” (“Series Y Preferred Stock”), and 13,000 shares of the Corporation’s authorized Preferred Stock shall be designated as “4.875% Cumulative Preferred Stock, Series Z” (“Series Z Preferred Stock”). The rights, preferences and privileges and other terms and conditions of the Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock and Series Z Preferred Stock are as set forth in Annexes A, B, C and D, respectively.

Section 5.5 Classification and Reclassification of Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it

PS Business Parks • 2021 Proxy Statement • B-3

from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations or actions by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 5.6 Authorization by the Board of Directors of Stock Issuance. The Board of Directors, without approval of the stockholders of the Corporation, may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.7 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock of the Corporation pursuant to Section 5.5 or as may otherwise be provided by contract, no holder of shares of stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 or Title 3, Subtitle 7 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.8 Transferable Shares; Preferential Dividends. Notwithstanding any other provision in the Charter, no determination shall be made by the Board of Directors nor shall any transaction be entered into by the Corporation that would cause any shares or other beneficial interest in the Corporation not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or that would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 5.9 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

Section 5.10 Charter and Bylaws. All persons who shall acquire a share of stock shall acquire the same subject to the provisions of the Charter and the Bylaws.

ARTICLE VI

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1 Definitions. For the purpose of this Article VI, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Stock or Preferred Stock or Equity Stock by a Person, whether the interest in the shares of Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code and interests that would be owned constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns,” and “Beneficially Owned” shall have correlative meanings.

PS Business Parks • 2021 Proxy Statement • B-4

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.8, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

“Charitable Trust” shall mean the trust created pursuant to Section 6.8.1.

“Charitable Trustee” shall mean the Person that is initially appointed by the Corporation, or any successor subsequently designated by the Corporation, to serve as trustee of the Charitable Trust provided that such Person is unaffiliated with the Corporation or the Purported Owner.

“Exchange” shall mean the New York Stock Exchange.

“IRS” shall mean the United States Internal Revenue Service.

“Market Price” shall mean, with respect to any class or series of Stock, the last reported sales price on the Exchange of such shares on the day immediately preceding the relevant date, or if such shares are not then traded on the Exchange, the last reported sales price of such shares on the day immediately preceding the relevant date as reported on any exchange or quotation system or for which such shares may be traded, provided, however, that if the Board of Directors determines in good faith that a lower price is appropriate, then the Market Price shall be such lower price as determined in good faith by the Board of Directors, or if such shares are not then traded over any exchange or quotation system, the Market Price shall be the price determined in good faith by the Board of Directors of the Corporation as the fair market value of shares on the relevant date.

“Operating Partnership Agreement” shall mean that certain Agreement of Limited Partnership of PS Business Parks, L.P. dated March 17, 1998, as amended from time to time.

“Ownership Limit” shall mean the maximum amount of Common Stock and/or Preferred Stock and/or Equity Stock that may be Beneficially Owned by a Person under Section 6.2.1, determined without regard to any exception or waiver that may be granted under Section 6.4 (but taking into account ownership permitted under Section 6.2.2).

“Partnership” shall mean PS Business Parks, L.P., a California limited partnership.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include, to the extent appropriate to facilitate a public offering or private placement of Stock, an underwriter that participates in such a public offering or private placement provided that the ownership of Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation failing to qualify as a REIT.

“Purported Owner” shall mean, with respect to any purported acquisition that would result in a violation of the limitations in Section 6.2, the Person who would have owned shares of Stock if such acquisition had been valid under Section 6.2 and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Purported Owner would have so owned.

“Stock” shall mean shares of stock of the Corporation that are Common Stock or Preferred Stock or Equity Stock.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Stock, as well as any other event that causes a Person to acquire Beneficial Ownership, including (i) the granting or exercise of any option or warrant, convertible security, pledge, security interest, or similar right to acquire Stock or entering into any agreement for the sale, transfer or other disposition of Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Stock), (iii) a change in the capital structure of the Corporation, (iv) a change in the relationship between two or more Persons that causes a change in ownership of Stock by application of Section 544 of the Code, as modified by Section 856(h), or (v) Transfers of

PS Business Parks • 2021 Proxy Statement • B-5

interests in other entities that result in changes in Beneficial Ownership of Stock; in each case, whether voluntarily or involuntarily, whether owned of record or Beneficially Owned, and whether by operation of law or otherwise. For purposes of this Article VI, the right of a limited partner under the Operating Partnership Agreement to require the partnership to redeem the partner’s limited partnership units shall not be considered to be an option or similar right to acquire Stock.

Section 6.2 Ownership Limitations.

Section 6.2.1 Basic Ownership Limits. Except as provided in Section 6.2.2 and Section 6.3, no Person shall Beneficially Own shares of Common Stock or any series of Preferred Stock or Equity Stock in excess of the Ownership Limit set forth in this Section 6.2.1. In the case of Common Stock, the Ownership Limit is 7.0% of the outstanding shares of Common Stock. In the case of any series of Preferred Stock or Equity Stock, the Ownership Limit is 9.9% of the outstanding shares of such series of Preferred Stock or Equity Stock.

Section 6.2.2 Basic Restrictions. Notwithstanding anything to the contrary in Section 6.2, no Person shall be deemed to exceed the Ownership Limit set forth in Section 6.2.1 solely by reason of the Beneficial Ownership of shares of any class of Stock to the extent such shares of Stock were Beneficially Owned by such Person on the effective date of the merger of American Office Park Properties, Inc. with and into the Corporation (but the Beneficial Ownership of any such shares of Stock shall be taken into account in determining whether any subsequent Transfer or other event violates Section 6.2.1). For purposes of the preceding sentence, in evaluating Beneficial Ownership of any Person on the effective date of the merger, there shall also be taken into account Beneficial Ownership of any shares that would have been Beneficially Owned on that date if redemption rights provided in the Operating Partnership Agreement had been exercised at that time (whether or not then exercisable) resulting in an exchange of partnership units for shares. In addition, no Person shall be deemed to exceed the Ownership Limit set forth in Section 6.2.1 solely by reason of the Beneficial Ownership of shares of any class of Stock that are treated as owned because of such Person’s actual or Beneficial Ownership of shares of Public Storage, to the extent that such Person’s actual or Beneficial Ownership of shares of Public Storage complies with the ownership restrictions applicable to shareholders of Public Storage (but the Beneficial Ownership of any such shares of Stock because of such Person’s actual or Beneficial Ownership of shares of Public Storage shall be taken into account in determining whether any other Transfer, acquisition or other event violates Section 6.2.1).

Section 6.2.3 No Ownership Producing “Closely Held” Status. Notwithstanding any other provisions contained in the Charter, no Person shall Beneficially Own shares of any class of Stock of the Corporation to the extent that, if effective, such Beneficial Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is purportedly held during the second half of a taxable year) or otherwise would result in the Corporation failing to qualify as a REIT.

Section 6.2.4 Application to Partnership Exchange Rights. It is expressly intended that the restrictions on ownership and transfer described in this Article VI shall apply to the redemption rights provided in the Operating Partnership Agreement. Notwithstanding any provisions of the Operating Partnership Agreement or any related agreements to the contrary, partners of the Partnership shall not be entitled to exchange interests in the Partnership for Stock to the extent the Beneficial Ownership of those shares would violate the restrictions otherwise contained in this Article VI (taking into account the provisions of Section 6.2.2).

Section 6.3 Remedies.

Section 6.3.1 Transfers in Trust. If, notwithstanding the other provisions contained in this Article VI, there is a purported Transfer or other event that, if effective, would result in the violation of one or more of the restrictions on ownership and transfer described in Section 6.2, then that number of shares of Stock the Beneficial Ownership of which otherwise would cause such Person to violate Section 6.2 (rounded up to the next whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.8, effective as of the close of business on the day immediately prior to the date of such purported Transfer or other event, and such Person shall acquire no rights in such shares of Stock.

PS Business Parks • 2021 Proxy Statement • B-6

Section 6.3.2 Void Ab Initio. If the transfer to the Charitable Trust described in Section 6.3.1 would not be effective for any reason to prevent any Person from Beneficially Owning Stock in violation of Section 6.2, then the Transfer or other event that would otherwise cause such Person to violate Section 6.2 shall be void ab initio.

Section 6.3.3 No Ownership by Less than 100 Persons. Notwithstanding any other provision of the Charter, any Transfer of shares of Stock (whether or not such Transfer is the result of a transaction engaged in through the facilities of the Exchange or any other automated inter-dealer quotation system) that, if effective, would result in the Stock being owned beneficially by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Stock.

Section 6.3.4 Other Actions. In addition to, and without limitation by, Sections 6.3.1 through 6.3.3 above, if the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of Article VI or that a Person intends to acquire or has attempted to acquire, ownership, beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) or Beneficial Ownership of any Stock in violation of Article VI (whether or not the violation is intended), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to redeem Stock, refuse to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 6.2 shall automatically result in the transfer to the Charitable Trust described in Section 6.3.1, without regard to any action (or non-action) by the Board of Directors, and if applicable, such Transfer or other event shall be void ab initio as provided above without regard to any action or inaction by the Board of Directors or its designees.

Section 6.3.5 No Limit on Authority. Nothing contained in Section 6.3 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

Section 6.4 Waivers and Exceptions.

Section 6.4.1 Board May Grant Exceptions. Subject to Section 6.2.3, the Board of Directors, in its sole and absolute discretion, may grant to any Person an exception to the Ownership Limit set forth in Section 6.2.1 with respect to Common Stock or any series of Preferred Stock or Equity Stock if the Board of Directors shall have determined that the Corporation would not be “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the purported acquisition, Transfer or other event takes place during the second half of a taxable year) and would not otherwise fail to qualify as a REIT, after giving effect to an acquisition by such Person of Beneficial Ownership of the maximum amount of Common Stock, Preferred Stock and Equity Stock permitted as a result of the exception to be granted, and taking into account the existing and permitted ownership by other Persons of the Stock of the Corporation (taking into account any other exceptions granted under this Section 6.4.1). If a member of the Board of Directors requests that the Board of Directors grant an exception to the Ownership Limit with respect to such member or with respect to any other Person if such member of the Board of Directors would be considered to be the Beneficial Owner of shares of Stock owned by such Person, such member of the Board of Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

Section 6.4.2 Conditions to Exceptions. As a condition to the granting of an exception under Section 6.4.1 to any Person, the Board of Directors may require such Person to provide the Board of Directors such representations and undertakings as the Board of Directors may, in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Stock not subject to the exception), and such Person must agree that any violation of such representations and undertakings or attempted violations will result in the application of the remedies set forth in Section 6.3 with respect to shares of Stock producing the violation or attempted violation. In addition, prior to granting any exception, the Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in

PS Business Parks • 2021 Proxy Statement • B-7

its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT, provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception.

Section 6.5 Reporting of Transfers and Ownership.

Section 6.5.1 Notice of Restricted Transfers. Any Person who acquires or attempts or intends to acquire Stock or other securities in violation of Article VI or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of Article VI, shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted event, give at least 15 days prior written notice to the Corporation of such event, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition, ownership or other event on the Corporation’s status as a REIT and to ensure compliance with the limitations set forth in this Article VI.

Section 6.5.2 Owners Required to Provide Information. From and after the effective date of the merger of American Office Park Properties, Inc. with and into the Corporation, each Person who is a beneficial owner or Beneficial Owner of Stock and each Person (including the stockholder of record) who is holding Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT, to ensure compliance with the limitations set forth in this Article VI, to comply with the requirements of any taxing authority or governmental agency, or to determine any such compliance.

Section 6.6 Ambiguity. In the case of an ambiguity or uncertainty in the interpretation or application of any of the provisions of this Article VI, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the interpretation or application of the provisions with respect to any situation based on the facts known to it. The value of outstanding shares of any class or series of the Stock of the Corporation may be determined by the Board of Directors in good faith, and any such determination shall be conclusive. If any provision of Article VI requires an action by the Board of Directors but does not provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article VI.

Section 6.7 Legend. Each certificate for shares of any class of Stock shall bear substantially the following legend or such other legend as the Corporation may from time-to-time determine to be appropriate:

“The shares of Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of assisting the Corporation to maintain its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as set forth in Article VI of the Corporation’s Charter, no person may Beneficially Own (i) more than 7.0% of the outstanding shares of Common Stock of the Corporation, or (ii) more than 9.9% of the outstanding shares of any series of Preferred Stock or Equity Stock of the Corporation, with certain further restrictions and exceptions as are set forth in the Corporation’s Charter. Any Person who attempts to own or Beneficially Own Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such attempt. If any of the restrictions on transfer or ownership set forth in Article VI of the Charter are violated, the Stock represented hereby will be automatically transferred to the Charitable Trustee of a Charitable Trust for the benefit of a Charitable Beneficiary pursuant to the terms of Article VI of the Charter. In addition, attempted transfers of Stock in violation of the limitations described above (as modified or expanded upon in Article VI of the Charter), may be void ab initio. All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time. The Corporation will furnish to the holder hereof, upon request and without charge, a copy of the Charter. Requests for the Charter may be directed to the corporate secretary.”

Section 6.8 Transfer of Stock in Trust.

Section 6.8.1 Ownership in Trust; Status of Shares Held in Charitable Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction engaged in through the facilities of the Exchange or any other automated inter-dealer quotation system) or other event that results in the transfer of Stock to a Charitable Trust pursuant to Section 6.3, such shares of Stock shall be deemed to have been transferred to the

PS Business Parks • 2021 Proxy Statement • B-8

Charitable Trustee in its capacity as Charitable Trustee for the exclusive benefit of one or more Charitable Beneficiaries. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.8.6. Shares of Stock so held in Charitable Trust shall remain issued and outstanding shares of Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Stock of the same class and series.

The Purported Owner shall not benefit economically from ownership of any shares of Stock held in Charitable Trust by the Charitable Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in Charitable Trust. The Purported Owner of shares of Stock in violation of Section 6.2 shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

Section 6.8.2 Distribution and Dividend Rights. The Charitable Trustee shall have all rights to distributions and dividends with respect to shares of Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distributions or dividend declared but unpaid shall be paid when due to the Charitable Trustee. Any distributions or dividends paid prior to the discovery by the Corporation that the shares of Stock have been transferred to the Charitable Trustee with respect to such shares shall be paid over to the Charitable Trustee by the recipient upon demand. The Corporation may take all measures that it determines reasonably necessary to recover the amount of any such distribution, including, if necessary, withholding any portion of future distributions payable on shares of Stock of the Purported Owner or amounts otherwise payable to the Purported Owner (such as pursuant to Section 6.8.4); and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Charitable Trustee, the distributions so received or withheld, as the case may be. Any distributions or dividends so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.

Section 6.8.3 Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Stock of the class or series of Stock that is held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Stock held by the Charitable Trustee bears to the total number of shares of such class or series of Stock then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Stock held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation in accordance with Section 6.8.4

Section 6.8.4 Sale of Shares by Charitable Trustee. As reasonably promptly as possible after receiving notice from the Corporation that shares of Stock have been transferred to the Charitable Trust, in an orderly fashion so as not to affect the Market Price of the shares held in the Charitable Trust materially and adversely, the Charitable Trustee shall sell the shares held in Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the shares of Stock held in the Charitable Trust would not violate the ownership limitations set forth in Section 6.2. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Purported Owner and to the Charitable Beneficiary as provided in this Section 6.8.4.

The Charitable Trustee shall first pay all reasonable expenses of the Charitable Trust and of the Corporation incurred in connection with the formation of the Charitable Trust and disposition of the shares. The Purported Owner shall receive out of any excess the lesser of (1) (x) the price per share such Purported Owner paid for the Stock in the purported Transfer that resulted in the transfer of shares of Stock to the Charitable Trust, or (y) if the Transfer or other event that resulted in the transfer of shares of Stock to the Charitable Trust was not a transaction in which the Purported Owner gave full value for such shares of Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the transfer of such shares of Stock to the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Purported Owner shall be immediately paid to the Charitable Beneficiary.

If, prior to the discovery by the Corporation that shares of Stock have been transferred to the Charitable Trustee, such shares are sold by the Purported Owner, then (i) such shares shall be deemed to have been sold

PS Business Parks • 2021 Proxy Statement • B-9

on behalf of the Charitable Trust and (ii) to the extent that the Purported Owner received an amount for such shares that exceeds the amount such Purported Owner was entitled to receive pursuant to this Section 6.8.4, such excess shall be paid to the Charitable Trustee upon demand.

The Charitable Trustee shall have the right and power (but not the obligation) to offer any share of Stock held in the Charitable Trust for sale to the Corporation on such terms and conditions as the Charitable Trustee shall determine appropriate.

Each Charitable Beneficiary and Purported Owner waive any and all claims that they may have against the Charitable Trustee and the Corporation arising out of the disposition of shares, except for claims arising out of the gross negligence or willful misconduct of such Charitable Trustee or the Corporation, or the Charitable Trustee’s or the Corporation’s failure to make payments in accordance with Section 6.8.

Section 6.8.5 Voting and Notice Rights. The Charitable Trustee shall have all voting rights and rights to receive any notice of any meetings, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. The Purported Owner shall have no voting rights with respect to shares held in Charitable Trust. Any vote by or on behalf of a Purported Owner as a holder of shares of Stock prior to the discovery by the Corporation that the shares of Stock have been transferred to the Charitable Trust shall be subject to rescission by the Charitable Trustee if the rescission is permitted by applicable law and the Board of Directors concludes that the rescission will not materially and adversely affect the Corporation. In the case of any such rescission, to the extent permitted by applicable law, any such votes shall be void ab initio with respect to the shares held by the Charitable Trustee.

Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Stock have been transferred to the Charitable Trustee, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.8.6 Designation of Charitable Beneficiary(ies). By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (1) the shares of Stock held in the Charitable Trust would not violate the restrictions set forth in Section 6.2 in the hands of such Charitable Beneficiary and (2) each Charitable Beneficiary is described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

Section 6.9 Settlement. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the Exchange (but the fact that settlement of a transaction is permitted shall not negate the effect of any other provision and all of the provisions shall apply to the purported transferee of the shares of Stock in such transaction).

ARTICLE VII

LIMITATION OF LIABILITY AND INDEMNIFICATION

OF DIRECTORS AND OFFICERS

Section 7.1 Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 7.1, nor the adoption or amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this Section 7.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of directors and officers of a Maryland corporation for money damages in a suit by or on behalf of the Corporation or by any stockholder, no director or officer of the Corporation shall be liable to the Corporation or to any stockholder for money damages except to the extent that (a) the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other

PS Business Parks • 2021 Proxy Statement • B-10

final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 7.2 Indemnification.

(a) To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the Bylaws and any indemnification agreement or resolution of the Board of Directors in effect from time to time, the Corporation shall indemnify, and pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to, (i) any present or former director or officer of the Corporation against any claim or liability to which he or she may become subject by reason of service in such capacity, and (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. In addition, the Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses to any individual who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Section 7.2, nor the adoption or amendment of any other provision of this Charter or the Bylaws inconsistent with this Section 7.2, shall apply to or affect in any respect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

(b) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE VIII

CERTAIN TRANSACTIONS

Section 8.1 Business Combinations. Any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any other person or entity or group of persons or entities is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL.

Section 8.2 Control Share Acquisitions. Notwithstanding any other provision of the Charter or the Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation.

Section 8.3 Extraordinary Transactions with Interested Parties. Prior to approving any agreement relating to a consolidation, merger, share exchange of transfer or assets between the Corporation and an Interested Party (defined below) that is required to be approved by the Corporation’s stockholders pursuant to Section 3-105 of the MGCL or other applicable laws or regulations, the Corporation shall obtain, and shall furnish to the Corporation’s stockholders, an affirmative opinion in writing from a third party as to the fairness (from a financial point of view) of the consideration to the stockholders of the Corporation. For purposes of this Section 8.3, an “Interested Party” shall mean any person who (a) directly or indirectly controls the Corporation, (b) is, or is directly or indirectly controlled by, an officer or director of the Corporation, or (c) is an entity in which a material financial interest is held by any director or executive officer of the Corporation.

Section 8.4 Transactions Between the Corporation and its Directors, Officers, Employees and Agents. Subject to any express restrictions in the Charter or the Bylaws or by resolution of the Board of Directors, the Corporation

PS Business Parks • 2021 Proxy Statement • B-11

may enter into any contract or transaction of any kind with any person, including any Director, officer, employee or agent of the Corporation or any person affiliated with a Director, officer, employee or agent of the Corporation, whether or not any of them has a financial interest in such transaction, provided, however, that in the case of any contract or transaction in which any Director, officer, employee or agent of the Corporation (or any person affiliated with such person) has a material financial interest in such transaction, then: (a) the fact of the interest shall be disclosed or known to: (i) the Board of Directors, and the Board of Directors shall approve or ratify the contract or transaction by the affirmative vote of a majority of the Directors who did not have an interest in the contract or transaction, even if such disinterested Directors constitute less than a quorum, or (ii) the stockholders entitled to vote on the matter, and the contract or transaction shall be authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the persons who did have an interest in the contract or transaction; or (b) the contract or transaction is fair and reasonable to the Corporation.

ARTICLE IX

DURATION

The Corporation shall continue perpetually unless terminated pursuant to any applicable provision of the MGCL.

ARTICLE X

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of not less than a majority of all the shares of stock of the Corporation then outstanding and entitled to be cast on the matter.

ARTICLE XI

SEVERABILITY

If any provision of the Charter shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Charter in any jurisdiction.

# # # # #

PS Business Parks • 2021 Proxy Statement • B-12

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this                  day of                     , 20    .

ATTEST:	PS BUSINESS PARKS, INC.

(SEAL)

Name:	Name:
Title:	Title:

PS Business Parks • 2021 Proxy Statement • B-13

ANNEX A

5.20% CUMULATIVE PREFERRED STOCK, SERIES W

The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 5.20% Cumulative Preferred Stock, Series W (the “Series W Preferred Stock”) as set forth below shall be deemed to be part of Article V of the Articles of Amendment and Restatement (the “Charter”) of PS Business Parks, Inc. (the “Corporation”), with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

(a) Dividend Rights.

(1) Dividends shall be payable in cash on the shares of Series W Preferred Stock when, as and if declared by the Board of Directors, out of funds legally available therefor: (i) for the period (the “Initial Dividend Period”) from the Deemed Original Issue Date (as defined below) to but excluding January 1, 2017, and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Period Commencement Date”), commencing on January 1, 2017, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 5.20% of the $25,000 per share stated value thereof (the “Dividend Rate”). Dividends on each share of Series W Preferred Stock shall be cumulative from the Deemed Original Issue Date of such share and shall be payable, without interest thereon, when, as and if declared by the Board of Directors, on or before March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2016 or, in the case of shares of Series W Preferred Stock with a Deemed Original Issue Date after December 31, 2016, the first such dividend payment date following such Deemed Original Issue Date; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of Series W Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on Series W Preferred Stock have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of Series W Preferred Stock will not be entitled to any further dividends with respect to that Dividend Period.

“Deemed Original Issue Date” means (a) in the case of any share which is part of the first issuance of shares of Series W Preferred Stock or part of a subsequent issuance of shares of Series W Preferred Stock prior to January 1, 2017, the date of such first issuance and (b) in the case of any share which is part of a subsequent issuance of shares of Series W Preferred Stock on or after January 1, 2017, the later of (x) January 1, 2017 and (y) the latest Dividend Period Commencement Date which precedes the date of issuance of such share and which succeeds the last Dividend Period for which full cumulative dividends have been paid; provided that, in the case of any share which is part of a subsequent issuance, the date of issuance of which falls between (i) the record date for dividends payable on the first succeeding dividend payment date and (ii) such dividend payment date, the “Deemed Original Issue Date” means the date of the Dividend Period Commencement Date that immediately follows the date of issuance.

(2) Dividends payable on shares of Series W Preferred Stock for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

PS Business Parks • 2021 Proxy Statement • B-14

(3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with the shares of Series W Preferred Stock unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of Series W Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends (including, without limitation, the shares of the Corporation’s 5.25% Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), 5.20% Cumulative Preferred Stock, Series Y (the “Series Y Preferred Stock”), and 4.875% Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”)), all dividends declared upon shares of Series W Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of Series W Preferred Stock and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of Series W Preferred Stock and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of Series W Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s common stock, par value $.01 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed, the “Common Shares”), or another stock ranking junior to the shares of Series W Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of Series W Preferred Stock as to dividends or upon liquidation. Unless full cumulative dividends on the shares of Series W Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of Series W Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Series W Preferred Stock as to dividends and upon liquidation.

(b) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series W Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of Series W Preferred Stock upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of Series W Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of Series W Preferred Stock are not paid in full, the holders of shares of Series W Preferred Stock and of such other shares (including the shares of the Series X Preferred Stock, the Series Y Preferred Stock and the Series Z Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series W Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of Series W Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(2) For purposes of liquidation rights, a reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

PS Business Parks • 2021 Proxy Statement • B-15

(c) Redemption.

(1) Except as provided in clause (9) below, the shares of Series W Preferred Stock are not redeemable prior to October 20, 2021. On and after such date, the shares of Series W Preferred Stock are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

(2) If fewer than all the outstanding shares of Series W Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors.

(3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of Series W Preferred Stock are in arrears, no shares of Series W Preferred Stock shall be redeemed unless all outstanding shares of Series W Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series W Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series W Preferred Stock pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of Series W Preferred Stock.

(4) Immediately prior to any redemption of shares of Series W Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of Series W Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series W Preferred Stock called for redemption.

(5) A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of Series W Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series W Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series W Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series W Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series W Preferred Stock to be redeemed from such holder.

(6) In order to facilitate the redemption of shares of Series W Preferred Stock, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of Series W Preferred Stock by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer

PS Business Parks • 2021 Proxy Statement • B-16

be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of Series W Preferred Stock designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for Series W Preferred Stock, as a trust fund for the benefit of the holders of the shares of Series W Preferred Stock designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

(8) Any shares of Series W Preferred Stock that shall at any time have been redeemed or otherwise reacquired shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of Series W Preferred Stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of Series W Preferred Stock so called for redemption, on the date fixed for redemption, shall be the closing price of the shares on the principal national stock exchange on which the shares are listed on the last business day prior to the redemption date, or if no sales of shares were made on such date, the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, $25,000 per share; provided that if interests in shares of Series W Preferred Stock are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of Series W Preferred Stock. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Series W Preferred Stock so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of Series W Preferred Stock, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of Series W Preferred Stock, the Corporation shall mail a notice of redemption by first class mail, postage pre-paid, to each record holder of the shares of Series W Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series W Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series W Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series W Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series W Preferred Stock to be redeemed from such holder.

PS Business Parks • 2021 Proxy Statement • B-17

(d) Voting Rights. The shares of Series W Preferred Stock shall not have any voting powers either general or special, except as required by law, except that:

(1) If the Corporation shall fail to pay full cumulative dividends on the shares of Series W Preferred Stock or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding preferred shares that are similarly entitled to this right, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 10% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

(2) The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series W Preferred Stock, voting separately as a class, will be required for any amendment to the Charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of Series W Preferred Stock, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series W Preferred Stock and any other series of preferred shares similarly entitled to this right and ranking on a parity with Series W Preferred Stock as to dividends and upon liquidation (including the shares of the Series X Preferred Stock, the Series Y Preferred Stock and the Series Z Preferred Stock), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to Series W Preferred Stock as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security. In addition, the Charter may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to Series W Preferred Stock or to create another class of preferred shares ranking on a parity with or junior to Series W Preferred Stock without the vote of the holders of outstanding shares of Series W Preferred Stock.

(3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with Series W Preferred Stock as to dividends or liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

(e) Conversion. The shares of Series W Preferred Stock are not convertible into shares of any other class or series of the capital stock of the Corporation.

PS Business Parks • 2021 Proxy Statement • B-18

ANNEX B

5.25% CUMULATIVE PREFERRED STOCK, SERIES X

The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 5.25% Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”) as set forth below shall be deemed to be part of Article V of the Articles of Amendment and Restatement (the “Charter”) of PS Business Parks, Inc. (the “Corporation”), with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

(a) Dividend Rights.

(1) Dividends shall be payable in cash on the shares of Series X Preferred Stock when, as and if declared by the Board of Directors, out of funds legally available therefor: (i) for the period (the “Initial Dividend Period”) from the Deemed Original Issue Date (as defined below) to but excluding January 1, 2018 (to be paid on December 28, 2017), and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Period Commencement Date”), commencing on January 1, 2018, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 5.25% of the $25,000 per share stated value thereof (the “Dividend Rate”). Dividends on each share of Series X Preferred Stock shall be cumulative from the Deemed Original Issue Date of such share and shall be payable, without interest thereon, when, as and if declared by the Board of Directors, on or before March 31, June 30, September 30 and December 31 (except in the case of the dividend for the Initial Dividend Period which will be paid December 28, 2017) of each year, commencing on December 28, 2017 (for the period from the Deemed Original Issue Date to but excluding January 1, 2018) or, in the case of shares of Series X Preferred Stock with a Deemed Original Issue Date after December 28, 2017, the first such dividend payment date following such Deemed Original Issue Date; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of Series X Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on Series X Preferred Stock have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of Series X Preferred Stock will not be entitled to any further dividends with respect to that Dividend Period.

“Deemed Original Issue Date” means (a) in the case of any share which is part of the first issuance of shares of Series X Preferred Stock or part of a subsequent issuance of shares of Series X Preferred Stock prior to January 1, 2018, the date of such first issuance and (b) in the case of any share which is part of a subsequent issuance of shares of Series X Preferred Stock on or after January 1, 2018, the later of (x) January 1, 2018 and (y) the latest Dividend Period Commencement Date which precedes the date of issuance of such share and which succeeds the last Dividend Period for which full cumulative dividends have been paid; provided that, in the case of any share which is part of a subsequent issuance, the date of issuance of which falls between (i) the record date for dividends payable on the first succeeding dividend payment date and (ii) such dividend payment date, the “Deemed Original Issue Date” means the date of the Dividend Period Commencement Date that immediately follows the date of issuance.

(2) Dividends payable on shares of Series X Preferred Stock for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

PS Business Parks • 2021 Proxy Statement • B-19

(3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with the shares of Series X Preferred Stock unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of Series X Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends (including, without limitation, the shares of the Corporation’s 5.20% Cumulative Preferred Stock (the “Series W Preferred Stock”), 5.20% Cumulative Preferred Stock, Series Y (the “Series Y Preferred Stock”), and 4.875% Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”)), all dividends declared upon shares of Series X Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of Series X Preferred Stock and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of Series X Preferred Stock and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of Series X Preferred Stock have been paid or declared and funds therefor set aside for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s common stock, par value $.01 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed, the “Common Shares”), or another stock ranking junior to the shares of Series X Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of Series X Preferred Stock as to dividends or upon liquidation. Unless full cumulative dividends on the shares of Series X Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of Series X Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Series X Preferred Stock as to dividends and upon liquidation.

(b) Liquidation.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series X Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of Series X Preferred Stock upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of Series X Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of Series X Preferred Stock are not paid in full, the holders of shares of Series X Preferred Stock and of such other shares (including the shares of the Series W Preferred Stock, the Series Y Preferred Stock, and the Series Z Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series X Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of Series X Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(2) For purposes of liquidation rights, a reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

PS Business Parks • 2021 Proxy Statement • B-20

(c) Redemption.

(1) Except as provided in clause (9) below, the shares of Series X Preferred Stock are not redeemable prior to September 21, 2022. On and after such date, the shares of Series X Preferred Stock are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

(2) If fewer than all the outstanding shares of Series X Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors.

(3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of Series X Preferred Stock are in arrears, no shares of Series X Preferred Stock shall be redeemed unless all outstanding shares of Series X Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series X Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series X Preferred Stock pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of Series X Preferred Stock.

(4) Immediately prior to any redemption of shares of Series X Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of Series X Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series X Preferred Stock called for redemption.

(5) A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of Series X Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series X Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series X Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series X Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series X Preferred Stock to be redeemed from such holder.

(6) In order to facilitate the redemption of shares of Series X Preferred Stock, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of Series X Preferred Stock by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer

PS Business Parks • 2021 Proxy Statement • B-21

be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of Series X Preferred Stock designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for Series X Preferred Stock, as a trust fund for the benefit of the holders of the shares of Series X Preferred Stock designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

(8) Any shares of Series X Preferred Stock that shall at any time have been redeemed or otherwise reacquired shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of Series X Preferred Stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of Series X Preferred Stock so called for redemption, on the date fixed for redemption, shall be the closing price of the shares on the principal national stock exchange on which the shares are listed on the last business day prior to the redemption date, or if no sales of shares were made on such date, the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, $25,000 per share; provided that if interests in shares of Series X Preferred Stock are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of Series X Preferred Stock. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Series X Preferred Stock so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of Series X Preferred Stock, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of Series X Preferred Stock, the Corporation shall mail a notice of redemption by first class mail, postage pre-paid, to each record holder of the shares of Series X Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series X Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series X Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series X Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series X Preferred Stock to be redeemed from such holder.

PS Business Parks • 2021 Proxy Statement • B-22

(d) Voting Rights. The shares of Series X Preferred Stock shall not have any voting powers either general or special, except as required by law, except that:

(1) If the Corporation shall fail to pay full cumulative dividends on the shares of Series X Preferred Stock or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding preferred shares that are similarly entitled to this right, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 10% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

(2) The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series X Preferred Stock, voting separately as a class, will be required for any amendment to the Charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of Series X Preferred Stock, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series X Preferred Stock and any other series of preferred shares similarly entitled to this right and ranking on a parity with Series X Preferred Stock as to dividends and upon liquidation (including the shares of the Series W Preferred Stock, the Series Y Preferred Stock and the Series Z Preferred Stock), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to Series X Preferred Stock as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security. In addition, the Charter may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to Series X Preferred Stock or to create another class of preferred shares ranking on a parity with or junior to Series X Preferred Stock without the vote of the holders of outstanding shares of Series X Preferred Stock.

(3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with Series X Preferred Stock as to dividends or liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

(e) Conversion. The shares of Series X Preferred Stock are not convertible into shares of any other class or series of the capital stock of the Corporation.

PS Business Parks • 2021 Proxy Statement • B-23

ANNEX C

5.20% CUMULATIVE PREFERRED STOCK, SERIES Y

The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 5.20% Cumulative Preferred Stock, Series Y (the “Series Y Preferred Stock”) as set forth below shall be deemed to be part of Article V of the Articles of Amendment and Restatement (the “Charter”) of PS Business Parks, Inc. (the “Corporation”), with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

(a) Dividend Rights.

(1) Dividends shall be payable in cash on the shares of Series Y Preferred Stock when, as and if declared by the Board of Directors, out of funds legally available therefor: (i) for the period (the “Initial Dividend Period”) from the Deemed Original Issue Date (as defined below) to but excluding April 1, 2018 (to be paid on March 29, 2018), and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Period Commencement Date”), commencing on April 1, 2018, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 5.20% of the $25,000 per share stated value thereof (the “Dividend Rate”). Dividends on each share of Series Y Preferred Stock shall be cumulative from the Deemed Original Issue Date of such share and shall be payable, without interest thereon, when, as and if declared by the Board of Directors, on or before March 31, June 30, September 30 and December 31 (except in the case of dividend for the Initial Dividend Period which will be paid March 29, 2018) of each year, commencing on March 29, 2018 (for the period from the Deemed Original Issue Date to but excluding April 1, 2018) or, in the case of shares of Series Y Preferred Stock with a Deemed Original Issue Date after March 29, 2018, the first such dividend payment date following such Deemed Original Issue Date; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of Series Y Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on Series Y Preferred Stock have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of Series Y Preferred Stock will not be entitled to any further dividends with respect to that Dividend Period.

“Deemed Original Issue Date” means (a) in the case of any share which is part of the first issuance of shares of Series Y Preferred Stock or part of a subsequent issuance of shares of Series Y Preferred Stock prior to April 1, 2018, the date of such first issuance and (b) in the case of any share which is part of a subsequent issuance of shares of Series Y Preferred Stock on or after April 1, 2018, the later of (x) April 1, 2018 and (y) the latest Dividend Period Commencement Date which precedes the date of issuance of such share and which succeeds the last Dividend Period for which full cumulative dividends have been paid; provided that, in the case of any share which is part of a subsequent issuance, the date of issuance of which falls between (i) the record date for dividends payable on the first succeeding dividend payment date and (ii) such dividend payment date, the “Deemed Original Issue Date” means the date of the Dividend Period Commencement Date that immediately follows the date of issuance.

(2) Dividends payable on shares of Series Y Preferred Stock for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

PS Business Parks • 2021 Proxy Statement • B-24

(3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with the shares of Series Y Preferred Stock unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of Series Y Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends (including, without limitation, the shares of the Corporation’s 5.20% Cumulative Preferred Stock, Series W (the “Series W Preferred Stock”), 5.25% Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), and 4.875% Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”)), all dividends declared upon shares of Series Y Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of Series Y Preferred Stock and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of Series Y Preferred Stock and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of Series Y Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s common stock, par value $.01 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed, the “Common Shares”), or another stock ranking junior to the shares of Series Y Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of Series Y Preferred Stock as to dividends or upon liquidation. Unless full cumulative dividends on the shares of Series Y Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of Series Y Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Series Y Preferred Stock as to dividends and upon liquidation.

(b) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series Y Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of Series Y Preferred Stock upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of Series Y Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of Series Y Preferred Stock are not paid in full, the holders of shares of Series Y Preferred Stock and of such other shares (including the shares of the Series W Preferred Stock, the Series X Preferred Stock and the Series Z Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series Y Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of Series Y Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(2) For purposes of liquidation rights, a reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

PS Business Parks • 2021 Proxy Statement • B-25

(c) Redemption.

(1) Except as provided in clause (9) below, the shares of Series Y Preferred Stock are not redeemable prior to December 7, 2022. On and after such date, the shares of Series Y Preferred Stock are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

(2) If fewer than all the outstanding shares of Series Y Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors.

(3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of Series Y Preferred Stock are in arrears, no shares of Series Y Preferred Stock shall be redeemed unless all outstanding shares of Series Y Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series Y Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series Y Preferred Stock pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of Series Y Preferred Stock.

(4) Immediately prior to any redemption of shares of Series Y Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of Series Y Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series Y Preferred Stock called for redemption.

(5) A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of Series Y Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series Y Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series Y Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series Y Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series Y Preferred Stock to be redeemed from such holder.

(6) In order to facilitate the redemption of shares of Series Y Preferred Stock, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of Series Y Preferred Stock by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer

PS Business Parks • 2021 Proxy Statement • B-26

be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of Series Y Preferred Stock designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for Series Y Preferred Stock, as a trust fund for the benefit of the holders of the shares of Series Y Preferred Stock designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

(8) Any shares of Series Y Preferred Stock that shall at any time have been redeemed or otherwise reacquired shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of Series Y Preferred Stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of Series Y Preferred Stock so called for redemption, on the date fixed for redemption, shall be the closing price of the shares on the principal national stock exchange on which the shares are listed on the last business day prior to the redemption date, or if no sales of shares were made on such date, the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, $25,000 per share; provided that if interests in shares of Series Y Preferred Stock are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of Series Y Preferred Stock. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Series Y Preferred Stock so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of Series Y Preferred Stock, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of Series Y Preferred Stock, the Corporation shall mail a notice of redemption by first class mail, postage pre-paid, to each record holder of the shares of Series Y Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series Y Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series Y Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series Y Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series Y Preferred Stock to be redeemed from such holder.

PS Business Parks • 2021 Proxy Statement • B-27

(d) Voting Rights. The shares of Series Y Preferred Stock shall not have any voting powers either general or special, except as required by law, except that:

(1) If the Corporation shall fail to pay full cumulative dividends on the shares of Series Y Preferred Stock or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding preferred shares that are similarly entitled to this right, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 10% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

(2) The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series Y Preferred Stock, voting separately as a class, will be required for any amendment to the Charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of Series Y Preferred Stock, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series Y Preferred Stock and any other series of preferred shares similarly entitled to this right and ranking on a parity with Series Y Preferred Stock as to dividends and upon liquidation (including the shares of the Series W Preferred Stock, the Series X Preferred Stock and the Series Z Preferred Stock), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to Series Y Preferred Stock as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security. In addition, the Charter may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to Series Y Preferred Stock or to create another class of preferred shares ranking on a parity with or junior to Series Y Preferred Stock without the vote of the holders of outstanding shares of Series Y Preferred Stock.

(3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with Series Y Preferred Stock as to dividends or liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

(e) Conversion. The shares of Series Y Preferred Stock are not convertible into shares of any other class or series of the capital stock of the Corporation.

PS Business Parks • 2021 Proxy Statement • B-28

ANNEX D

4.875% CUMULATIVE PREFERRED STOCK, SERIES Z

The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 4.875% Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”) as set forth below shall be deemed to be part of Article V of the Articles of Amendment and Restatement (the “Charter”) of PS Business Parks, Inc. (the “Corporation”), with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

(a) Dividend Rights.

(1) Dividends shall be payable in cash on the shares of Series Z Preferred Stock when, as and if declared by the Board of Directors, out of funds legally available therefor: (i) for the period (the “Initial Dividend Period”) from the Deemed Original Issue Date (as defined below) to but excluding January 1, 2020 (to be paid on December 31, 2019), and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Period Commencement Date”), commencing on January 1, 2020, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 4.875% of the $25,000 per share stated value thereof (the “Dividend Rate”). Dividends on each share of Series Z Preferred Stock shall be cumulative from the Deemed Original Issue Date of such share and shall be payable, without interest thereon, when, as and if declared by the Board of Directors, on or before March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2019 or, in the case of shares of Series Z Preferred Stock with a Deemed Original Issue Date after December 31, 2019, the first such dividend payment date following such Deemed Original Issue Date; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of Series Z Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on Series Z Preferred Stock have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of Series Z Preferred Stock will not be entitled to any further dividends with respect to that Dividend Period.

“Deemed Original Issue Date” means (a) in the case of any share which is part of the first issuance of shares of Series Z Preferred Stock or part of a subsequent issuance of shares of Series Z Preferred Stock prior to January 1, 2020, the date of such first issuance and (b) in the case of any share which is part of a subsequent issuance of shares of Series Z Preferred Stock on or after January 1, 2020, the later of (x) January 1, 2020 and (y) the latest Dividend Period Commencement Date which precedes the date of issuance of such share and which succeeds the last Dividend Period for which full cumulative dividends have been paid; provided that, in the case of any share which is part of a subsequent issuance, the date of issuance of which falls between (i) the record date for dividends payable on the first succeeding dividend payment date and (ii) such dividend payment date, the “Deemed Original Issue Date” means the date of the Dividend Period Commencement Date that immediately follows the date of issuance.

(2) Dividends payable on shares of Series Z Preferred Stock for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

PS Business Parks • 2021 Proxy Statement • B-29

(3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with the shares of Series Z Preferred Stock unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of Series Z Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends (including, without limitation, the shares of the Corporation’s 5.20% Cumulative Preferred Stock, Series W (the “Series W Preferred Stock”), 5.25% Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), and 5.20% Cumulative Preferred Stock, Series Y (the “Series Y Preferred Stock”)), all dividends declared upon shares of Series Z Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of Series Z Preferred Stock and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of Series Z Preferred Stock and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of Series Z Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s common stock, par value $.01 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed, the “Common Shares”), or another stock ranking junior to the shares of Series Z Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of Series Z Preferred Stock as to dividends or upon liquidation. Unless full cumulative dividends on the shares of Series Z Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of Series Z Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Series Z Preferred Stock as to dividends and upon liquidation.

(b) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series Z Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of Series Z Preferred Stock upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of Series Z Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of Series Z Preferred Stock are not paid in full, the holders of shares of Series Z Preferred Stock and of such other shares (including the shares of the Series W Preferred Stock, the Series X Preferred Stock and the Series Y Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series Z Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of Series Z Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(2) For purposes of liquidation rights, a reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

PS Business Parks • 2021 Proxy Statement • B-30

(c) Redemption.

(1) Except as provided in clause (9) below, the shares of Series Z Preferred Stock are not redeemable prior to November 4, 2024. On and after such date, the shares of Series Z Preferred Stock are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

(2) If fewer than all the outstanding shares of Series Z Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors.

(3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of Series Z Preferred Stock are in arrears, no shares of Series Z Preferred Stock shall be redeemed unless all outstanding shares of Series Z Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series Z Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series Z Preferred Stock pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of Series Z Preferred Stock.

(4) Immediately prior to any redemption of shares of Series Z Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of Series Z Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series Z Preferred Stock called for redemption.

(5) A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of Series Z Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series Z Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series Z Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series Z Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series Z Preferred Stock to be redeemed from such holder.

(6) In order to facilitate the redemption of shares of Series Z Preferred Stock, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of Series Z Preferred Stock by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer

PS Business Parks • 2021 Proxy Statement • B-31

be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of Series Z Preferred Stock designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for Series Z Preferred Stock, as a trust fund for the benefit of the holders of the shares of Series Z Preferred Stock designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

(8) Any shares of Series Z Preferred Stock that shall at any time have been redeemed or otherwise reacquired shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of Series Z Preferred Stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of Series Z Preferred Stock so called for redemption, on the date fixed for redemption, shall be the closing price of the shares on the principal national stock exchange on which the shares are listed on the last business day prior to the redemption date, or if no sales of shares were made on such date, the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, $25,000 per share; provided that if interests in shares of Series Z Preferred Stock are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of Series Z Preferred Stock. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Series Z Preferred Stock so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of Series Z Preferred Stock, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of Series Z Preferred Stock, the Corporation shall mail a notice of redemption by first class mail, postage pre-paid, to each record holder of the shares of Series Z Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series Z Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series Z Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series Z Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series Z Preferred Stock to be redeemed from such holder.

PS Business Parks • 2021 Proxy Statement • B-32

(d) Voting Rights. The shares of Series Z Preferred Stock shall not have any voting powers either general or special, except as required by law, except that:

(1) If the Corporation shall fail to pay full cumulative dividends on the shares of Series Z Preferred Stock or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding preferred shares that are similarly entitled to this right, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 10% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

(2) The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series Z Preferred Stock, voting separately as a class, will be required for any amendment to the Charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of Series Z Preferred Stock, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series Z Preferred Stock and any other series of preferred shares similarly entitled to this right and ranking on a parity with Series Z Preferred Stock as to dividends and upon liquidation (including the shares of the Series W Preferred Stock, the Series X Preferred Stock and the Series Y Preferred Stock), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to Series Z Preferred Stock as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security. In addition, the Charter may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to Series Z Preferred Stock or to create another class of preferred shares ranking on a parity with or junior to Series Z Preferred Stock without the vote of the holders of outstanding shares of Series Z Preferred Stock.

(3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with Series Z Preferred Stock as to dividends or liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

(e) Conversion. The shares of Series Z Preferred Stock are not convertible into shares of any other class or series of the capital stock of the Corporation.

PS Business Parks • 2021 Proxy Statement • B-33

Annex C

PS BUSINESS PARKS, INC.

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of PS Business Parks, Inc. (the “Corporation”) shall be located at such place or places as the board of directors (the “Board of Directors”) may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be set by the Board of Directors and stated in the notice of the meeting. If authorized by the Board of Directors, and subject to applicable provisions of Maryland law and any guidelines and procedures that the Board of Directors may adopt, stockholders not physically present in person or by proxy at a meeting of stockholders may, by electronic transmission by and to the Corporation including by electronic video screen stockholders, participate in a meeting of stockholders, be deemed present in person or by proxy, and vote at a meeting of stockholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the Corporation or by electronic video screen communication.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors (the “Directors”) and the transaction of any business within the powers of the Corporation shall be held each year on a date and at the time and place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

Section 3. SPECIAL MEETINGS.

(a) General. Each of the chairman of the board, chief executive officer, president and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the person or persons calling the meeting. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than 10% of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that

PS Business Parks • 2021 Proxy Statement • C-1

would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 10% of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a business day on the first preceding business day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b). Notwithstanding anything to the contrary in these Bylaws, the Board of Directors may submit its own proposal or proposals for consideration at any such Stockholder-Requested Meeting.

PS Business Parks • 2021 Proxy Statement • C-2

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five business days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give notice to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting. Such notice shall state the time and place (if any) of the meeting, the means of remote communication (if any) by which the stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. Such notice shall be written and may be delivered either by mail or nationally recognized private delivery service, by presenting it to such stockholder personally, by leaving it at his or her residence or usual place of business, or by any other means permitted under Maryland law, including by transmitting it to such stockholder by electronic mail to any electronic mail address of such stockholder or through any other electronic transmission by the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Section 5. SCOPE OF NOTICE. Subject to Section 12(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

PS Business Parks • 2021 Proxy Statement • C-3

Section 6. ORGANIZATION AND CONDUCT. At every meeting of the stockholders, the chairman of the Board of Directors, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the Board of Directors, one of the following officers present shall conduct the meeting in the order stated: the chief executive officer, the president, the chief operating officers, if there be any, in their order of rank and seniority, the vice presidents in their order of rank and seniority, or, if no such officer is present, a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary, or, in his or her absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary.

The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) determining when and for how long the polls should be open and closed; (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting; (i) concluding a meeting; and (j) complying with any state and local laws and regulations concerning health, safety or security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum, but this section shall not affect any requirement under any statute or under the charter of the Corporation (the “Charter”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than would be required to establish a quorum.

Section 8. VOTING. Except as provided in these Bylaws or otherwise required by law or the Charter, a majority of all the votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director; provided, that if the number of persons lawfully nominated exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the votes cast at the meeting at which a quorum is present. Each share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the share of stock is entitled to be voted, without any right to cumulate votes. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different proportion of the votes cast or entitled to be cast is required herein or by rule or regulation or by statute or by the Charter. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be by voice unless the presiding officer shall order that voting be by ballot.

Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with

PS Business Parks • 2021 Proxy Statement • C-4

the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 10. VOTING OF STOCK BY CERTAIN HOLDERS. Shares of stock of the Corporation registered in the name of a corporation, partnership, limited liability company, corporation or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, manager or director thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person (1) has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or pursuant to an agreement of the partners of the partnership or of the members of the limited liability company, and (2) presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any director or other fiduciary may vote shares of stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

Section 11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares of stock represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results, hear and determine all challenges and questions arising in connection with the right to vote and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER PROPOSALS BY STOCKHOLDERS.

(a) Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of business other than nominations of Directors to be considered by the stockholders at an annual meeting of stockholders shall be made: (i) pursuant to the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise by or at the direction of the Board of Directors or (iii) by a stockholder of the Corporation who was a stockholder of record both at the time of giving of notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business, as the case may be, and who complied with the notice procedures set forth in Sections 12(a)(2), (4) and (5), in the case of nominations of Directors, and Sections 12(a)(3) and (4), in the case of business other than the nomination of Directors.

PS Business Parks • 2021 Proxy Statement • C-5

(2) For nominations to be properly brought before an annual meeting by a stockholder pursuant to Section 12(a)(1)(iii), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation (the “Stockholder Notice”) containing the information specified in this Section 12(a)(2). To be timely, such Stockholder Notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the preceding year’s annual meeting nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting or delayed by more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, such Stockholder Notice to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Stockholder Notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (A) a description of all agreements, arrangements or understandings between such stockholder and such beneficial owner (if any) on whose behalf the nomination is made, on the one hand, and such potential nominee and any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination is to be made by such stockholder, and (B) all other information relating to such potential nominee that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (ii) as to the stockholder giving such Stockholder Notice and the beneficial owner (if any) on whose behalf the nomination is made, the additional information specified in Section 12(a)(4) below.

(3) For business other than the nomination of Directors to be properly brought before an annual meeting by a stockholder pursuant to Section 12(a)(1)(iii), the stockholder must have given a timely Stockholder Notice in writing to the secretary of the Corporation containing the information specified in this Section 12(a)(3). To be timely, such Stockholder Notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the preceding year’s annual meeting nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting or delayed by more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, such Stockholder Notice to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Stockholder Notice shall set forth: (i) a brief description of the business desired to be brought before the meeting (including the complete text of any proposed resolutions or proposed amendments to these Bylaws or other governing documents of the Corporation), the reasons for conducting such business at the meeting, a brief written statement of the reasons why the stockholder and the beneficial owner (if any) on whose behalf the proposal is made support such business, and any material interest in such business of such stockholder and of such beneficial owner (if any); (ii) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder and the beneficial owner (if any) on whose behalf the proposal is made, on the one hand, and any of their respective affiliates or associates and any others (including their names) acting in concert with any of the foregoing, on the other hand, and a representation that such stockholder and such beneficial owner (if any) will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made; and (iii) as to the stockholder giving such Stockholder Notice and the beneficial owner (if any) on whose behalf the proposal is made, the additional information specified in Section 12(a)(4) below.

PS Business Parks • 2021 Proxy Statement • C-6

(4) Each Stockholder Notice delivered pursuant to Section 12(a)(2) or Section 12(a)(3) also must contain the following information as to the stockholder giving the Stockholder Notice and the beneficial owner (if any) on whose behalf the nomination is made (in the case of Section 12(a)(2)) or the business other than the nomination of Directors is desired to be brought (in the case of Section 12(a)(3)):

(A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner (if any);

(B) the class or series and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner (if any), including the proportionate interest in the shares of stock of the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner (if any) is a general partner or a direct or indirect beneficial owner of an interest in a general partner, as of the date of the Stockholder Notice, and the date(s) on which such shares were acquired and the investment intent of each such acquisition, and a representation that such stockholder and such beneficial owner (if any) will notify the Corporation in writing of the class or series and number of such shares (including the proportionate interest in the shares held through a general or limited partnership) owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made;

(C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder and/or such beneficial owner (if any) as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or beneficial owner or any of their respective affiliates, and a representation that such stockholder and such beneficial owner (if any) will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made;

(D) a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be;

(E) a representation as to whether such stockholder or such beneficial owner (if any) intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of stock required to elect the proposed Director nominee or to approve or adopt the other business proposal, as the case may be, and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal, as the case may be;

(F) the name and address of any person who contacted or was contacted by the stockholder giving the notice about the proposed nominee(s) or other business proposal prior to the date of such stockholder’s notice; and

(G) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(5) Notwithstanding anything to the contrary in this Section 12(a), in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 12(a)(2) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day immediately following the day on which such public announcement is first made by the Corporation.

PS Business Parks • 2021 Proxy Statement • C-7

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected only (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Upon written request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board of Directors or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the stockholder pursuant to this Section 12. If a stockholder fails to provide such written verification within such period, the secretary or the Board of Directors or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 12.

(2) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12, except as may be required pursuant to Rule 14a-8, or any successor provision, under the Exchange Act or such similar rule promulgated by the Securities and Exchange Commission that governs the inclusion of stockholder proposals in proxy materials for consideration at a stockholders meeting. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or other business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

(3) For purposes of this Section 12, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act.

(4) Except as set forth in Section 15 of this Article II, Sections 12(a) and (b) shall be the exclusive means for a stockholder to make nominations or submit business before an annual meeting of the stockholders. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Sections 12(a) and (b). Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal

PS Business Parks • 2021 Proxy Statement • C-8

in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8, or any successor provision, under the Exchange Act.

(5) Nothing in this Section 12 shall require disclosure of revocable proxies received by a stockholder pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholders under Section 14(a) of the Exchange Act.

Section 13. TELEPHONE MEETINGS. The Board of Directors or the chairman of the meeting may permit stockholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Nothing in this Section 13 shall limit the ability of the Corporation to conduct a meeting via remote communication as contemplated by Maryland law.

Section 14. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent which sets forth the action is given in writing or by electronic transmission and is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, that a Director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the Directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors. All such consents shall be filed with the secretary of the Corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder’s proxy holders, or a transferee of the shares, or a personal representative of the stockholder or their respective proxy holders may revoke the consent by a writing received by the secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all stockholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such stockholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting at least ten days before the consummation of any action authorized by that approval.

Section 15. PROXY ACCESS.

(a) Inclusion of Director Nominees in Proxy Materials. Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 15, the Corporation shall include in the proxy materials, in addition to any individuals nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 15 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 15, the “Required Information” that the Corporation shall include in the proxy materials is (A) the information provided to the secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the proxy materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 15 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from the proxy materials any information or Statement (or portion thereof) that the Board of Directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation. The Board of Directors may also, in its sole discretion, include any statement in opposition to the Stockholder Nominee.

PS Business Parks • 2021 Proxy Statement • C-9

(b) Stockholder Eligibility. To be eligible to require the Corporation to include a Stockholder Nominee in the proxy materials pursuant to this Section 15, an Eligible Stockholder must have Owned (as defined below) at least three percent or more of the Corporation’s common stock outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both (i) the date the Notice of Proxy Access Nomination is delivered or mailed to the secretary of the Corporation in accordance with this Section 15 and (ii) the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 15, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of common stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding common stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or its Affiliate or (D) for which the stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the stockholder and that expressly directs the proxy holder to vote at the direction of the stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” common stock held in the name of a nominee or other intermediary so long as the stockholder retains the full right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the common stock. An Eligible Stockholder’s Ownership of common stock shall be deemed to continue during any period in which the stockholder has loaned such common stock, provided that the Eligible Stockholder has the power to recall such loaned shares on five business days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of stockholders. For purposes of this Section 15, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding common stock are “Owned” for these purposes shall be determined by the Board of Directors, in its sole discretion, which determination shall be conclusive and binding on the Corporation and its stockholders. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.

(c) Notice. To be eligible to require the Corporation to include a Stockholder Nominee in the proxy materials pursuant to this Section 15, an Eligible Stockholder must provide to the secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the proxy materials pursuant to this Section 15 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, a stockholder’s Notice of Proxy Access Nomination must be delivered to or mailed and received by the secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting or delayed by more than 60 days after such anniversary date, or if no annual meeting was held in the precedent year, the Notice of Proxy Access Nomination by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation. In no event

PS Business Parks • 2021 Proxy Statement • C-10

shall the public announcement of a postponement of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notice Requirements. To be in proper form for purposes of this Section 15, the Notice of Proxy Access Nomination delivered or mailed to and received by the secretary shall include the following information:

(1) One or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven business days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to the secretary of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five business days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 15;

(2) A copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(3) Information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 12(a)(2)(i) of this Article II, including the written consent of the Stockholder Nominee to being named in the proxy materials as a nominee and to serving as a Director if elected;

(4) A copy (or if oral a written summary) of any agreement, arrangement or understanding to which the Stockholder Nominee is a party with any person or entity other than the Corporation in connection in connection with service or action as a Director, including with respect to any direct or indirect compensation, reimbursement or indemnification;

(5) The written agreement of the Stockholder Nominee, upon such Stockholder Nominee’s election, to be bound by the Corporation’s Code of Ethics, Business Conduct Standards, Corporate Governance Guidelines and other similar policies and procedures and to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all Directors at such time;

(6) A representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the proxy materials pursuant to this Section 15, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has not provided and will not provide facts, statements or information in its communications with the Corporation and the stockholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading, and (G) in the case of a nomination by a group of stockholders

PS Business Parks • 2021 Proxy Statement • C-11

that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and

(7) A written undertaking that the Eligible Stockholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 15, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 15 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the proxy materials pursuant to this Section 15, (B) indemnifies and holds harmless the Corporation and each of its Directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of such Eligible Stockholder’s nomination of a Stockholder Nominee or the Corporation’s inclusion of such Stockholder Nominee in the proxy materials pursuant to this Section 15, and (C) will comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting.

At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Corporation’s Directors. The Corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an independent Director (as determined under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed), (B) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine whether the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.

(e) Supplemental Information. To be eligible to require the Corporation to include a Stockholder Nominee in the proxy materials pursuant to this Section 15, an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 15 shall be true, correct and complete as of the record date for the annual meeting of stockholders and as of the date that is ten business days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the secretary at the principal executive office of the Corporation not later than close of business on the fifth business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than close of business on the eighth business day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any postponement or adjournment thereof).

(f) Stockholder Nominee Undertaking. In the event that any facts, statements or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.

(g) Stockholder Groups. Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible

PS Business Parks • 2021 Proxy Statement • C-12

Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall constitute a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 15, a Qualifying Fund Family whose share Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, to demonstrate that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

(h) Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two or (B) 20% of the number of Directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number (but higher than two), the closest whole number below 20%; provided that the maximum number of Stockholder Nominees entitled to be included in the proxy materials with respect to a forthcoming annual meeting of stockholders shall be reduced by the number of individuals who were elected as Directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the proxy materials pursuant to this Section 15 and whom the Board of Directors nominates for re-election at such forthcoming annual meeting of stockholders. In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the election of Directors at the forthcoming annual meeting of stockholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 15 shall be calculated based on the number of Directors serving as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the proxy materials pursuant to this Section 15 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 15 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 15(h). In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of nominees eligible for inclusion in the proxy materials pursuant to this Section 15(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the proxy materials until the maximum number is reached, proceeding in order of the number of common stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the secretary of the Corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this Section 15(h) shall be the only Stockholder Nominees entitled to be included in the proxy materials and, following such selection, if the Stockholder Nominees so selected are not included in the proxy materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 15), no other Stockholder Nominees shall be included in the proxy materials pursuant to this Section 15.

(i) Exceptions. The Corporation shall not be required to include, pursuant to this Section 15, a Stockholder Nominee in the proxy materials for any annual meeting of stockholders (A) for which meeting the secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 12 of this Article II and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this

PS Business Parks • 2021 Proxy Statement • C-13

Section 15, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in or has been or is a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if such Stockholder Nominee would not qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed), (D) if such Stockholder Nominee is or becomes a party to any agreement, arrangement or understanding that the Stockholder Nominee is a party to with any person or entity other than the Corporation as to how such person, if elected as a Director, will act or vote on any issue or question, (E) if such Stockholder Nominee is or becomes a party to any agreement, arrangement or understanding that the Stockholder Nominee is a party to with any person or entity other than the Corporation in connection with any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director which is not promptly disclosed to the Corporation, (F) if the election of such Stockholder Nominee as a Director would cause the Corporation to fail to comply with these Bylaws, the Charter, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (G) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (H) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (I) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (J) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any facts, statements or information to the Corporation or the stockholders required or requested pursuant to this Section 15 that are not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 15 or (K) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 15, in each instance as determined by the Board of Directors, in its sole discretion.

(j) Invalid Nominations. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations, agreements or representations under this Section 15, as determined by the Board of Directors or the chairman of the meeting, or (ii) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present any nomination of the Stockholder Nominee(s) included in the proxy materials pursuant to this Section 15. For purposes of this Section 15(j), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.

(k) Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the proxy materials for an annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, shall be ineligible for inclusion in the proxy materials as a Stockholder Nominee pursuant to this Section 15 for the next two annual meeting of stockholders. For the avoidance of doubt, this Section 15(k) shall not prevent any stockholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 13 of this Article III.

(l) Securities and Exchange Commission Filings. The Eligible Stockholder (including any person who owns shares of capital stock of the Corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 15(b) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or

PS Business Parks • 2021 Proxy Statement • C-14

whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(m) Exclusive Method. This Section 15 provides the exclusive method for a stockholder to require the Corporation to include nominee(s) for election to the Board of Directors in the proxy materials.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In the case of failure to elect Directors at an annual meeting of the stockholders, the Directors holding over shall continue to direct the management of the business and affairs of the Corporation until their successors are elected and qualify.

Section 2. NUMBER, ELECTION, AND QUALIFICATIONS. The stockholders or a majority of the entire Board of Directors, at any regular or special meeting called for such purpose, may establish, increase or decrease the number of Directors; provided, that the number thereof shall not be fewer than seven, nor more than 13; and further provided, that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. Unless otherwise provided in the Charter or these Bylaws, the Directors shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve until the next annual meeting of the stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal. Any Director may resign at any time by delivering written notice to the Board of Directors, effective upon execution and delivery of such written notice or upon any future date specified in the notice. The acceptance of the resignation shall not be necessary to make it effective unless otherwise stated in the resignation. At least a majority of the Board of Directors shall be directors whom the Board of Directors has determined are independent under the standards established by the Board of Directors and in accordance with the then applicable listing requirements of the New York Stock Exchange. A Director shall be an individual at least 21 years of age who is not under legal disability.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the chief executive officer or the president or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, U.S. mail or courier to each Director at his or her business or residence address or by any other means permitted under Maryland law. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by U.S. mail shall be given at least five days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by U.S. mail shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or

PS Business Parks • 2021 Proxy Statement • C-15

delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other proportion of a particular group of Directors is required for action, a quorum must also include a majority of such group.

The Directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave less than would be required to establish a quorum.

Section 7. VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Corporation by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 10. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman of the Board of Directors, the vice chairman, if any, of the Board of Directors, or, in the absence of both the chairman and the vice chairman, if any, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a Director chosen by a majority of the remaining Directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 11. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation, or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than a quorum of Directors remain). Any vacancy (including a vacancy created by an increase in the number of Directors) may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Directors, even if the remaining Directors do not constitute a quorum, except that a vacancy created by the removal of a Director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting of stockholders at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. Any individual so elected as Director shall hold office for the unexpired term of the Director he or she is replacing and until a successor is elected and qualifies.

Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Directors. Directors may be

PS Business Parks • 2021 Proxy Statement • C-16

reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.

Section 14. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15. REMOVAL OF DIRECTORS. The stockholders may remove any Director in the manner provided in the Charter or the MGCL.

Section 16. RELIANCE. Each Director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Directors or officers of the Corporation, as to matters which the Director, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, regardless of whether such counsel or expert may also be a Director.

Section 17. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 18. CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. A Director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any Director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 19. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors may be called by any director or officer by any means feasible under the circumstances, (b) notice of any meeting of the Board of Directors during such an emergency may be given less than 72 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation

PS Business Parks • 2021 Proxy Statement • C-17

Committee and may appoint other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors; provided, however, that the membership of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee at all times shall comply with the independence and other listing requirements and rules and regulations of the New York Stock Exchange and the rules and regulations promulgated under the federal securities laws, and any other independence and other requirements set forth in the Corporation’s corporate governance guidelines and applicable committee charters.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Directors, except as prohibited by law.

Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member provided that such Director meets the requirements of such committee. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4. QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority present shall be the act of such committee. The Board of Directors, or the members of a committee to which such power has been duly delegated by the Board of Directors, may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide.

Section 5. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Corporation by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 7. VACANCIES, REMOVAL AND DISSOLUTION. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the Board of Directors, a vice chairman of the Board of Directors, a chief executive officer, one or more chief operating officers, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chief executive officer or president may appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except (1) president and vice president and (2) chief executive officer and vice president may be held by the same person. In its discretion, the Board of Directors may leave any office unfilled. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

PS Business Parks • 2021 Proxy Statement • C-18

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors, with or without cause, if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, for the general management and administration of the business and affairs of the Corporation, and for the supervision of other officers. The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the chairman of the Board of Directors or the vice chairman of the Board of Directors, if there be one, the chief executive officer shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate one or more chief operating officers. Each chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 7. CHAIRMAN OF THE BOARD. The Board of Directors may designate a chairman of the Board of Directors and shall provide whether the chairman of the Board of Directors shall also be an officer of the Corporation. The chairman of the Board of Directors shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Corporation. The chairman of the Board of Directors, if designated as an officer of the Corporation, may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The chairman of the Board of Directors shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 8. PRESIDENT. In the absence of the chairman of the Board of Directors and the chief executive officer, the president shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. In the absence of a designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 9. VICE PRESIDENTS. In the absence of each of the chairman of the board, chief executive officer and the president or in the event of a vacancy in all three offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other

PS Business Parks • 2021 Proxy Statement • C-19

duties as from time to time may be assigned to him or her by the chief executive officer or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, as senior vice president or as vice president for particular areas of responsibility. The chief executive officer or, in the event there is no chief executive officer, the president may designate one or more vice presidents as vice president for particular areas of responsibility.

Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president, the chief executive officer or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

Section 13. COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors or a committee thereof and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer or any other officer designated by the Board of Directors may determine.

PS Business Parks • 2021 Proxy Statement • C-20

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares of stock a written statement of the information required by the MGCL to be included on share certificates.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock of the Corporation will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificates may be issued. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to 5:00 p.m., Eastern Time, on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

PS Business Parks • 2021 Proxy Statement • C-21

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 p.m., Eastern Time, on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class of stock held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred to the books of the Corporation only in such unit.

Section 7. REPURCHASES OF STOCK. The Corporation may purchase or reacquire its stock and invest its assets in its own stock to the extent permitted by the MGCL, provided that in each case the approval of the Board of Directors shall have been obtained.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the applicable provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the applicable provisions of law and the Charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

PS Business Parks • 2021 Proxy Statement • C-22

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year and state of its incorporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the charter, these Bylaws and any indemnification agreement or resolution of the Board of Directors in effect from time to time, the Corporation shall indemnify, and pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to, (a) any present or former director or officer of the Corporation against any claim or liability to which he or she may become subject by reason of service in such capacity, and (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. In addition, the Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses to any individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after

PS Business Parks • 2021 Proxy Statement • C-23

the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

These Bylaws may be amended, altered or repealed, and new Bylaws adopted, by the Board of Directors or by the affirmative vote of holders of shares of the Corporation representing not less than a majority of all the votes entitled to be cast on the matter; provided, however, the Board of Directors may adopt a Bylaw or amendment of a Bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Charter, and provided further that the Bylaw relating to restrictions on the repurchase by the Corporation of its stock (Section 7 of Article VII) may not be amended or repealed without the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

ARTICLE XV

BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

ARTICLE XVI

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or its stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or these Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.

ARTICLE XVII

SEVERABILITY

If any provision of the Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.

* * * *

PS Business Parks • 2021 Proxy Statement • C-24

PS BUSINESS PARKS, INC. ATTN: INVESTOR SERVICES DEPARTMENT 701 WESTERN AVE. GLENDALE, CA 91201-2349	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 19, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 15, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PSB2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 19, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 15, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D33904-P50047	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PS BUSINESS PARKS, INC.	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:

1. Election of Director	☐	☐	☐

Nominees:

01) Ronald L. Havner, Jr.	06) Robert S. Rollo
02) Maria R. Hawthorne	07) Joseph D. Russell, Jr.
03) Jennifer Holden Dunbar	08) Peter Schultz
04) Kristy M. Pipes	09) Stephen W. Wilson
05) Gary E. Pruitt

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

2. Advisory vote to approve the compensation of Named Executive Officers.	☐	☐	☐

3. Approval of the reincorporation of the Company from the State of California to the State of Maryland.	☐	☐	☐

4. Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for PS Business Parks, Inc. for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

D33905-P50047

PS BUSINESS PARKS, INC. 701 Western Avenue Glendale, California 91201-2349 This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned, a record holder of Common Stock of PS Business Parks, Inc. and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Nathaniel A. Vitan and Jeffrey D. Hedges, or either of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on February 26, 2021, at the Annual Meeting of Shareholders to be held on April 20, 2021 (the “Annual Meeting”) and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the shares of Common Stock credited to the undersigned’s account under the 401(k) Plan on February 26, 2021, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/ or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK TO WHICH THIS PROXY/ INSTRUCTION CARD RELATES IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS 2, 3 AND 4. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON STOCK IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.

401(k) Plan Participants—The undersigned, if a participant in the 401(k) Plan, hereby directs Wells Fargo Bank, N.A. as Trustee for the 401(k) Plan to vote all Common Shares allocated to my account as of February 26, 2021. I understand that I am to mail this confidential voting instruction card to Broadridge, acting as tabulation agent or vote by PHONE OR INTERNET, as described on the reverse side of this card, and that my instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on April 15, 2021. If my instructions are not received by that time and date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the 401(k) Plan document.

Continued and to be signed on reverse side